Exhibit 4.3

PURCHASE AGREEMENT NUMBER PA-03941

between

THE BOEING COMPANY

and

Aviation Finance and Leasing S.à.r.l.

Relating to Boeing Model 737-8MD Aircraft

XLR-PA-03941	PA Page 1

BOEING PROPRIETARY

ARTICLES
Article 1.	[*]
Article 2.	[*]
Article 3.	[*]
Article 4.	[*]
Article 5.	[*]

TABLE
1.	[*]

EXHIBIT
A.	[*]
B.	[*]

SUPPLEMENTAL EXHIBITS
AE1.	Escalation Adjustment/Airframe and Optional Features
BFE1.	BFE Variables
CS1.	Customer Support Variables
EE1.	Engine Escalation, Engine Warranty and Patent Indemnity
SLP1.	Service Life Policy Components

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
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BOEING PROPRIETARY

LETTER AGREEMENTS

LA-1300286       [*]

LA-1300287       [*]

LA-1300288       [*]

LA-1300289       [*]

LA-1300290       [*]

LA-1300291       Seller Purchased Equipment

LA-1300292       [*]

LA-1300293       Spare Parts Initial Provisioning

LA-1300294       Spares Flight Crew Training

LA-1300295       [*]

LA-1300296       Shareholder Approval

LA-1300297       [*]

LA-1300298       [*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941	PA Page 3
BOEING PROPRIETARY

Purchase Agreement No. PA-03941

between

The Boeing Company

and

Aviation Finance and Leasing S.à.r.l.

[*]

1.  [*]

[*]

2. [*]

[*]

3.[*]

3.1 [*]

3.2 [*]

4. [*]

4.1[*]

4.2 [*]

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941	PA Page 4
BOEING PROPRIETARY

4.3 [*]

4.4 [*]

5.[*]

5.1 [*]

5.2 [*]

5.3 [*]

5.4 [*]

5.5 [*]

5.6 [*]

5.7 [*]

5.8 [*]
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941	PA Page 5
BOEING PROPRIETARY

AGREED AND ACCEPTED this

March , 2013
Date

THE BOEING COMPANY	AVIATION FINANCE AND LEASING S.À.R.L.

/s/ Ray Conner	/s/ Michael O’Leary
Signature	Signature

Ray Conner	Michael O’Leary
Printed name	Printed name

CEO, Boeing Commercial Airplanes	Director
Title	Title

/s/ Lisa Cruz
Signature

Lisa Cruz
Printed name

Attorney-in-Fact
Title

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941	PA Page 6
BOEING PROPRIETARY

Table 1 To
Purchase Agreement No. PA-03941
Aircraft Delivery, Description, Price and Advance Payments

[*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941 63558-1F.TXT	Boeing Proprietary	Page 1

[*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941 63558-1F.TXT	Boeing Proprietary	Page 2

AIRCRAFT CONFIGURATION

between

THE BOEING COMPANY

and

Aviation Finance and Leasing S.à.r.l.

Exhibit A to Purchase Agreement Number PA-03941
XLR-PA-03941-EXA	EXA Page 1
BOEING PROPRIETARY

Exhibit A

AIRCRAFT CONFIGURATION

Dated March_____, 2013

relating to

BOEING MODEL 737-8MD AIRCRAFT

[*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
XLR-PA-03941-EXA	EXA Page 2
BOEING PROPRIETARY

Exhibit A to
Purchase Agreement No. 3941

Customer	XLR Aviation Finance and Leasing S.à.r.l.
Model	737-800

[*]

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
XLR-PA-03941-EXA	EXA Page 1
BOEING PROPRIETARY

[*]

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
XLR-PA-03941-EXA	EXA Page 2
BOEING PROPRIETARY

[*]

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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BOEING PROPRIETARY

[*]

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-EXA	EXA Page 4
BOEING PROPRIETARY

[*]

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-EXA	EXA Page 5
BOEING PROPRIETARY

[*]

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-EXA	EXA Page 6
BOEING PROPRIETARY

AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

between

THE BOEING COMPANY

and

Aviation Finance and Leasing S.à.r.l.

Exhibit B to Purchase Agreement Number PA-03941
XLR-PA-03941-EXB	EXB Page 1
BOEING PROPRIETARY

Exhibit B

AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

relating to

BOEING MODEL 737-800 AIRCRAFT

[*]
1. [*]
1.1 [*]
1.2 [*]
1.2.1[*]
1.2.2[*]
1.3 [*]
1.3.1 [*]
1.3.2 [*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
XLR-PA-03941-EXB	EXB Page 2
BOEING PROPRIETARY

[*]
1.3.3 [*].
2. [*]
3. . [*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
XLR-PA-03941-EXB	EXB Page 3
BOEING PROPRIETARY

4. [*]
4.1 [*]
4.2 [*]
4.3 .[*]
4.4 [*]
4.5 [*]
4.6 [*]
4.7 [*]
5. [*]
5.1 [*]
5.2 [*]
5.3 [*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
XLR-PA-03941-EXB	EXB Page 4
BOEING PROPRIETARY

5.4 [*]
5.5 [*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
XLR-PA-03941-EXB	EXB Page 5
BOEING PROPRIETARY

ESCALATION ADJUSTMENT
AIRFRAME AND OPTIONAL FEATURES

between

THE BOEING COMPANY

and

Aviation Finance and Leasing S.à.r.l.

Supplemental Exhibit AE1

to Purchase Agreement Number PA-03941

XLR-PA-03941-AE1	AE1 Page 1
BOEING PROPRIETARY

ESCALATION ADJUSTMENT
AIRFRAME AND OPTIONAL FEATURES

relating to

BOEING MODEL 737-8MD AIRCRAFT

1. Formula.

Airframe and Optional Features price adjustments (Airframe Price Adjustment) are used to allow prices to be stated in current year dollars at the signing of this Purchase Agreement and to adjust the amount to be paid by Customer at delivery for the effects of economic fluctuation.  The Airframe Price Adjustment will be determined at the time of Aircraft delivery in accordance with the following formula:

Pa = (P) (L + M) - P

Where:

Pa =           Airframe Price Adjustment.  (For Models 737-600, 737-700, 737-800, 737-900, 737-900ER, 747-8, 777-200LR, 777-F, and 777-300ER the Airframe Price includes the Engine Price at its basic thrust level.)

P =           Airframe Price plus the price of the Optional Features (as set forth in Table 1 of this Purchase Agreement).

L = .65 x	(ECI
ECIb)

Where:

ECIb is the base year airframe escalation index (as set forth in Table 1 of this Purchase Agreement);

ECI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics, Employment Cost Index for NAICS Manufacturing – Total Compensation (BLS Series ID CIU2013000000000I), calculated by establishing a three (3) month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) using the values for the 11th, 12th, and 13th months prior to the month of scheduled delivery of the applicable Aircraft.  As the Employment Cost Index values are only released on a quarterly basis, the value released for the first quarter will be used for the months of January, February, and March; the value released for the second quarter will be used for the months of April, May, and June; the value released for the third quarter will be used for the months of July, August, and September; the value released for the fourth quarter will be used for the months of October, November, and December.

XLR-PA-03941-AE1	AE1 Page 2
BOEING PROPRIETARY

M = .35 x	(CPI
CPIb)

Where:

CPIb is the base year airframe escalation index (as set forth in Table 1 of this Purchase Agreement); and

CPI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index – All Urban Consumers (BLS Series ID CUUR0000SA0), calculated as a three (3) month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the 11th, 12th, and 13th months prior to the month of scheduled delivery of the applicable Aircraft.

As an example, for an Aircraft scheduled to be delivered in the month of July, the months of June, July, and August of the preceding year will be utilized in determining the value of ECI and CPI.

Note:

(i)	In determining the values of L and M, all calculations and resulting values will be expressed as a decimal rounded to the nearest ten-thousandth.

(ii)	.65 is the numeric ratio attributed to labor in the Airframe Price Adjustment formula.

(iii)	.35 is the numeric ratio attributed to materials in the Airframe Price Adjustment formula.

(iv)
The denominators (base year indices) are the actual average values reported by the U.S. Department of Labor, Bureau of Labor Statistics.  The actual average values are calculated as a three (3) month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the 11th, 12th, and 13th months prior to the airframe base year.  The applicable base year and corresponding denominator is provided by Boeing in Table 1 of this Purchase Agreement.

(v)	The final value of Pa will be rounded to the nearest dollar.

(vi)	The Airframe Price Adjustment will not be made if it will result in a decrease in the Aircraft Basic Price.

2. Values to be Utilized in the Event of Unavailability.

2.1 If the Bureau of Labor Statistics substantially revises the methodology used for the determination of the values to be used to determine the ECI and CPI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Airframe Price Adjustment, the parties will, prior to the delivery of any such Aircraft, select a substitute from other Bureau of Labor Statistics data or similar data reported by non-governmental organizations.  Such substitute will result in the same adjustment, insofar as possible, as would have been calculated utilizing the original values adjusted for fluctuation during the applicable time period.  However, if within twenty-four (24) months after delivery of the Aircraft, the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of the Aircraft.

XLR-PA-03941-AE1	AE1 Page 3
BOEING PROPRIETARY

2.2 Notwithstanding Article 2.1 above, if prior to the scheduled delivery month of an Aircraft the Bureau of Labor Statistics changes the base year for determination of the ECI and CPI values as defined above, such re-based values will be incorporated in the Airframe Price Adjustment calculation.

2.3 In the event escalation provisions are made non-enforceable or otherwise rendered void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Aircraft Price of any affected Aircraft to reflect an allowance for increases or decreases consistent with the applicable provisions of paragraph 1 of this Supplemental Exhibit AE1 in labor compensation and material costs occurring since August of the year prior to the price base year shown in the Purchase Agreement.

2.4 If within twelve (12) months of Aircraft delivery, the published index values are revised due to an acknowledged error by the Bureau of Labor Statistics, the Airframe Price Adjustment will be re-calculated using the revised index values (this does not include those values noted as preliminary by the Bureau of Labor Statistics).  A credit memorandum or supplemental invoice will be issued for the Airframe Price Adjustment difference. Interest charges will not apply for the period of original invoice to issuance of credit memorandum or supplemental invoice.

Note:

(i)
The values released by the Bureau of Labor Statistics and available to Boeing thirty (30) days prior to the first day of the scheduled delivery month of an Aircraft will be used to determine the ECI and CPI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment for the Aircraft invoice at the time of delivery.  The values will be considered final and no Airframe Price Adjustments will be made after Aircraft delivery for any subsequent changes in published Index values, subject always to paragraph 2.4 above.

(ii)
The maximum number of digits to the right of the decimal after rounding utilized in any part of the Airframe Price Adjustment equation will be four (4), where rounding of the fourth digit will be increased to the next highest digit when the 5th digit is equal to five (5) or greater.

XLR-PA-03941-AE1	AE1 Page 4
BOEING PROPRIETARY

BUYER FURNISHED EQUIPMENT VARIABLES

between

THE BOEING COMPANY

and

Aviation Finance and Leasing S.à.r.l.

Supplemental Exhibit BFE1

to Purchase Agreement Number PA-03941

XLR-PA-03941-BFE1	BFE1 Page 1
BOEING PROPRIETARY

BUYER FURNISHED EQUIPMENT VARIABLES

relating to

BOEING MODEL 737-800 AIRCRAFT

This Supplemental Exhibit BFE1 contains supplier selection dates, on-dock dates and other requirements applicable to the Aircraft.
1. Supplier Selection.
Customer will:

Select and notify Boeing of the suppliers and part numbers of the following BFE items by the following dates

Galley System	[*]

Galley Inserts	[*]

Seats (passenger)	[*]

Overhead & Audio System	[*]

In-Seat Video System	[*]

Miscellaneous Emergency Equipment	[*]

Cargo Handling Systems* (Single Aisle Programs only)	[*]

*For a new certification, supplier requires notification ten (10) months prior to Cargo Handling System on-dock date.

Customer will enter into initial agreements with the selected Galley System, Galley Inserts, Seats, and In-Seat Video System suppliers on or before [*] after the above supplier selection dates to actively participate with Customer and Boeing in coordination actions including the Initial Technical Coordination Meeting (ITCM).

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-BFE1	BFE1 Page 2
BOEING PROPRIETARY

2. On-dock Dates and Other Information.

On or before [*], Boeing will provide to Customer the BFE Requirements electronically through My Boeing Fleet (MBF in My Boeing Configuration (MBC).  These requirements may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions and other requirements relating to the in-sequence installation of BFE.  For planning purposes, preliminary BFE on-dock dates are [*].

3. Additional Delivery Requirements - Import.

Customer will be the “importer of record” (as defined by the U.S. Customs and Border Protection) for all BFE imported into the United States, and as such, it has the responsibility to ensure all of Customer’s BFE shipments comply with U.S. Customs Service regulations.  In the event Customer requests Boeing, in writing, to act as importer of record for Customer’s BFE, and Boeing agrees to such request,  Customer is responsible for ensuring Boeing can comply with all U.S. Customs Import Regulations by making certain that, at the time of shipment, all BFE shipments comply with the requirements in the “International Shipment Routing Instructions”, including the Customs Trade Partnership Against Terrorism (C-TPAT), as set out on the Boeing website referenced below.  Customer agrees to include the International Shipment Routing Instructions, including C-TPAT requirements, in each contract between Customer and BFE supplier.

http://www.boeing.com/companyoffices/doingbiz/supplier_portal/index_general.html

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-BFE1	BFE1 Page 3
BOEING PROPRIETARY

TABLE 1

[*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-BFE1	BFE1 Page 4
BOEING PROPRIETARY

TABLE 2
[*]
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-BFE1	BFE1 Page 5
BOEING PROPRIETARY

CUSTOMER SUPPORT VARIABLES

between

THE BOEING COMPANY

and

AVIATION FINANCE AND LEASING S.À.R.L.

Supplemental Exhibit CS1

to Purchase Agreement Number PA-03941

CUSTOMER SUPPORT VARIABLES

relating to

BOEING MODEL 737-8MD AIRCRAFT

XLR-PA-03941-CS1	CS1 Page 1

[*]

1. Maintenance Training.

1.1 [*]

1.2 Training materials, [*], will be provided to each student.  In addition, one set of training materials as used in Boeing's training program, including [*].

2. Flight Training.

Boeing will provide, [*] acquaint up to [*] with operational, systems and performance differences between Customer's newly-purchased Aircraft and an aircraft of the same model currently operated by Customer.

[*]

3. Planning Assistance.

3.1 Maintenance Engineering.  Notwithstanding anything in Exhibit B to the AGTA seemingly to the contrary, Boeing will provide the following Maintenance Engineering support:

3.1.1Maintenance Planning Assistance. [*]

3.2[*] ETOPS Maintenance Planning Assistance.  [*]

3.1.3 GSE/Shops/Tooling Consulting.  [*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-CS1	CS1 Page 2

3.2[*] Spares.  [*]

4. Technical Data and Documents.

[*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-CS1	CS1 Page 3

ENGINE ESCALATION,
ENGINE WARRANTY AND PATENT INDEMNITY

between

THE BOEING COMPANY

and

AVIATION FINANCE AND LEASING S.À.R.L.

Supplemental Exhibit EE1

to Purchase Agreement Number PA-03941

XLR-PA-03941-EE1	EE1 Page 1
BOEING PROPRIETARY

ENGINE ESCALATION
ENGINE WARRANTY AND PATENT INDEMNITY

relating to

BOEING MODEL 737-8MD AIRCRAFT

1. ENGINE ESCALATION.

No separate engine escalation methodology is defined for the 737-600, -700, -800, -900 or -900ER Aircraft.  Pursuant to the AGTA, the engine prices for these Aircraft are included in and will be escalated in the same manner as the Airframe.

2. ENGINE WARRANTY AND PRODUCT SUPPORT PLAN.

Boeing has obtained from CFM International, Inc. (or CFM International, S.A., as the case may be) (CFM) the right to extend to Customer the provisions of CFM's warranty as set forth below (herein referred to as Warranty); subject, however, to Customer's acceptance of the conditions set forth herein.  Accordingly, Boeing hereby extends to Customer and Customer hereby accepts the provisions of CFM's Warranty as hereinafter set forth, and such Warranty shall apply to all CFM56-7 type Engines (including all Modules and Parts thereof) installed in the Aircraft at the time of delivery or purchased from Boeing by Customer for support of the Aircraft except that, if Customer and CFM have executed, or hereafter execute, a General Terms Agreement, then the terms of that Agreement shall be substituted for and supersede the provisions of paragraphs 2.1 through 2.10 below and paragraphs 2.1 through 2.10 below shall be of no force or effect and neither Boeing nor CFM shall have any obligation arising therefrom.  In consideration for Boeing's extension of the CFM Warranty to Customer, Customer hereby releases and discharges Boeing from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of such CFM56-7 type Engines and Customer hereby waives, releases and renounces all its rights in all such claims, obligations and liabilities.  In addition, Customer hereby releases and discharges CFM from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of such CFM56-7 type Engines except as otherwise expressly assumed by CFM in such CFM Warranty or General Terms Agreement between Customer and CFM and Customer hereby waives, releases and renounces all its rights in all such claims, obligations and liabilities.

2.1 Title.  CFM warrants that at the date of delivery, CFM has legal title to and good and lawful right to sell its CFM56-7 type Engine and Products and furthermore warrants that such title is free and clear of all claims, liens and encumbrances of any nature whatsoever.

2.2 Patents.

2.2.1 CFM shall handle all claims and defend any suit or proceeding brought against Customer insofar as based on a claim that any product or part furnished under this Agreement constitutes an infringement of any patent of the United States, and shall pay all damages and costs awarded therein against Customer.  This paragraph shall not apply to any product or any part manufactured to Customer's design or to the aircraft manufacturer's design.  As to such product or part, CFM assumes no liability for patent infringement.
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BOEING PROPRIETARY

2.2.2 CFM's liability hereunder is conditioned upon Customer promptly notifying CFM in writing and giving CFM authority, information and assistance (at CFM's expense) for the defense of any suit.  In case said equipment or part is held in such suit to constitute infringement and the use of said equipment or part is enjoined, CFM shall expeditiously, at its own expense and at its option, either (i) procure for Customer the rights to continue using said product or part; (ii) replace the same with a satisfactory and non-infringing product or part; or (iii) modify the same so it becomes satisfactory and non-infringing.  The foregoing shall constitute the sole remedy of Customer and the sole liability of CFM for patent infringement.

2.2.3 The above provisions also apply to products which are the same as those covered by this Agreement and are delivered to Customer as part of the installed equipment on CFM56-7 powered Aircraft.

2.3 Initial Warranty.  CFM warrants that CFM56-7 Engine products will conform to CFM's applicable specifications and will be free from defects in material and workmanship prior to Customer's initial use of such products.

2.4 Warranty Pass-On.

2.4.1 If requested by Customer and agreed to by CFM in writing, CFM will extend warranty support for Engines sold by Customer to commercial airline operators, or to other aircraft operators.  Such warranty support will be limited to the New Engine Warranty, New Parts Warranty, Ultimate Life Warranty and Campaign Change Warranty and will require such operator(s) to agree in writing to be bound by and comply with all the terms and conditions, including the limitations, applicable to such warranties.

2.4.2 Any warranties set forth herein shall not be transferable to a third party, merging company or an acquiring entity of Customer.

2.4.3 In the event Customer is merged with, or acquired by, another aircraft operator which has a general terms agreement with CFM, the Warranties as set forth herein shall apply to the Engines, Modules, and Parts.

2.5 New Engine Warranty.

2.5.1 CFM warrants each new Engine and Module against Failure for the initial 3000 Flight Hours as follows:

(i)	Parts Credit Allowance will be granted for any Failed Parts.

(ii)	Labor Allowance for disassembly, reassembly, test and Parts repair of any new Engine Part will be granted for replacement of Failed Parts.

(iii)
Such Parts Credit Allowance and Labor Allowance will be:  One hundred percent (100%) from new to two thousand five hundred (2,500) Flight Hours and decreasing pro rata from one hundred percent (100%) at two thousand five hundred (2,500) Flight Hours to zero percent (0%) at three thousand (3,000) Flight Hours.

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BOEING PROPRIETARY

2.5.2 As an alternative to the above allowances, CFM shall, upon request of Customer:

(i)
Arrange to have the failed Engines and Modules repaired, as appropriate, at a facility designated by CFM at no charge to Customer for the first at two thousand five hundred (2,500) Flight Hours and at a charge to Customer increasing pro rata from zero percent (0%)of CFM's repair cost at two thousand five hundred (2,500) Flight Hours to one hundred percent (100%) of such CFM repair costs at three thousand (3,000) Flight Hours.

(ii)	Transportation to and from the designated facility shall be at Customer's expense.

2.6 New Parts Warranty.  In addition to the warranty granted for new Engines and new Modules, CFM warrants Engine and Module Parts as follows:

2.6.1 During the first one thousand (1,000) Flight Hours for such Parts and Expendable Parts, CFM will grant one hundred percent (100%) Parts Credit Allowance or Labor Allowance for repair labor for failed Parts.

2.6.2 CFM will grant a pro rata Parts Credit Allowance for Scrapped Parts decreasing from one hundred percent (100%) at one thousand (1,000) Flight Hours Part Time to zero percent (0%) at the applicable hours designated in Table 1.

2.7 Ultimate Life Warranty.

2.7.1 CFM warrants Ultimate Life limits on the following Parts:

(i)	Fan and Compressor Disks/Drums

(ii)	Fan and Compressor Shafts

(iii)	Compressor Discharge Pressure Seal (CDP)

(iv)	Turbine Disks

(v)	HPT Forward and Stub Shaft

(vi)	LPT Driving Cone

(vii)	LPT Shaft and Stub Shaft

2.7.2 CFM will grant a pro rata Parts Credit Allowance decreasing from one hundred percent (100%) when new to zero percent at twenty-five thousand (25,000) Flight Hours or fifteen thousand (15,000) Flight Cycles, whichever comes earlier.  Credit will be granted only when such Parts are permanently removed from service by a CFM or a U.S. and/or French Government imposed Ultimate Life limitation of less than twenty-five thousand (25,000) Flight Hours or fifteen thousand (15,000) Flight Cycles.

2.8 Campaign Change Warranty.

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BOEING PROPRIETARY

2.8.1 A campaign change will be declared by CFM when a new Part design introduction, Part modification, Part Inspection, or premature replacement of an Engine or Module is required by a mandatory time compliance CFM Service Bulletin or FAA Airworthiness Directive.  Campaign change may also be declared for CFM Service Bulletins requesting new Part introduction no later than the next Engine or Module shop visit.  CFM will grant following Parts Credit Allowances:

Engines and Modules

(i)	One hundred percent (100%) for Parts in inventory or removed from service when new or with two thousand five hundred (2,500) Flight Hours or less total Part Time.

(ii)	Fifty percent (50%) for Parts in inventory or removed from service with over two thousand five hundred (2,500) Flight Hours since new, regardless of warranty status.

2.8.2 Labor Allowance - CFM will grant one hundred percent (100%) Labor Allowance for disassembly, reassembly, modification, testing, or Inspection of CFM supplied Engines, Modules, or Parts therefore when such action is required to comply with a mandatory time compliance CFM Service Bulletin or FAA Airworthiness Directive.  A Labor Allowance will be granted by CFM for other CFM issued Service Bulletins if so specified in such Service Bulletins.

2.8.3 Life Controlled Rotating Parts retired by Ultimate Life limits including FAA and/or EASA Airworthiness Directive, are excluded from Campaign Change Warranty.

2.9 Limitations.  THE PROVISIONS SET FORTH HEREIN ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER WRITTEN, ORAL OR IMPLIED.  THERE ARE NO IMPLIED WARRANTIES OF FITNESS OR MERCHANTABILITY.  SAID PROVISIONS SET FORTH THE MAXIMUM LIABILITY OF CFM WITH RESPECT TO CLAIMS OF ANY KIND, INCLUDING NEGLIGENCE, ARISING OUT OF MANUFACTURE, SALE, POSSESSION, USE OR HANDLING OF THE PRODUCTS OR PARTS THEREOF OR THEREFORE, AND IN NO EVENT SHALL CFM'S LIABILITY TO CUSTOMER EXCEED THE PURCHASE PRICE OF THE PRODUCT GIVING RISE TO CUSTOMER'S CLAIM OR INCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES.

2.10 Indemnity and Contribution.

2.10.1 IN THE EVENT CUSTOMER ASSERTS A CLAIM AGAINST A THIRD PARTY FOR DAMAGES OF THE TYPE LIMITED OR EXCLUDED IN LIMITATIONS, PARAGRAPH 2.9. ABOVE, CUSTOMER SHALL INDEMNIFY AND HOLD CFM HARMLESS FROM AND AGAINST ANY CLAIM BY OR LIABILITY TO SUCH THIRD PARTY FOR CONTRIBUTION OR INDEMNITY, INCLUDING COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) INCIDENT THERETO OR INCIDENT TO ESTABLISHING SUCCESSFULLY THE RIGHT TO INDEMNIFICATION UNDER THIS PROVISION.  THIS INDEMNITY SHALL APPLY WHETHER OR NOT SUCH DAMAGES WERE OCCASIONED IN WHOLE OR IN PART BY THE FAULT OR NEGLIGENCE OF CFM, WHETHER ACTIVE, PASSIVE OR IMPUTED.

XLR-PA-03941-EE1	EE1 Page 5
BOEING PROPRIETARY

2.10.2 CUSTOMER SHALL INDEMNIFY AND HOLD CFM HARMLESS FROM ANY DAMAGE, LOSS, CLAIM, AND LIABILITY OF ANY KIND (INCLUDING EXPENSES OF LITIGATION AND REASONABLE ATTORNEYS' FEES) FOR PHYSICAL INJURY TO OR DEATH OF ANY PERSON, OR FOR PROPERTY DAMAGE OF ANY TYPE, ARISING OUT OF THE ALLEGED DEFECTIVE NATURE OF ANY PRODUCT OR SERVICE FURNISHED UNDER THIS AGREEMENT, TO THE EXTENT THAT THE PAYMENTS MADE OR REQUIRED TO BE MADE BY CFM EXCEED ITS ALLOCATED SHARE OF THE TOTAL FAULT OR LEGAL RESPONSIBILITY OF ALL PERSONS ALLEGED TO HAVE CAUSED SUCH DAMAGE, LOSS, CLAIM, OR LIABILITY BECAUSE OF A LIMITATION OF LIABILITY ASSERTED BY CUSTOMER OR BECAUSE CUSTOMER DID NOT APPEAR IN AN ACTION BROUGHT AGAINST CFM.  CUSTOMER'S OBLIGATION TO INDEMNIFY CFM HEREUNDER SHALL BE APPLICABLE AT SUCH TIME AS CFM IS REQUIRED TO MAKE PAYMENT PURSUANT TO A FINAL JUDGEMENT IN AN ACTION OR PROCEEDING IN WHICH CFM WAS A PARTY, PERSONALLY APPEARED, AND HAD THE OPPORTUNITY TO DEFEND ITSELF.  THIS INDEMNITY SHALL APPLY WHETHER OR NOT CUSTOMER'S LIABILITY IS OTHERWISE LIMITED.

XLR-PA-03941-EE1	EE1 Page 6
BOEING PROPRIETARY

TABLE 1 CFM56 WARRANTY PARTS LIST FLIGHT HOURS
Flight Hours
	2000	3000	4000	6000	8000	12000
Fan Rotor/Booster
Blades		X
Disk, Drum						X
Spinner		X
Fan Frame
Casing					X
Hub & Struts			X
Fairings			X
Splitter (Mid Ring)			X
Vanes		X
Engine Mount			X
No. 1 & No. 2 Bearing Support
Bearings			X
Shaft						X
Support (Case)			X
Inlet Gearbox & No. 3 Bearing
Bearings			X
Gear			X
Case			X
Compressor Rotor
Blades		X
Disk & Drums						X
Shaft						X
Compressor Stator
Casing					X
Shrouds		X
Vanes		X
Variable Stator Actuating Rings		X
Combustor Diffuser Nozzle (CDN)
Casings		X
Combustor Liners		X
Fuel Atomizer		X
HPT Nozzle		X
HPT Nozzle Support			X
HPT Shroud		X
HPT Rotor
Blades			X
Disks						X
Shafts						X
Retaining Ring		X
LP Turbine
Casing				X
Vane Assemblies		X
Interstage Seals		X

XLR-PA-03941-EE1	EE1 Page 7
BOEING PROPRIETARY

FLIGHT HOURS
Flight Hours
2000	3000	4000	6000	8000	12000
Shrouds		X
Disks					X
Shaft						X
Bearings			X
Blades		X
Turbine Frame
Casing & Struts				X
Hub			X
Sump			X
Accessory & Transfer Gearboxes
Case			X
Shafts			X
Gears			X
Bearings			X
Air-Oil Seals		X
Controls & Accessories
Engine	X
Condition Monitoring Equipment	X

XLR-PA-03941-EE1	EE1 Page 8

SERVICE LIFE POLICY COMPONENTS

between

THE BOEING COMPANY

and

AVIATION FINANCE AND LEASING S.À.R.L.

Supplemental Exhibit SLP1

to Purchase Agreement Number PA-03941

XLR-PA-03941-SLP1	SLP1 Page 1
BOEING PROPRIETARY

SERVICE LIFE POLICY COMPONENTS

relating to

BOEING MODEL 737-8MD AIRCRAFT

This is the listing of SLP Components for the Aircraft which relate to Part 3, Boeing Service Life Policy of Exhibit C, Product Assurance Document to the AGTA and is a part of Purchase Agreement No. PA-03941.

1. Wing.

(i)	Upper and lower wing skins and stiffeners between the forward and rear wing spars.

(ii)	Wing spar webs, chords and stiffeners.

(iii)	Inspar wing ribs.

(iv)	Inspar splice plates and fittings.

(v)	Main landing gear support structure.

(vi)	Wing center section lower beams, spanwise beams and floor beams, but not the seat tracks attached to floor beams.

(vii)	Wing-to-body structural attachments.

(viii)	Engine strut support fittings attached directly to wing primary structure.

(ix)	Support structure in the wing for spoilers and spoiler actuators; for aileron hinges and reaction links; and for leading edge devices and trailing edge flaps.

(x)	Trailing edge flap tracks and carriages.

(xi)	Aileron leading edge device and trailing edge flap internal, fixed attachment and actuator support structure.

2. Body.

(i)
External surface skins and doublers, longitudinal stiffeners, longerons and circumferential rings and frames between the forward pressure bulkhead and the vertical stabilizer rear spar bulkhead and structural support and enclosure for the APU but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

(ii)	Window and windshield structure but excluding the windows and windshields.

XLR-PA-03941-SLP1	SLP1 Page 2
BOEING PROPRIETARY

(iii)
Fixed attachment structure of the passenger doors, cargo doors and emergency exits, excluding door mechanisms and movable hinge components.  Sills and frames around the body openings for the passenger doors, cargo doors and emergency exits, excluding scuff plates and pressure seals.

(iv)	Nose wheel well structure, including the wheel well walls, pressure deck, bulkheads, and gear support structure.

(v)	Main gear wheel well structure including pressure deck and landing gear beam support structure.

(vi)	Floor beams and support posts in the control cab and passenger cabin area, but excluding seat tracks.

(vii)	Forward and aft pressure bulkheads.

(viii)	Keel structure between the wing front spar bulkhead and the main gear wheel well aft bulkhead including splices.

(ix)
Wing front and rear spar support bulkheads, and vertical and horizontal stabilizer front and rear spar support bulkheads including terminal fittings but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

(x)	Support structure in the body for the stabilizer pivot and stabilizer screw.

3. Vertical Stabilizer.

(i)	External skins between front and rear spars.

(ii)	Front, rear and auxiliary spar chords, webs and stiffeners and attachment fittings.

(iii)	Inspar ribs.

(iv)	Rudder hinges and supporting ribs, excluding bearings.

(v)	Support structure in the vertical stabilizer for rudder hinges, reaction links and actuators.

(vi)	Rudder internal, fixed attachment and actuator support structure.

4. Horizontal Stabilizer.

(i)	External skins between front and rear spars.

(ii)	Front and rear spar chords, webs and stiffeners.

(iii)	Inspar ribs.

XLR-PA-03941-SLP1	SLP1 Page 3
BOEING PROPRIETARY

(iv)	Stabilizer center section including hinge and screw support structure.

(v)	Support structure in the horizontal stabilizer for the elevator hinges, reaction links and actuators.

(vi)	Elevator internal, fixed attachment and actuator support structure.

5. Engine Strut.

(i)	Strut external surface skin and doublers and stiffeners.

(ii)	Internal strut chords, frames and bulkheads.

(iii)	Strut to wing fittings and diagonal brace.

(iv)	Engine mount support fittings attached directly to strut structure and including the engine-mounted support fittings.

6. Main Landing Gear.

(i)	Outer cylinder.

(ii)	Inner cylinder, including axles.

(iii)	Upper and lower side struts, including spindles, universals and reaction links.

(iv)	Drag strut.

(v)	Orifice support tube.

(vi)	Downlock links including spindles and universals.

(vii)	Torsion links.

(viii)	Bell crank.

(ix)	Trunnion link.

(x)	Actuator beam, support link and beam arm.

7. Nose Landing Gear.

(i)	Outer cylinder.

(ii)	Inner cylinder, including axles.

(iii)	Orifice support tube.

(iv)	Upper and lower drag strut, including lock links.

(v)	Steering plates and steering collars.

(vi)	Torsion links.

NOTE:                       The Service Life Policy does not cover any bearings, bolts, bushings, clamps, brackets, actuating mechanisms or latching mechanisms used in or on the SLP Components.

XLR-PA-03941-SLP1	SLP1 Page 4

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300286

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	Advance Payment Matters

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

The Purchase Agreement incorporates the terms and conditions of AGTA/XLR between Boeing and Customer.  This Letter Agreement modifies certain terms and conditions of the AGTA with respect to the Aircraft.

1. [*] Advance Payment Schedule.

1.1   [*]

1.2  Deferred Advance Payment Schedule.

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300286 Advance Payment Matters	LA Page 1
BOEING PROPRIETARY

2. [*] Advance Payments.

2.1  [*]

2.2 [*]

3.  Advance Payment Set Off Rights.

3.1 Customer agrees that if it defaults on any payment obligation under (i) the Purchase Agreement or (ii) any other agreement with Boeing and fails to cure such default [*] then Boeing may, in addition to any other rights it may have under any agreement or applicable law, apply any or all advance payments, including the acceptance deposit, paid by Customer under the Purchase Agreement, to cure, in part or in whole, any such default (Set Off).

3.2 In the event Boeing Sets Off against any payment obligation owed by Customer to Boeing, absent instruction from Boeing to the contrary, Customer shall, after such application, replace [*] the amount so applied such that the total amount of advance payments will be restored to the aggregate total amount of payments due and owing under the Purchase Agreement as amended by this Letter Agreement.  Customer will make all such restoration payments to Boeing by unconditional wire transfer of immediately available funds in United States Dollars in a bank account in the United States designated by Boeing.

3.3 For all purposes of this paragraph 3, including without limitation, notice, Set Off or any other application, the term “Boeing” means and includes The Boeing Company, its divisions, subsidiaries, affiliates and the assignees of each.  Nothing herein shall constitute an election or waiver of any remedy of Boeing; all such remedies shall be cumulative.  Boeing expressly reserves all of its rights and remedies under any agreement and applicable law.
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300286 Advance Payment Matters	LA Page 2
BOEING PROPRIETARY

4. Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer. [*]

5.  Confidentiality.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.  In addition to any equitable relief that may be available to Boeing in the event of a breach of this clause, Boeing may rescind the Deferred Advance Payment Schedule described in Article 1 above.

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated above, please indicate your acceptance and approval below.

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300286 Advance Payment Matters	LA Page 3
BOEING PROPRIETARY

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300287

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	[*]

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1.[*]

2.[*]

2.1[*]

2.2 [*]

2.3 [*]

2.4 [*]

3. Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer.  [*]
XLR-PA-03941-LA-1300287 [*]	LA Page 1
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

4. Confidentiality.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

Very truly yours,
Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer.  [*]
XLR-PA-03941-LA-1300287 [*]	LA Page 2
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300288

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	[*]

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1.  Definitions.

Escalation Notice means the written communication provided by Boeing to Customer in accordance with the requirements of Article 5.1, below.

2. Applicability.

[*]

3.[*]

[*]

XLR-PA-03941-LA-1300288 [*]	LA Page 1
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
BOEING PROPRIETARY

4.  Escalation Forecast.

Boeing will release an escalation forecast in February and August of each year based on Boeing’s then current standard ECI-MFG/CPI escalation formula.  Only one escalation forecast shall be used to conduct the escalation analysis performed in accordance with Article 5.1, below, for a given Aircraft. [*]

5.[*]

5.1[*]

5.1.1[*]

5.1.2[*]

5.2[*]
5.2.1[*]

5.2.2[*]
.

XLR-PA-03941-LA-1300288 [*]	LA Page 2
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

6. Applicability to Other Financial Consideration.

[*]

7.  Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer.  [*]

8.  Confidential Treatment.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

XLR-PA-03941-LA-1300288 [*]	LA Page 3
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300288 [*]	LA Page 4
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment A to
Letter Agreement XLR-PA-03941-LA-1300288

TABLE

[*]

XLR-PA-03941-LA-1300288 [*]	LA Page 5
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment B to
Letter Agreement XLR-PA-03941-LA-1300288

TABLE

[*]

XLR-PA-03941-LA-1300288 [*]	LA Page 6
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300289

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	Aircraft Performance Guarantees

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

Boeing agrees to provide Customer with the performance guarantees in the Attachment.  [*]

1.  Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer.  [*]

2. Confidential Treatment.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300289 Performance Guarantees	LA Page 1
BOEING PROPRIETARY

The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer will limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300289 Performance Guarantees	LA Page 2
BOEING PROPRIETARY

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

MODEL 737-8MD WITH WINGLETS PERFORMANCE GUARANTEES

FOR AVIATION FINANCE AND LEASING S.À.R.L.

SECTION                                      CONTENTS

1	AIRCRAFT MODEL APPLICABILITY

2	FLIGHT PERFORMANCE

3	MANUFACTURER'S EMPTY WEIGHT

4	AIRCRAFT CONFIGURATION

5	GUARANTEE CONDITIONS

6	GUARANTEE COMPLIANCE

7	EXCLUSIVE GUARANTEES

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

1	AIRCRAFT MODEL APPLICABILITY

The guarantees contained in this Attachment (the "Performance Guarantees") are applicable to the 737-8MD Aircraft with winglets and a maximum takeoff weight of [*], a maximum landing weight of [*], and a maximum zero fuel weight of [*], and equipped with Boening furnished  [*] engines.

2	FLIGHT PERFORMANCE

2.1	[*]

2.1.1	The EASA approved [*] shall not be more than the following guarantee value:

GUARANTEE:                                            [*]

2.1.2	The EASA approved [*], shall not be more than the following guarantee value:

GUARANTEE:                                            [*]

2.1.3	The EASA approved [*], shall not be less than the following guarantee value:

GUARANTEE:                                            [*]

2.2	[*]

2.2.1	[*]

GUARANTEE:                                            [*]

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

2.2.2	[*]

GUARANTEE:                                            [*]

2.3	Cruise Range

The still air range at an initial cruise [*], shall not be less than the following guarantee value:

NOMINAL:                                            [*]
TOLERANCE:                                       [*]
GUARANTEE:                                      [*]

Conditions and operating rules:

[*]

2.4	Mission

2.4.1	Mission Payload

The payload for a stage length of [*] in still air (equivalent to a distance of [*] with a [*] knot tailwind, representative of a [*] route) using the conditions and operating rules defined below, shall not be less than the following guarantee value:

NOMINAL:                                        [*]

TOLERANCE:                                   [*]

GUARANTEE:                                  [*]

Conditions and operating rules:
Stage Length:	The stage length is defined as the sum of the distances for the climbout maneuver, climb, cruise, and descent.

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

Takeoff:	[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
The following obstacle definition is based on a straight out departure where obstacle height and distance are specified with reference to the liftoff end of the runway:
Distance Height 1. [*] [*]
[*]
[*]
The takeoff gross weight shall conform to EASA Regulations.
Climbout Maneuver:	[*]
P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

Climb:	[*]
[*]
[*]
[*]
[*]
[*]
Cruise:	[*]
[*]
[*]
[*]
[*]
Descent:	[*]
[*]
[*]
Approach and Landing Maneuver:	[*]

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

[*]
Fixed Allowances:	For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following shall be used as fixed quantities and allowances:
Taxi-Out: Fuel [*]
Takeoff and Climbout Maneuver: Fuel [*] Distance [*]
Approach and Landing Maneuver: Fuel [*]
Taxi-In (shall be consumed from the reserve fuel): Fuel [*]
Usable reserve fuel remaining upon completion of the approach and landing maneuver: [*]

For information purposes, the reserve fuel is based on [*]and a) a contingency fuel allowance equivalent to [*] percent of the trip fuel from takeoff through the completion of the approach and landing maneuver at the destination airport, b) a missed approach and flight to a [*] nautical mile alternate, c) an approach and landing maneuver at the alternate airport, and d) a 30 minute hold at [*] feet above the alternate airport altitude.

2.4.2	Mission Payload

The payload for a stage length of [*] nautical miles in still air (equivalent to a distance of [*] nautical miles with a [*] knot headwind, representative of a [*] route) using the conditions and operating rules defined below, shall not be less than the following guarantee value:

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

NOMINAL:                                         [*]
TOLERANCE:                                    [*]
GUARANTEE:                                    [*]

Conditions and operating rules are the same as Paragraph 2.4.1 except as follows:

Takeoff:	[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
Cruise:	[*]
Approach and Landing Maneuver:	[*]
Fixed Allowances:	For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following shall be used as fixed quantities and allowances:
Takeoff and Climbout Maneuver: Fuel [*] Distance [*]
Approach and Landing Maneuver: Fuel [*]
P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

Usable reserve fuel remaining upon completion of the approach and landing maneuver: [*]

For information purposes, the reserve fuel is based on [*] and a) a contingency fuel allowance equivalent to [*] percent of the trip fuel from takeoff through the completion of the approach and landing maneuver at the destination airport, b) a missed approach and flight to a [*] nautical mile alternate, c) an approach and landing maneuver at the alternate airport, and d) a 30 minute hold at [*] feet above the alternate airport altitude.

2.4.3                      Mission Payload

The payload for a stage length of [*] nautical miles in still air using the conditions and operating rules defined below, shall not be less than the following guarantee value:

NOMINAL:                                            [*]
TOLERANCE:                                       [*]
GUARANTEE:                                       [*]

Conditions and operating rules are the same as Paragraph 2.4.1 except as follows:

Takeoff:	[*]
[*]
[*]
[*]
[*]
P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

[*]
[*]
[*]
[*]
The following obstacle definition is based on a straight out departure where obstacle height and distance are specified with reference to the liftoff end of the runway:
Distance Height 1. [*] [*] 2. . [*] [*] 3. [*] [*] 4. [*] [*] 5. [*] [*] 6. [*] [*]
Cruise:	[*]
Approach and Landing Maneuver:	[*]
Fixed Allowances:	For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following shall be used as fixed quantities and allowances:
Takeoff and Climbout Maneuver: Fuel [*] Distance [*]
Usable reserve fuel remaining upon completion of the approach and landing maneuver: [*]
P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

For information purposes, the reserve fuel is based on [*] and a) a contingency fuel allowance equivalent to [*] percent of the trip fuel from takeoff through the completion of the approach and landing maneuver at the destination airport, b) a missed approach and flight to a [*]nautical mile alternate, c) an approach and landing maneuver at the alternate airport, and d) a 30 minute hold at [*] feet above the sea level alternate airport.

2.4.4	Mission Payload

The payload for a stage length of [*] nautical miles in still air using the conditions and operating rules defined below, shall not be less than the following guarantee value:

NOMINAL:                                            [*]
TOLERANCE:                                       [*]
GUARANTEE:                                      [*]

Conditions and operating rules are the same as Paragraph 2.4.1 except as follows:

Takeoff:	[*]
[*]
[*]
[*]
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BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

[*]
[*]
[*]
[*]
[*]
[*]
Cruise:	[*]
Approach and Landing Maneuver:	[*]
Fixed Allowances:	For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following shall be used as fixed quantities and allowances:
Takeoff and Climbout Maneuver: Fuel [*] Distance [*]
Approach and Landing Maneuver: Fuel [*]
Usable reserve fuel remaining upon completion of the approach and landing maneuver: [*]

For information purposes, the reserve fuel is based on [*] and a) a contingency fuel allowance equivalent to [*] percent of the trip fuel from takeoff through the completion of the approach and landing maneuver at the destination airport, b) a missed approach and flight to a [*] nautical mile alternate, c) an approach and landing maneuver at the alternate airport, and d) a 30 minute hold at [*] feet above the sea level alternate airport.

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

2.4.5                       Mission Payload

The payload for a stage length of 1,100 nautical miles in still air using the conditions and operating rules defined below, shall not be less than the following guarantee value:

NOMINAL:                                            [*]
TOLERANCE:                                       [*]
GUARANTEE:                                      [*]

Conditions and operating rules are the same as Paragraph 2.4.1 except as follows:

Takeoff:	[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
Cruise:	[*]
Approach and Landing Maneuver:	[*]
P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

Fixed Allowances:	For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following shall be used as fixed quantities and allowances:
Takeoff and Climbout Maneuver: Fuel [*] Distance [*]
Usable reserve fuel remaining upon completion of the approach and landing maneuver: [*]

For information purposes, the reserve fuel is based on [*] and a) a contingency fuel allowance equivalent to [*] percent of the trip fuel from takeoff through the completion of the approach and landing maneuver at the destination airport, b) a missed approach and flight to a [*] nautical mile alternate, c) an approach and landing maneuver at the alternate airport, and d) a 30 minute hold at [*] feet above the sea level alternate airport.

2.4.6	Operational Empty Weight Basis

The Operational Empty Weight (OEW) derived in Paragraph 2.4.7 is the basis for the mission guarantees of Paragraphs 2.4.1, 2.4.2, 2.4.3, 2.4.4, and 2.4.5.

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

2.4.7 737-8MD Weight Summary - Aviation Finance and Leasing S.à.r.l.

Pounds

Standard Model Specification MEW	[*]
Configuration Specification D6-38808 Rev. E
dated September 15, 1995
Developmental Changes to Configuration Specification	[*]
Developmental Changes to Configuration Specification	[*]
Developmental Changes to Configuration Specification	[*]
[*] Passengers
[*] Engines
[*] Maximum Taxi Weight
[*] Fuel Capacity

Changes for Aviation Finance and Leasing S.à.r.l.
[*] Passengers*	[*]
[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

Aviation Finance and Leasing S.à.r.l. Manufacturer's Empty Weight (MEW)	[*]

Standard and Operational Items Allowance	[*]
(Paragraph 2.4.8)

Aviation Finance and Leasing S.à.r.l. Operational Empty Weight (OEW)	[*]

	Quantity	Pounds	Pounds

* Seat Weight Included:			[*]

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

Economy Class Triple	[*]	[*]
Economy Class Triple w/3 In-Arm Food Trays	[*]	[*]

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

2.4.8 Standard and Operational Items Allowance

	Qty	Pounds	Pounds	Pounds

Standard Items Allowance				[*]

Unusable Fuel			[*]
Oil			[*]
Oxygen Equipment			[*]
Passenger Portable	[*]	[*]
Crew Masks		[*]
Miscellaneous Equipment			[*]
Misc.		[*]
Crash Axe	[*]	[*]
Megaphones	[*]	[*]
Flashlights	[*]	[*]
Smoke Hood	[*]	[*]
Galley Structure & Fixed Inserts			[*]

Operational Items Allowance				[*]

Crew and Crew Baggage			[*]
Flight Crew	[*]	[*]
Cabin Crew	[*]	[*]
Briefcases	[*]	[*]
Catering Allowance [*]			[*]
Economy Class	[*]	[*]
Passenger Service Equipment	[*]		[*]
Potable Water - [*]			[*]
Waste Tank Disinfectant			[*]
Emergency Equipment			[*]
Escape Slides - Forward	[*]	[*]
Escape Slides - Aft	[*]	[*]
Life Vests	[*]	[*]

Total Standard and Operational Items Allowance				[*]
P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

3	MANUFACTURER'S EMPTY WEIGHT

The Manufacturer's Empty Weight (MEW) is guaranteed not to exceed [*] for airplane improvements and production changes to the baseline MEW of the 737NG Configuration Specification, plus one and one half percent.

4	AIRCRAFT CONFIGURATION

4.1
The guarantees contained in this Attachment are based on the Aircraft configuration as defined in Revision C of Detail Specification D019A001XLR38P-1 (hereinafter referred to as the Detail Specification).  Appropriate adjustment shall be made for changes in such Detail Specification approved by the Customer and Boeing or otherwise allowed by the Purchase Agreement which cause changes to the flight performance and/or weight and balance of the Aircraft.  Such adjustment shall be accounted for by Boeing in its evidence of compliance with the guarantees.

4.2	[*]

(1)       [*].

(2)        [*]

5	GUARANTEE CONDITIONS

5.1	All guaranteed performance data are based on the International Standard Atmosphere (ISA) and specified variations therefrom; altitudes are pressure altitudes.

5.2
The European Aviation Safety Agency (EASA) regulations referred to in this Attachment are, unless otherwise specified, defined to be the 737-800 Certification Basis regulations specified in EASA Type Certificate Data Sheet TCDS IM.A.120 Boeing 737, Issue 09, dated July 12, 2012.

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

5.3
In the event a change is made to any law, governmental regulation or requirement, or in the interpretation of any such law, governmental regulation or requirement that affects the certification basis for the Aircraft as described in Paragraph 5.2, and as a result thereof, a change is made to the configuration and/or the performance of the Aircraft in order to obtain certification, the guarantees set forth in this Attachment shall be appropriately modified to reflect any such change.

5.4	The [*] and [*] guarantees, and the [*] portion of the mission guarantees are based on [*]

5.5	[*]

5.6	[*]

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

5.7	[*]

6	GUARANTEE COMPLIANCE

6.1	Compliance with the guarantees of Sections 2 and 3 shall be based on the conditions specified in those sections, the Aircraft configuration of Section 4 and the guarantee conditions of Section 5.

6.2	Compliance with the [*] guarantees shall be based on the EASA approved Airplane Flight Manual for the Model 737-800.

6.3
Compliance with the [*] guarantee of Paragraph 2.1.1 and the [*] portion of the mission guarantees shall be shown using an alternate forward center of gravity limit of [*] percent of the mean aerodynamic chord.  Compliance with the [*]  guarantee of Paragraph 2.1.2 shall be shown with the Aircraft [*].

6.4	Compliance with the [*] established by calculations based on flight test data obtained from an aircraft in a configuration similar to that defined by the Detail Specification.

6.5	The OEW used for compliance with the mission guarantees shall be the actual MEW plus the Standard and Operational Items Allowance in Paragraph 03-60-00 of the Detail Specification.

6.6	Compliance with the [*] guarantee shall be based on information in the [*]

6.7
The data derived from tests shall be adjusted as required by conventional methods of correction, interpolation or extrapolation in accordance with established engineering practices to show compliance with these guarantees.

6.8	Compliance shall be based on the performance of the airframe and engines in combination, and shall not be contingent on the engine meeting its manufacturer's performance specification.

P.A. No. 3941 AERO-B-BBA4-M13-0121	SS13-0076
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Attachment to Letter Agreement
No. XLR-PA-03941-LA-1300289
CFM56-7B26E Engines

7	EXCLUSIVE GUARANTEES

The only performance guarantees applicable to the Aircraft are those set forth in this Attachment.

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300290

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	Promotional Support

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

Boeing and Customer wish to enter into an agreement for promotional programs in support of the entry into service of the Aircraft as more specifically provided below.

1. Commitment.

[*]

2. Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer.

[*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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BOEING PROPRIETARY

3.  Confidential Treatment.

The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer will limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300290 Promotional Support-ALT LA Page	LA Page 2
BOEING PROPRIETARY

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300291

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	Seller Purchased Equipment

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

Definition of Terms:

Seller Purchased Equipment (SPE) is BFE that Boeing purchases for Customer and that is identified as SPE in the Detail Specification for the Aircraft.

1.  Price.

1.1  Advance Payments.  An estimated SPE price is included in the Advance Payment Base Prices shown in Table 1 for the purpose of establishing the advance payments for the Aircraft.

1.2  Aircraft Price.  The Aircraft Price will be adjusted to reflect the actual costs charged to Boeing by the SPE suppliers and transportation charges.

2.  Customer Responsibilities.

Customer is responsible for:

(i)
selecting the SPE suppliers from a list provided by Boeing for the commodities identified on such list and notifying Boeing of the SPE suppliers in accordance with the supplier selection date(s) as set forth in Attachment A of this Letter Agreement;

(ii)
for in-flight entertainment and cabin communications systems (IFE/CCS), participate with Boeing in meetings with such suppliers to ensure that suppliers’ functional system specifications meet Customer’s and Boeing’s respective requirements;

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BOEING PROPRIETARY

(iii)
for emergency/miscellaneous equipment, providing to Boeing the  selected part specification/Customer requirements.  Standard supplier pricing, product support, warranty, spares, training and any additional support defined by Customer will be a direct pass through to Customer at time of Aircraft delivery;

(iv)
for seats, galleys, galley inserts, and IFE/CCS, negotiating price directly with the suppliers, and entering into direct agreements with the suppliers for product support including spares support, warranty, training and any additional support defined by the Customer.  Customer shall provide suppliers’ pricing to Boeing and shall obtain suppliers’ agreement to accept Boeing’s purchase orders reflecting the Customer negotiated pricing.

3.  Boeing Responsibilities.

Boeing is responsible for:

(i)	placing and managing the purchase orders with the suppliers;

(ii)	coordinating with the suppliers on technical issues;

(iii)	for seats, galleys, galley inserts and IFE/CCS confirming the agreed to pricing with both the Customer and supplier;

(iv)	for IFE/CCS providing Aircraft interface requirements to suppliers and assisting suppliers in the development of their IFE/CCS system specifications and approving such specifications;

(v)	ensuring that the delivered SPE complies with the part specification;

(vi)	obtaining certification of the Aircraft with the SPE installed;

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BOEING PROPRIETARY

(vii)
for miscellaneous/emergency equipment, obtaining standard supplier pricing, and obtaining for Customer copies of product support, warranty, spares, training, and any additional support documentation defined by the Customer which shall be provided to Customer prior to delivery of the Aircraft.

4.  Supplier Selection For SPE Galleys and Seats.

4.1 In addition to those responsibilities described above, for SPE galleys and seats the following provisions apply with respect to Customer's selection of suppliers:

4.1.1  Galley Requirements.  Customer will provide Boeing the definitive galley configuration requirements, including identification of refrigeration requirements and fixed and removable insert equipment by quantity, manufacturer and part number not later than [*]

4.1.2  Seat Requirements.  Customer will provide to Boeing the definitive seat configuration requirements not later than [*].

4.1.3  Bidder's List.  For information purposes, Boeing will submit to Customer a bidder's list of existing suppliers of seats and galleys one hundred twenty (120) days prior to the supplier selection date(s) referred to in paragraph 2 (i) above.

4.1.4  Request for Quotation (RFQ).  Approximately ninety (90) days prior to the supplier selection date(s), Boeing will issue its RFQ inviting potential bidders to submit bids for the galleys and seats within thirty (30) days of the selection date.

4.1.5  Recommended Bidders.  Not later than fifteen (15) days prior to the supplier selection date(s), Boeing will submit to Customer a list of recommended bidders from which to choose a supplier for the galleys and seats.  The recommendation is based on an evaluation of the bids submitted using price, weight, warranty and schedule as the criteria.

4.1.6  Supplier Selection.  If Customer selects a seat or galley supplier that is not on the Boeing recommended list, such seat or galley will become BFE and the provisions of Exhibit A, Buyer Furnished Equipment Provisions Document, of the AGTA will apply.

5.  IFE/CCS Software.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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BOEING PROPRIETARY

IFE/CCS may contain software of the following two types:

5.1  Systems Software.  The software required to operate and certify the IFE/CCS systems on the Aircraft is the Systems Software and is part of the IFE/CCS.

5.2  Customer’s Software.  The software accessible to the Aircraft passengers which controls Customer’s specified optional features is Customer’s Software and is not part of the IFE/CCS.

5.2.1 Customer is solely responsible for specifying Customer’s Software functional and performance requirements and ensuring that Customer’s Software meets such requirements.  Customer and Customer’s Software supplier will have total responsibility for the writing, certification, modification, revision, or correction of any of Customer’s Software.  Customer shall be responsible for and assumes all liability with respect to Customer’s Software.

5.2.2 The omission of any Customer’s Software or the lack of any functionality of Customer’s Software will not be a valid condition for Customer’s rejection of the Aircraft at the time of Aircraft delivery.

5.2.3 Boeing has no obligation to approve any documentation to support Customer’s Software certification.  Boeing will only review and operate Customer’s Software if in Boeing’s reasonable opinion such review and operation is necessary to certify the IFE/CCS system on the Aircraft.

5.2.4 Boeing shall not be responsible for obtaining FAA certification for Customer’s Software.

6.  Changes.

After Customer’s acceptance of this Letter Agreement, any changes to SPE may only be made by and between Boeing and the SPE suppliers.  Customer requested changes to the SPE after execution of this Letter Agreement shall be made by Customer in writing directly to Boeing for approval and for coordination by Boeing with the SPE supplier.  Any such change to the configuration of the Aircraft shall be subject to price and offerability through Boeing’s master change or other process for amendment of the Purchase Agreement.

7.  Proprietary Rights.

Boeing's obligation to purchase SPE will not impose upon Boeing any obligation to compensate Customer or any supplier for any proprietary rights Customer may have in the design of the SPE.

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BOEING PROPRIETARY

8.  Remedies.

If Customer’s nonperformance of its obligations in this Letter Agreement causes a delay in the delivery of the Aircraft or causes Boeing to perform out-of-sequence or additional work, Customer will reimburse Boeing for all resulting expenses and be deemed to have agreed to any such delay in Aircraft delivery.  In addition, Boeing will have the right to:

8.1 delay delivery of the Aircraft;

8.2 deliver the Aircraft without installing the SPE;

8.3 provide and install suitable alternate equipment and invoice Customer for the associated cost; and/or

8.4 increase the Aircraft Price by the amount of Boeing’s additional costs attributable to such noncompliance.

9.  Title and Risk of Loss.

Title and risk of loss of the SPE will remain with Boeing until the Aircraft is delivered to Customer.

10.  Customer's Indemnification of Boeing.

Customer will indemnify and hold harmless Boeing from and against all claims and liabilities, including costs and expenses ([*]) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person or persons, including employees of Customer but not employees of Boeing, or for loss of or damage to any property, including Aircraft, arising out of or in any way connected with any nonconformance or defect in any SPE and whether or not arising in tort or occasioned in whole or in part by the negligence of Boeing.  This indemnity will not apply with respect to any nonconformance or defect caused solely by Boeing's installation of the SPE.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300291 Seller Purchased Equipment	LA Page 5
BOEING PROPRIETARY

11.  Definition.

For purposes of the above indemnity, the term Boeing includes The Boeing Company, its divisions, subsidiaries and affiliates, the assignees of each, and their directors, officers, employees and agents.

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300291 Seller Purchased Equipment	LA Page 5
BOEING PROPRIETARY

Attachment A

1.  Supplier Selection.

Customer will:

1.1 Select and notify Boeing of the suppliers and part numbers of the following SPE items by the following dates:

Table

[*]

*For a new certification, Customer will need to provide Supplier Selections two (2) months earlier than stated above.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300291 Seller Purchased Equipment	LA Page 7
BOEING PROPRIETARY

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300292

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	[*]

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1. [*]

1.1 [*]

1.1.1[*]

1.1.2[*]

1.1.3[*]

1.2[*]
1.2.1[*]

XLR-PA-03941-LA-1300292 [*]	LA Page 1
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

1.2.2[*]

2.[*]

2.1[*]

2.2[*]

3.[*]

3.1[*]

3.1.1[*]

3.1.2[*]

3.1.3[*]

3.2[*]

XLR-PA-03941-LA-1300292 [*]	LA Page 2
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

3.2.1[*]

3.2.2[*]

3.2.3[*]

3.2.4[*]

3.2.5[*]

3.2.5.1[*]

3.2.5.2[*]

3.3[*]

3.3.1[*]

3.3.2[*]

3.3.3[*]

3.3.4[*]

3.3.5[*]

3.3.5.1[*]

3.3.5.2[*]

XLR-PA-03941-LA-1300292 [*]	LA Page 3
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

4.[*]

[*]

5.[*]

[*]

6.[*]

6.1[*]

[*]
7.  Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer.  [*]

8. Confidential Treatment.

The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer will limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

XLR-PA-03941-LA-1300292 [*]	LA Page 4
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300292 [*]	LA Page 5
BOEING PROPRIETARY
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300293

.Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	Spare Parts Initial Provisioning

Reference:	a) Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft).

b) Customer Services General Terms Agreement No. XLR (CSGTA) between Boeing and Customer.

This letter agreement (Letter Agreement) is entered into on the date below and amends and supplements the CSGTA.  All capitalized terms used but not defined in this Letter Agreement have the same meaning as in the CSGTA, except for “Aircraft” which will have the meaning as defined in the Purchase Agreement.

In order to define the process by which Boeing and Customer will i) identify those Spare Parts and Standards critical to Customer’s successful introduction of the Aircraft into service and its continued operation, ii) place Orders under the provisions of the CSGTA as supplemented by the provisions of this Letter Agreement for those Spare Parts and Standards, and iii) manage the return of certain of those Spare Parts which Customer does not use, the parties agree as follows.

1. Definitions.

1.1 Provisioning Data means the documentation provided by Boeing to Customer, including but not limited to the Recommended Spare Parts List (RSPL), identifying all Boeing initial provisioning requirements for the Aircraft.

1.2 Provisioning Items means the Spare Parts and Standards identified by Boeing as initial provisioning requirements in support of the Aircraft, excluding special tools and ground support equipment (GSE).

1.3 Provisioning Products Guide means the Boeing Manual D6-81834 entitled “Spares Provisioning Products Guide”.

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BOEING PROPRIETARY

2. Phased Provisioning.

2.1 Provisioning Products Guide.  Prior to the initial provisioning meeting Boeing will furnish to Customer a copy of the Provisioning Products Guide.

2.2 Initial Provisioning Meeting.  On or about twelve (12) months prior to delivery of the first Aircraft the parties will conduct an initial provisioning meeting, as applicable, where the procedures, schedules, and requirements for training will be established to accomplish phased provisioning of Spare Parts and Standards for the Aircraft in accordance with the Provisioning Products Guide.  If the lead time from execution of the Purchase Agreement until delivery of the first Aircraft is less than twelve (12) months, the initial provisioning meeting will be established as soon as reasonably possible after execution of the Purchase Agreement.

2.3 Provisioning Data.  During the initial provisioning meeting Customer will provide to Boeing the operational parameter information described in Chapter 6 of the Provisioning Products Guide.  After review and acceptance by Boeing of such Customer information, Boeing will prepare the Provisioning Data.  Such Provisioning Data will be furnished to Customer on or about ninety (90) days after Boeing finalizes the engineering drawings for the Aircraft.  The Provisioning Data will be as complete as possible and will cover Provisioning Items selected by Boeing for review by Customer for initial provisioning of Spare Parts and Standards for the Aircraft.  Boeing will furnish to Customer revisions to the Provisioning Data until approximately ninety (90) days following delivery of the last Aircraft or until the delivery configuration of each of the Aircraft is reflected in the Provisioning Data, whichever is later.

2.4 Buyer Furnished Equipment (BFE) Provisioning Data.  Unless otherwise advised by Boeing, Customer will provide or insure its BFE suppliers provide to Boeing the BFE data in scope and format acceptable to Boeing, in accordance with the schedule established during the initial provisioning meeting.

3. Purchase from Boeing of Spare Parts and Standards as Initial Provisioning for the Aircraft.

3.1 Schedule.  In accordance with schedules established during the initial provisioning meeting, Customer may place Orders for Provisioning Items and any GSE, special tools, or engine spare parts which Customer determines it will initially require for maintenance, overhaul and servicing of the Aircraft and/or engines.

3.2 Prices of Initial Provisioning Spare Parts.

3.2.1 Boeing Spare Parts.  The Provisioning Data will set forth the prices for those Provisioning Items other than items listed in Article 3.3, below, that are Boeing Spare Parts, and such prices will be firm and remain in effect for ninety (90) days from the date the price is first quoted to Customer in the Provisioning Data.

XLR-PA-03941-LA-1300293 Spare Parts Initial Provisioning	LA Page 2
BOEING PROPRIETARY

3.2.2 Supplier Spare Parts.  Boeing will provide estimated prices in the Provisioning Data for Provisioning Items other than items listed in Article 3.3, below, that are Supplier Spare Parts.  The price to Customer for any Supplier Spare Parts that are Provisioning Items or for any items ordered for initial provisioning of GSE, special tools manufactured by suppliers, or engine spare parts will be one hundred twelve percent (112%) of the supplier's list price for such items.

3.3 QEC Kits, Standards Kits, Raw Material Kits, Bulk Materials Kits and Service Bulletin Kits.  In accordance with schedules established during the initial provisioning meeting, Boeing will furnish to Customer a listing of all components which could be included in the quick engine change (QEC) kits, Standards kits, raw material kits, bulk materials kits and service bulletin kits which may be purchased by Customer from Boeing.  Customer will select, and provide to Boeing its desired content for the kits.  Boeing will furnish to Customer as soon as practicable thereafter a statement setting forth a firm price for such kits.  Customer will place Orders with Boeing for the kits in accordance with schedules established during the initial provisioning meeting.

4. Delivery.

For Spare Parts and Standards ordered by Customer in accordance with Article 3 of this Letter Agreement, Boeing will, insofar as reasonably possible, deliver to Customer such Spare Parts and Standards on dates reasonably calculated to conform to Customer's anticipated needs in view of the scheduled deliveries of the Aircraft.  Customer and Boeing will agree upon the date to begin delivery of the provisioning Spare Parts and Standards ordered in accordance with this Letter Agreement.  Where appropriate, Boeing will arrange for shipment of such Spare Parts and Standards which are manufactured by suppliers directly to Customer from the applicable supplier's facility.  The routing and method of shipment for initial deliveries and all subsequent deliveries of such Spare Parts and Standards will be as established at the initial provisioning meeting and thereafter by mutual agreement.

5. Substitution for Obsolete Spare Parts.

5.1 Obligation to Substitute Pre-Delivery.  In the event that, prior to delivery of the first Aircraft, any Spare Part purchased by Customer from Boeing in accordance with this Letter Agreement as initial provisioning for the Aircraft is rendered obsolete or unusable due to the redesign of the Aircraft or of any accessory, equipment or part thereof (other than a redesign at Customer's request) Boeing will deliver to Customer at no charge new and usable Spare Parts in substitution for such obsolete or unusable Spare Parts and, upon such delivery, Customer will return the obsolete or unusable Spare Parts to Boeing.

5.2 Delivery of Obsolete Spare Parts and Substitutes.  Obsolete or unusable Spare Parts returned by Customer pursuant to this Article 5 will be delivered to Boeing at its Seattle Distribution Center or such other destination as Boeing may reasonably designate.  Spare Parts substituted for such returned obsolete or unusable Spare Parts will be delivered to Customer in accordance with the CSGTA.  Boeing will pay the freight charges for the shipment from Customer to Boeing of any such obsolete or unusable Spare Part and for the shipment from Boeing to Customer of any such substitute Spare Part.

XLR-PA-03941-LA-1300293 Spare Parts Initial Provisioning	LA Page 3
BOEING PROPRIETARY

6. Repurchase of Provisioning Items.

6.1 Obligation to Repurchase.  During a period commencing one (1) year after delivery of the first Aircraft, and ending five (5) years after such delivery, Boeing will, upon receipt of Customer's written request and subject to the exceptions in Article 6.2, repurchase unused and undamaged Provisioning Items which were peculiar to the Aircraft as compared to the delivery configuration of Model 737-800 aircraft previously purchased by Customer from Boeing and (i) were recommended by Boeing in the Provisioning Data as initial provisioning for the Aircraft, (ii) were purchased by Customer from Boeing, and (iii) are surplus to Customer's needs.

6.2 Exceptions.  Boeing will not be obligated under Article 6.1 to repurchase any of the following:  (i) quantities of Provisioning Items in excess of those quantities recommended by Boeing in the Provisioning Data for the Aircraft, (ii) QEC kits, bulk material kits, raw material kits, service bulletin kits, Standards kits and components thereof (except those components listed separately in the Provisioning Data), (iii) Provisioning Items for which an Order was received by Boeing more than five (5) months after delivery of the last Aircraft, (iv) Provisioning Items which have become obsolete or have been replaced by other Provisioning Items as a result of Customer's modification of the Aircraft, and (v) Provisioning Items which become excess as a result of a change in Customer's operating parameters, as provided to Boeing pursuant to the initial provisioning meeting and which were the basis of Boeing's initial provisioning recommendations for the Aircraft.

6.3 Notification and Format.  Customer will notify Boeing, in writing when Customer desires to return Provisioning Items under the provisions of this Article 6.  Customer's notification will include a detailed summary, in part number sequence, of the Provisioning Items Customer desires to return.  Such summary will be in the form of listings, tapes, diskettes or other media as may be mutually agreed between Boeing and Customer and will include part number, nomenclature, purchase order number, purchase order date and quantity to be returned.  Within five (5) business days after receipt of Customer's notification, Boeing will advise Customer in writing when Boeing's review of such summary will be completed.

6.4 Review and Acceptance by Boeing.  Upon completion of Boeing's review of any detailed summary submitted by Customer pursuant to Article 6.3, Boeing will issue to Customer a Material Return Authorization (MRA) for those Provisioning Items Boeing agrees are eligible for repurchase in accordance with this Article 6.  Boeing will advise Customer of the reason that any Provisioning Item included in Customer's detailed summary is not eligible for return.  Boeing's MRA will state the date by which Provisioning Items listed in the MRA must be redelivered to Boeing, and Customer will arrange for shipment of such Provisioning Items accordingly.

XLR-PA-03941-LA-1300293 Spare Parts Initial Provisioning	LA Page 4
BOEING PROPRIETARY

6.5 Price and Payment.  The price of each Provisioning Item repurchased by Boeing pursuant to this Article 6 will be an amount equal to one hundred percent (100%) of the original invoice price thereof except that the repurchase price of Provisioning Items purchased pursuant to Article 3.2.2 will not include Boeing's twelve percent (12%) handling charge.  Boeing will pay the repurchase price by issuing a credit memorandum in favor of Customer which may be applied against amounts due Boeing for the purchase of Spare Parts or Standards.

6.6 Delivery of Repurchased Provisioning Items. Provisioning Items repurchased by Boeing pursuant to this Article 6 will be delivered to Boeing F.O.B. at its Seattle Distribution Center or such other destination as Boeing may reasonably designate.

7. Title and Risk of Loss.

Title and risk of loss of any Spare Parts or Standards delivered to Customer by Boeing in accordance with this Letter Agreement will pass from Boeing to Customer in accordance with the applicable provisions of the CSGTA.  Title to and risk of loss of any Spare Parts or Standards returned to Boeing by Customer in accordance with this Letter Agreement will pass to Boeing upon delivery of such Spare Parts or Standards to Boeing in accordance with the provisions of Article 5.2 or Article 6.6, herein, as appropriate.

8. Termination for Excusable Delay.

In the event of termination of the Purchase Agreement pursuant to Article 7 of the AGTA with respect to any Aircraft, such termination will, if Customer so requests by written notice received by Boeing within [*] days after such termination, also discharge and terminate all obligations and liabilities of the parties as to any Spare Parts or Standards which Customer had ordered pursuant to the provisions of this Letter Agreement as initial provisioning for such Aircraft and which are undelivered on the date Boeing receives such written notice.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300293 Spare Parts Initial Provisioning	LA Page 5
BOEING PROPRIETARY

9. Order of Precedence.

In the event of any inconsistency between the terms of this Letter Agreement and the terms of any other provisions of the CSGTA, the terms of this Letter Agreement will control.

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300293 Spare Parts Initial Provisioning	LA Page 6

BOEING PROPRIETARY

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300294

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	Flight Crew Training Spare Parts Support

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1. Definition of Terms:

Flight Crew Training:  Flight training conducted by Boeing and occurring immediately following delivery of the Aircraft.

Removed Parts:  Parts removed from an Aircraft during Flight Crew Training.

Replacement Parts:  Parts taken from Boeing inventory and installed in an Aircraft because no Standby Parts are available.

Standby Parts:  Parts which are owned by Customer and located at Customer’s designated storage area at Boeing to support Flight Crew Training.

Training Aircraft:  The Aircraft delivered to Customer and used for Flight Crew Training.

2. Provisioning of Spare Parts.

To support Flight Crew Training, Boeing agrees to provide normal line maintenance and expendable spare parts at no charge on the Training Aircraft; and, Customer agrees to provide Standby Parts for the Training Aircraft.  The Standby Parts list, including part numbers, exact quantities and on-dock dates, will be established during the provisioning meeting.

If parts other than those discussed above fail on the Training Aircraft during Flight Crew Training, Boeing will attempt to provide Replacement Parts for those failed parts.  If Boeing is unable to provide Replacement Parts, Customer will be responsible for providing those parts.

XLR-PA-03941-LA-1300294 Spares Flight Crew Training	LA Page 7
BOEING PROPRIETARY

3. Disposition of Removed Parts.

With respect to Removed Parts, Boeing may:

(i)	repair such Removed Parts, at no charge to Customer, and either retain such parts as Standby Spare Parts or return the Removed Parts to Customer, at Customer expense;

(ii)	return the Removed Parts to Customer at Customer’s expense; or

(iii)
return the Removed Parts to the manufacturer for repair or replacement under such manufacturer’s warranty.  Upon Boeing’s receipt of the repaired Removed Parts or their replacements, Boeing may retain such Removed Parts or their replacements as Standby Parts or return such Removed Parts or their replacements to Customer, at Customer’s expense.

Any Removed Parts returned to Customer, or replacements, will be accomplished in accordance with any written instructions from Customer received by Boeing prior to such return.

4. Redelivery of Standby Parts.

Standby Parts not installed in the Training Aircraft will be redelivered to Customer on board the last aircraft used for Flight Crew Training.

5. Non-performance by Customer.

If Customer’s non-performance of obligations in this Letter Agreement causes a delay in the Flight Crew Training, Customer will be deemed to have agreed to any such delay in Flight Crew Training.  In addition, Boeing will have the right to:

(i)	purchase Standby Spare Parts and invoice Customer for the price of such Parts and for any necessary adjustment and calibration of such Parts;

(ii)	cancel or reschedule the Flight Crew Training;

(iii)	invoice Customer for any expenses, including but not limited to ground handling expenses, maintenance costs and storage costs, that are directly attributable to the delay in the Flight Crew Training.

XLR-PA-03941-LA-1300294 Spares Flight Crew Training	LA Page 2
BOEING PROPRIETARY

6. Customer Warranty.

Customer warrants that the Standby Parts will meet the requirements of the Detail Specification and be in a condition to pass Boeing’s receiving inspection and functional test, and if not in a new condition, will have an attached FAA Serviceable Parts Tag.

7. Title and Risk of Loss.

Title to and risk of loss of any Standby Parts or Removed Parts will remain with Customer.  Boeing will have only such liability for Standby Parts and Removed Parts as a bailee for mutual benefit would have, but will not be liable for loss of use.  For Replacement Parts, title will transfer to Customer at the time such part is installed on the Training Aircraft.

Very truly yours,

THE BOEING COMPANY

By
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By
Michael O’Leary
Its

XLR-PA-03941-LA-1300294 Spares Flight Crew Training	LA Page 3
BOEING PROPRIETARY

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207
XLR-PA-03941-LA-1300295

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	Special Matters

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1. [*]
[*]

2.[*]

[*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300295 Special Matters	LA Page 1
BOEING PROPRIETARY

3.[*]
[*]

4.[*]
[*]

5.  [*]
[*]

6.  [*].

[*]

7. [*]
[*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300295 Special Matters	LA Page 2
BOEING PROPRIETARY

[*]

8.  [*]

    [*]

9. [*]

          [*]

TABLE
[*]

          [*]

10.[*]

10.1 [*]

[*]

10.2 [*]

[*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300295 Special Matters	LA Page 3
BOEING PROPRIETARY

11.[*]
[*]

12.[*]
[*]

13.[*]
[*]

14.[*]
.[*]

15..[*]
.[*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300295 Special Matters	LA Page 4
BOEING PROPRIETARY

16.[*]

[*]

17                     Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer. [*]

18                    Confidentiality.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300295 Special Matters	LA Page 5
BOEING PROPRIETARY

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300295 Special Matters	LA Page 6
BOEING PROPRIETARY

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300296

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	Shareholder Approval

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1.  Shareholder Approval.

Customer will use all reasonable efforts to obtain approval for the purchase of the Aircraft from Shareholders of Ryanair Holdings plc as soon as practicable after the signing of this Letter Agreement, and will advise Boeing promptly after such approval has been obtained.  If Boeing has not received written notice from Customer on or before [*] that approval has been obtained, then the Purchase Agreement will be terminated immediately thereafter.

2.  Effect of Termination.

If there is any termination under the above provisions, all rights and obligations of Boeing and Customer with respect to the Aircraft will terminate and be without further force and effect, except that Boeing will promptly refund to Customer, without interest, all applicable advance payments, received by Boeing from Customer pursuant to the Purchase Agreement and Customer will promptly refund to Boeing all applicable advances credits provided with respect to the Aircraft.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

XLR-PA-03941-LA-1300296 Shareholder Approval LA Page	LA Page 1
BOEING PROPRIETARY

XLR-PA-03941-LA-1300296

3.  Confidential Treatment.

The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer will limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300296 Shareholder Approval LA Page	LA Page 2
BOEING PROPRIETARY

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300297

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	[*]

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1. [*]

1.1 [*]

1.2  [*]

1.3 [*]

2. Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer. [*]

XLR-PA-03941-LA-1300297 [*]	LA Page 1
BOEING PROPRIETARY

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

3. Confidential Treatment.

The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer will limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300297 [*]	LA Page 2
BOEING PROPRIETARY

*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207

XLR-PA-03941-LA-1300298

Aviation Finance and Leasing S.à.r.l.
6, rue Guillaume Schneider
L-2522
Luxembourg

Subject:	[*]

Reference:	Purchase Agreement No. PA-03941 (Purchase Agreement) between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer) relating to Model 737-8MD aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement.  All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement.

1.[*]
[*]

2. [*]

2.1 [*]

2.2 [*]

2.3    [   *]

2.3.1  [*]

2.3.2 [*]
XLR-PA-03941-LA-1300298 [*]	LA Page 1
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

2.3.3 [*]

2.3.4 [*]

2.4[*]

2.4.1  [*]

2.4.2 [*]

2.5[*]

2.5.1  [*]

2.5.2 [*]

2.5.3  [*]

2.5.4 [*]

2.5.5  [*]

3. Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer. [*]

XLR-PA-03941-LA-1300298 [*]	LA Page 2

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

4. Confidentiality.

Customer understands and agrees that the information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties.  Customer agrees to limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

Very truly yours,

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

Aviation Finance and Leasing S.à.r.l.

By	/s/ Michael O’Leary
Michael O’Leary
Its	Director

XLR-PA-03941-LA-1300298 [*]	LA Page 3
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AIRCRAFT GENERAL TERMS AGREEMENT

AGTA-XLR

between

THE BOEING COMPANY

and

Aviation Finance and Leasing S.à.r.l.

EXHIBITS		PAGE NUMBER
A	Buyer Furnished Equipment Provisions Document	EXA 1
B	Customer Support Document	EXB 1
C	Product Assurance Document	EXC 1

APPENDICES		PAGE NUMBER
I	Insurance Certificate	A-1
II	Purchase Agreement Assignment	A-5
III	Post-Delivery Sale Notice	A-11
IV	Post-Delivery Lease Notice	A-13
V	Purchaser’s/Lessee’s Agreement	A-16
VI	Owner Appointment of Agent – Warranties	A-19
VII	Contractor Confidentiality Agreement	A-22
VIII	Post-Delivery Sale with Lease to Seller	A-26
IX	Sale with Lease	A-29
X	Post-Delivery Security	A-33

AGTA-XLR	AGTA Page 2

AIRCRAFT GENERAL TERMS AGREEMENT NUMBER AGTA-XLR

Between

The Boeing Company

And

Aviation Finance and Leasing S.à.r.l.

Relating to

BOEING AIRCRAFT

This Aircraft General Terms Agreement Number AGTA-XLR (AGTA) between The Boeing Company, a Delaware corporation, (Boeing) and Aviation Finance and Leasing S.à.r.l., a Luxembourg corporation, (Customer) will apply to all Boeing aircraft contracted for purchase from Boeing by Customer after the effective date of this AGTA.

Terms and conditions contained in any purchase agreement and any letter agreements thereto dated as of, or after, the date of this AGTA, will take priority over any corresponding terms and conditions of this AGTA.

Article 1. Subject Matter of Sale.

1.1 Aircraft.  Boeing will manufacture and sell to Customer and Customer will purchase from Boeing aircraft under purchase agreements that incorporate the terms and conditions of this AGTA.

1.2 Buyer Furnished Equipment.  Exhibit A, Buyer Furnished Equipment Provisions Document to the AGTA, contains the obligations of Customer and Boeing with respect to equipment purchased and provided by Customer, which Boeing will receive, inspect, store, and install in an aircraft before delivery to Customer.  This equipment is defined as Buyer Furnished Equipment (BFE).

1.3 Customer Support.  Exhibit B, Customer Support Document to the AGTA, contains the obligations of Boeing relating to Materials (as defined in Part 3 thereof), training, services, and other things in support of aircraft.

1.4 Product Assurance.  Exhibit C, Product Assurance Document to the AGTA, contains the obligations of Boeing and the suppliers of equipment installed in each aircraft at delivery relating to warranties, patent indemnities, software copyright indemnities, and service life policies.

Article 2. Price, Taxes, and Payment.

2.1 Price.

2.1.1 Airframe Price is defined as the price of the airframe for a specific model of aircraft described in a purchase agreement.  (For Models 737-600, 737-700, 737-800, 737-900, 737-7, 737-8, 737-9, 747-8, 777-200LR, and 777-300ER the Airframe Price includes the engine price at its basic thrust level.)

AGTA-XLR	AGTA Page 3

2.1.2 Optional Features Prices are defined as the prices for optional features selected by Customer for a specific model of aircraft described in a purchase agreement.

2.1.3 Engine Price is defined as the price set by the engine manufacturer for a specific engine to be installed on the model of aircraft described in a purchase agreement (not applicable to Models 737-600, 737-700, 737-800, 737-900, 737-7, 737-8, 737-9, 747-8, 777-200LR and 777-300ER).

2.1.4 Aircraft Basic Price is defined as the sum of the Airframe Price, Optional Features Prices, and the Engine Price, if applicable.

2.1.5 Escalation Adjustment is defined as the price adjustment to the Airframe Price (which includes the basic engine price for Models 737-600, 737-700 737-800, 737-900, 737-7, 737-8, 737-9, 747-8, 777-200LR and 777-300ER) and the Optional Features Prices resulting from the calculation using the economic price formula contained in the Airframe and Optional Features Escalation Adjustment supplemental exhibit to the applicable purchase agreement.  The price adjustment to the Engine Price for all other models of aircraft will be calculated using the economic price formula in the Engine Escalation Adjustment supplemental exhibit to the applicable purchase agreement.

2.1.6 Advance Payment Base Price is defined as the estimated price of an aircraft, as of the date of signing a purchase agreement, for the scheduled month of delivery of such aircraft using commercial forecasts of the Escalation Adjustment.

2.1.7 Aircraft Price is defined as the total amount Customer is to pay for an aircraft at the time of delivery, which is the sum of the Aircraft Basic Price, the Escalation Adjustment, and other price adjustments made pursuant to the purchase agreement.

2.2 Taxes.

2.2.1 Taxes are defined as all taxes, fees, charges, or duties and any interest, penalties, fines, or other additions to tax, including, but not limited to sales, use, value added, gross receipts, stamp, excise, transfer, and similar taxes imposed by any domestic or foreign taxing authority, arising out of or in connection with the performance of the applicable purchase agreement or the sale, delivery, transfer, or storage of any aircraft, BFE, or other things furnished under the applicable purchase agreement.  Except for U.S. federal income taxes, taxes relating to selling through a foreign sales corporation and Washington State and local business and occupation taxes, regardless of delivery location, and net income taxes or tax measured by net income imposed on Boeing or Boeing's assignee where [*] customer will be responsible for filing all tax returns, reports and declarations and paying all Taxes.

2.2.2 Reimbursement of Boeing.  Customer will promptly reimburse Boeing on demand, net of additional taxes thereon, for any Taxes that are imposed on and paid by Boeing or that Boeing is responsible for collecting.

2.3 Payment.

2.3.1 Advance Payment Schedule.  Customer will make advance payments to Boeing for each aircraft in the amounts and on the dates indicated in the schedule set forth in the applicable purchase agreement.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 4

2.3.2 Payment at Delivery.  Customer will pay any unpaid balance of the Aircraft Price at the time of delivery of each aircraft.

2.3.3 Form of Payment.  Customer will make all payments to Boeing by unconditional wire transfer of immediately available funds in United States Dollars in a bank account in the United States designated by Boeing.

2.3.4 Monetary and Government Regulations.  Customer is responsible for complying with all monetary control regulations and for obtaining necessary governmental authorizations related to payments.

Article 3. Regulatory Requirements and Certificates.

3.1 Certificates.  Boeing will manufacture each aircraft to conform to the appropriate Type Certificate issued by the United States Federal Aviation Administration (FAA) for the specific model of aircraft and will obtain from the FAA and furnish to Customer at delivery of each aircraft either a Standard Airworthiness Certificate or an Export Certificate of Airworthiness issued pursuant to Part 21 of the Federal Aviation Regulations.

3.2 FAA or Applicable Regulatory Authority Manufacturer Changes.

3.2.1 A Manufacturer Change is defined as any change to an aircraft, data relating to an aircraft, or testing of an aircraft required by the FAA to obtain a Standard Airworthiness Certificate or by the country of import and/or registration to obtain an Export Certificate of Airworthiness.

3.2.2 Boeing will bear the cost of incorporating all Manufacturer Changes into the aircraft:

(i)	resulting from requirements issued by the FAA or EASA for its validation of the aircraft type prior to the date of the Type Certificate for the applicable aircraft;

(ii)	resulting from requirements issued by the FAA or EASA for its validation of the aircraft type prior to the date of the applicable purchase agreement; and

(iii)
for any aircraft delivered during the 18 month period immediately following the date of the applicable purchase agreement (regardless of when the requirement including FAA Airworthiness Directives for such change was issued by the FAA).

3.2.3 Customer will pay Boeing's charge for incorporating all other Manufacturer Changes into the aircraft, including all changes for validation of an aircraft required by any governmental agency of the country of importation and/or registration, or the EASA where these costs are incremental to the costs of obtaining an FAA Export Certificate of Airworthiness.

3.3 FAA Operator Changes.

AGTA-XLR	AGTA Page 5

3.3.1 An Operator Change is defined as a change in equipment that is required by Federal Aviation Regulations which (i) is generally applicable to transport category aircraft to be used in United States certified air carriage and (ii) the required compliance date is on or before the scheduled delivery month of the aircraft.

3.3.2 Boeing will deliver each aircraft with Operator Changes incorporated or, at Boeing’s option, with suitable provisions for the incorporation of such Operator Changes, and Customer will pay Boeing's applicable charges.

3.4 Export License.  If an export license is required by United States law or regulation for any aircraft or any other things delivered under the purchase agreement, it is Customer's obligation to obtain such license.  If requested, Boeing will assist Customer in applying for any such export license.  Customer will furnish any required supporting documents.

Article 4. Detail Specification; Changes.

4.1 Configuration Changes.  The Detail Specification is defined as the Boeing document that describes the configuration of each aircraft purchased by Customer.  The Detail Specification for each aircraft may be amended (i) by Boeing to reflect the incorporation of Manufacturer Changes and Operator Changes or (ii) by the agreement of the parties.  In either case the amendment will describe the particular changes to be made and any effect on design, performance, weight, balance, scheduled delivery month, Aircraft Basic Price, Aircraft Price, and/or Advance Payment Base Price.

4.2 Development Changes.  Development Changes are defined as to aircraft that do not affect the Aircraft Price or scheduled delivery month, and do not adversely affect guaranteed weight, guaranteed performance, or compliance with the interchangeability or replaceability requirements set forth in the applicable Detail Specification.  Boeing may, at its option, incorporate Development Changes into the Detail Specification and into an aircraft prior to delivery to Customer. [*]

4.3 Notices.  Boeing will promptly notify Customer of any amendments to a Detail Specification.

Article 5. Representatives, Inspection, Demonstration Flights, Test Data and Performance Guarantee Compliance.

5.1 Office Space.  Twelve (12) months before delivery of the first aircraft purchased, and continuing until the delivery of the last aircraft on firm order, Boeing will furnish, free of charge, suitable office space and equipment for the accommodation of up to three representatives of Customer in or conveniently located near the assembly plant.

5.2 Inspection.  Customer's representatives may inspect each aircraft at any reasonable time, provided such inspection does not interfere with Boeing's performance.

5.3 Demonstration Flights.  Prior to delivery, Boeing will fly each aircraft up to four hours to demonstrate to Customer the function of the aircraft and its equipment using Boeing's production flight test procedures.  Customer may designate up to five representatives to participate as observers.  [*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 6

5.4 Test Data; Performance Guarantee Compliance.  Performance Guarantees are defined as the written guarantees in a purchase agreement regarding the operational performance of an aircraft.  Boeing will furnish to Customer flight test data obtained on an aircraft of the same model to evidence compliance with the Performance Guarantees.  Performance Guarantees will be met if reasonable engineering interpretations and calculations based on the flight test data establish that the particular aircraft being delivered under the applicable purchase agreement would, if actually flown, comply with the guarantees.

5.5 Special Aircraft Test Requirements.  Boeing may use an aircraft for flight and ground tests prior to delivery, without reduction in the Aircraft Price, if the tests are considered necessary by Boeing (i) to obtain or maintain the Type Certificate or Certificate of Airworthiness for the aircraft or (ii) to evaluate potential improvements that may be offered for production or retrofit incorporation. [*]

Article 6. Delivery.

6.1 Notices of Delivery Dates.  Boeing will notify Customer of the approximate delivery date of each aircraft at least thirty (30) days before the scheduled month of delivery and again at least fourteen (14) days before the scheduled delivery date.

6.2 Place of Delivery.  Unless mutually agreed otherwise, each aircraft will be delivered at a facility selected by Boeing in the State of Washington.   [*]

6.3 Bill of Sale.  At delivery of an aircraft, Boeing will provide Customer a bill of sale conveying good title, free of encumbrances.

6.4 Delay.  If Customer delays acceptance of an aircraft beyond the scheduled delivery date, Customer will reimburse Boeing for all direct costs including, but not limited to, interest on the balance of the Aircraft Price due at delivery, storage, taxes, maintenance, and insurance incurred by Boeing as a result of the delay.  Boeing will use all reasonable efforts to mitigate such costs.

Article 7. Excusable Delay.

7.1 General.  Boeing will not be liable for any delay in the scheduled delivery month of an aircraft or other performance under a purchase agreement caused by (i) acts of God; (ii) war or armed hostilities; (iii) government acts or priorities; (iv) fires, floods, or earthquakes; (v) strikes or labor troubles causing cessation, slowdown, or interruption of work; (vi) inability, after due and timely diligence, to procure materials, systems, accessories, equipment or parts; or (vii) any other cause to the extent such cause is beyond Boeing's control and not occasioned by Boeing's fault or negligence.  A delay resulting from any such cause is defined as an Excusable Delay.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 7

7.2 Notice.  Boeing will give written notice to Customer (i) of a delay as soon as Boeing concludes that an aircraft will be delayed beyond the scheduled delivery month due to an Excusable Delay and, when known, (ii) of a revised delivery month based on Boeing’s appraisal of the facts.

7.3 Delay in Delivery of Twelve (12) Months or Less.  If the revised delivery month is twelve (12) months or less [*] after the scheduled delivery month, Customer will accept such aircraft when tendered for delivery, subject to the following:

7.3.1 The calculation of the Escalation Adjustment will be based on the previously scheduled delivery month.

7.3.2 The advance payment schedule will be adjusted to reflect the revised delivery month.

7.3.3 All other provisions of the applicable purchase agreement, including the BFE on-dock dates for the delayed aircraft, are unaffected by an Excusable Delay.  [*]

7.4 Delay in Delivery of More Than Twelve (12) Months.  If the revised delivery month is more than twelve (12) months after the scheduled delivery month, either party may terminate the applicable purchase agreement with respect to such aircraft within 30 days of the notice.  If either party does not terminate the applicable purchase agreement with respect to such aircraft, all terms and conditions of the applicable purchase agreement will remain in effect. [*].

7.5 Aircraft Damaged Beyond Repair.  If an aircraft is destroyed or damaged beyond repair for any reason before delivery, Boeing will give written notice to Customer specifying the earliest month possible, consistent with Boeing's other contractual commitments and production capabilities, in which Boeing can deliver a replacement. [*] customer will have thirty (30) days from receipt of such notice to elect to have Boeing manufacture a replacement aircraft under the same terms and conditions of purchase, except that the calculation of the Escalation Adjustment will be based upon the scheduled delivery month in effect immediately prior to the date of such notice, or, failing such election, the applicable purchase agreement will terminate with respect to such aircraft.  Boeing will not be obligated to manufacture a replacement aircraft if reactivation of the production line for the specific model of aircraft would be required.

7.6 Termination.  Termination under this Article will discharge all obligations and liabilities of Boeing and Customer with respect to any aircraft and all related undelivered Materials (as defined in Exhibit B, Customer Support Document), training, services, and other things terminated under the applicable purchase agreement, except that Boeing will return to Customer, without interest, an amount equal to all advance payments paid by Customer for the aircraft.  If Customer terminates the applicable purchase agreement as to any aircraft, Boeing may elect, by written notice to Customer within thirty (30) days, to purchase from Customer any BFE related to the aircraft at the invoice prices paid, or contracted to be paid, by Customer.
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 8

7.7 Exclusive Rights.  The termination rights in this Article are in substitution for all other rights of termination or any claim arising by operation of law due to delays in performance covered by this Article.

7.8  [*]

7.9 .[*]

Article 8. Risk Allocation/Insurance.

8.1 Title and Risk with Boeing.

8.1.1 Boeing's Indemnification of Customer.  Until transfer of title to an aircraft to Customer, Boeing will indemnify and hold harmless Customer and Customer's observers from and against all claims and liabilities, including all expenses and attorneys' fees incident thereto or incident to establishing the right to indemnification, for injury to or death of any person(s), including employees of Boeing but not employees of Customer, or for loss of or damage to any property, including an aircraft, arising out of or in any way related to the operation of an aircraft during all demonstration and test flights conducted under the provisions of the applicable purchase agreement, whether or not arising in tort or occasioned by the negligence of Customer or any of Customer’s observers.

8.1.2 Definition of Customer.  For the purposes of this Article, "Customer" is defined as Aviation Finance and Leasing S.à.r.l., its divisions, subsidiaries, affiliates, the assignees of each, and their respective directors, officers, employees, and agents.

8.2 Insurance.

8.2.1 Insurance Requirements.  Customer will purchase and maintain insurance acceptable to Boeing and will provide a certificate of such insurance that names Boeing as an additional insured for any and all claims and liabilities for injury to or death of any person or persons, including employees of Customer but not employees of Boeing, or for loss of or damage to any property, including any aircraft, arising out of or in any way relating to Materials, training, services, or other things provided under Exhibit B of the AGTA, which will be incorporated by reference into the applicable purchase agreement, whether or not arising in tort or occasioned by the negligence of Boeing, except with respect to legal liability to persons or parties other than Customer or Customer's assignees arising out of an accident caused solely by a product defect in an aircraft.  Customer will provide such certificate of insurance at least thirty (30) days prior to the scheduled delivery of the first aircraft under a purchase agreement.  The insurance certificate will reference each aircraft delivered to Customer pursuant to each applicable purchase agreement.  Annual renewal certificates will be submitted to Boeing before the expiration of the policy periods.  The form of the insurance certificate, attached as Appendix I, states the terms, limits, provisions, and coverages required by this Article 8.2.1.  The failure of Boeing to demand compliance with this Article 8.2.1 in any year will not in any way relieve Customer of its obligations hereunder nor constitute a waiver by Boeing of these obligations.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 9

8.2.2 Noncompliance with Insurance Requirements.  If Customer fails to comply with any of the insurance requirements of Article 8.2.1 or if any of the insurers fails to pay a claim covered by the insurance or otherwise fails to meet any of insurer’s obligations required by Appendix I, Customer will provide the same protection to Boeing as that required by Article 8.2.1 above.

8.2.3 Definition of Boeing.  For purposes of this article, Boeing is defined as The Boeing Company, its divisions, subsidiaries, affiliates, assignees of each, and their respective directors, officers, employees, and agents.

Article 9. Assignment, Resale, or Lease.

9.1 Assignment.  This AGTA and each applicable purchase agreement are for the benefit of the parties and their respective successors and assigns.  No rights or duties of either party may be assigned or delegated, or contracted to be assigned or delegated, without the prior written consent of the other party, except:

9.1.1 Either party may assign its interest to a corporation that (i) results from any merger, reorganization, or acquisition of such party and (ii) acquires substantially all the assets of such party;

9.1.2 Boeing may reserve rights to receive money; [*]

9.1.3 [*]

9.1.4 [*]

9.2 Transfer by Customer at Delivery.  Boeing will take any requested action reasonably required for the purpose of causing an aircraft, at time of delivery, to be subject to an equipment trust, conditional sale, lien, or other arrangement for Customer to finance the aircraft.  However, no such action will require Boeing to divest itself of title to or possession of the aircraft until delivery of and payment for the aircraft.  A sample form of assignment acceptable to Boeing is attached as Appendix II.

9.3 Post-Delivery Sale or Lease by Customer.  If, following delivery of an aircraft, Customer sells or leases the aircraft (including any sale and lease-back for financing purposes), all of Customer's rights with respect to the aircraft under the applicable purchase agreement will inure to the benefit of the purchaser or lessee of such aircraft, effective upon Boeing's receipt of the written  agreement of the purchaser or lessee, in a form satisfactory to Boeing, to comply with all applicable terms and conditions of the applicable purchase agreement. Sample forms of agreement acceptable to Boeing are attached as Appendices III, IV,VII, IX and X.
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 10

9.4 Notice of Post-Delivery Sale or Lease.  Customer will give notice to Boeing as soon as practicable of the sale or lease of an aircraft, including in the notice the name of the entity or entities with title and/or possession of such aircraft.

9.5 Exculpatory Clause in Post-Delivery Sale or Lease.  If, following the delivery of an aircraft, Customer sells or leases such aircraft and obtains from the transferee any form of exculpatory clause protecting Customer from liability for loss of or damage to the aircraft, and/or related incidental or consequential damages, including without limitation loss of use, revenue, or profit, Customer shall obtain for Boeing the purchaser’s or lessee’s written agreement to be bound by terms and conditions substantially as set forth in Appendix V.  This Article 9.5 applies only if purchaser or lessee has not provided to Boeing the written agreement described in Article 9.3 above.

9.6 Appointment of Agent - Warranty Claims.  If, following delivery of an aircraft, Customer appoints an agent to act directly with Boeing for the administration of claims relating to the warranties under the applicable purchase agreement, Boeing will deal with the agent for that purpose, effective upon Boeing's receipt of the agent's written agreement, in a form satisfactory to Boeing, to comply with all applicable terms and conditions of the applicable purchase agreement.  A sample form of agreement acceptable to Boeing is attached as Appendix VI.

9.7   [*]

9.8   [*]

Article 10. Termination of Purchase Agreements for Certain Events.

10.1 Termination.  If either party:

(i)
ceases doing business as a going concern, or suspends all or substantially all its business operations, or makes an assignment for the benefit of creditors, or generally does not pay its debts, [*] as they become due, or admits in writing its inability to pay its debts; or

(ii)
petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; commences any legal proceeding such as bankruptcy, reorganization, readjustment of debt, dissolution, or liquidation available for the relief of financially distressed debtors; or becomes the object of any such proceeding, unless the proceeding is dismissed or stayed within a reasonable period, [*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 11

the other party may terminate any purchase agreement with respect to any undelivered aircraft, Materials, training, services, and other things by giving written notice of termination.

10.2 Repayment of Advance Payments.  If Customer terminates the applicable purchase agreement under this Article, Boeing will repay to Customer an amount equal to any advance payments received by Boeing from Customer with respect to undelivered aircraft [*]

Article 11. Notices.

All notices required by this AGTA or by any applicable purchase agreement will be written in English, will be effective on the date of receipt, and will be delivered or transmitted by any customary means to the appropriate address or number listed below:

Customer	Mail:	Aviation Finance and Leasing Sà.r.l. Attention: Mr. Howard Miller
	Email:	millarh@ryanair.com
	Facsimile:	+353 1 812 1213
	Telephone:	+353 1 812 1212

Boeing	Delivery or Courier:	Boeing Commercial Airplanes 1901 Oakesdale Avenue SW Renton, Washington 98057 U.S.A. Attention: Vice President - Contracts Mail Code 21-24
	Mail:	Boeing Commercial Airplanes P.O. Box 3707 Seattle, Washington 98124-2207 U.S.A. Attention: Vice President - Contracts Mail Code 21-24
	Facsimile:	(425) 237-1706
	Telephone:	(206) 766-2400

Article 12. Miscellaneous.

12.1 Government Approval.  Boeing and Customer will assist each other in obtaining any governmental consents or approvals required to effect certification and sale of aircraft under the applicable purchase agreement.

12.2 Headings.  Article and paragraph headings used in this AGTA and in any purchase agreement are for convenient reference only and are not intended to affect the interpretation of this AGTA or any purchase agreement.

12.3 GOVERNING LAW.  THIS AGTA AND ANY PURCHASE AGREEMENT WILL BE INTERPRETED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF WASHINGTON, U.S.A., EXCEPT THAT WASHINGTON'S CHOICE OF LAW RULES WILL NOT BE INVOKED FOR THE PURPOSE OF APPLYING THE LAW OF ANOTHER JURISDICTION.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 12

12.4 Waiver/Severability.  Failure by either party to enforce any provision of this AGTA or any purchase agreement will not be construed as a waiver.  If any provision of this AGTA or any provision of any purchase agreement is held unlawful or otherwise ineffective by a court of competent jurisdiction, the remainder of the AGTA or the applicable purchase agreement will remain in effect.

12.5 Survival of Obligations.  The Articles and Exhibits of this AGTA including but not limited to those relating to insurance, DISCLAIMER AND RELEASE and the EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES will survive termination or cancellation of any purchase agreement or part thereof.

12.6 AGTA Changes.  The intent of the AGTA is to simplify the standard contracting process for terms and conditions which are related to the sale and purchase of all Boeing aircraft.  This AGTA has been mutually agreed to by the parties as of the date indicated below.  From time to time the parties may elect, by mutual agreement to update, or modify the existing articles as written.  If such changes are made, any existing executed Purchase Agreement(s) will be governed by the terms and conditions of the Revision level of the AGTA in effect on the date of the executed Purchase Agreement.

AGREED AND ACCEPTED this

March 182013
Date

THE BOEING COMPANY	Aviation Finance and Leasing

/s/ Ray Conner	/s/ Michael O'Leary
Signature	Signature

Ray Conner	Michael O’Leary
Printed name	Printed name

CEO, Boeing Commercial Airplanes	DIRECTOR
Title	Title

THE BOEING COMPANY

/s/ Lisa Cruz
Signature

Lisa Cruz
Printed name

Attorney-in-Fact
Title

AGTA-XLR	AGTA Page 13

EXHIBIT A

to

AIRCRAFT GENERAL TERMS AGREEMENT

AGTA-XLR

between

THE BOEING COMPANY

and

AVIATION FINANCE AND LEASING S.À.R.L.

BUYER FURNISHED EQUIPMENT PROVISIONS DOCUMENT

AGTA-XLR	AGTA Page 1

EXHIBIT A
BUYER FURNISHED EQUIPMENT PROVISIONS DOCUMENT

1. General.

Certain equipment to be installed in the aircraft is furnished to Boeing by Customer at Customer's expense.  This equipment is designated Buyer Furnished Equipment (BFE) and is listed in the Detail Specification.  Boeing will provide to Customer a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in sequence installation of BFE as described in the applicable Supplemental Exhibit to this Exhibit A in a purchase agreement at the time of aircraft purchase.

[*]

2. Supplier Selection.

Customer will:

2.1 Select and notify Boeing of the suppliers of BFE items by those dates appearing in the applicable supplemental exhibit to a purchase agreement at the time of aircraft purchase.

2.2 Meet with Boeing and such selected BFE suppliers promptly after such election to:

2.2.1 complete BFE configuration design requirements for such BFE; and

2.2.2 confirm technical data submittal requirements for BFE certification.

3. Customer's Obligations.

Customer will:

3.1 comply with and cause the supplier to comply with the provisions of the BFE Document or BFE Report;

3.1.1 deliver technical data (in English) to Boeing as required to support installation and FAA certification in accordance with the schedule provided by Boeing or as mutually agreed upon during the BFE meeting referred to in Article 2.2 above;

3.1.2 deliver BFE including production and/or flight training spares and BFE Aircraft Software to Boeing in accordance with the quantities, schedule, and other instructions provided therein;

3.1.3 provide all BFE Aircraft Software from Boeing approved vendors who comply with 06-55562-8, BCAG Standards for Loadable Systems; and

3.1.4 deliver appropriate quality assurance documentation to Boeing as required with each BFE part (06-56586, "BFE Product Acceptance Requirements").

3.2 authorize Boeing to discuss all details of the BFE directly with the BFE suppliers;

3.3 authorize Boeing to conduct or delegate to the supplier quality source inspection and supplier hardware acceptance of BFE at the supplier location;
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 2

3.3.1 require supplier's contractual compliance to Boeing defined quality assurance requirements, source inspection programs and supplier delegation programs, including availability of adequate facilities for Boeing resident personnel; and

3.3.2 ensure that all BFE supplier's quality systems are approved to Boeing’s then current standards for such systems;

3.4 obtain from supplier a non-exclusive, perpetual, royalty-free, irrevocable license for Boeing to copy BFE Aircraft Software.  The license is needed to enable Boeing to load the software copies in (i) the aircraft’s mass storage device (MSD), (ii) media (e.g., diskettes, CD-ROMs, etc.), (iii) the BFE hardware and/or (iv) an intermediate device or other media to facilitate copying of the BFE Aircraft Software into the aircraft’s MSD, BFE hardware and/or media, including media as Boeing may deliver to Customer with the aircraft;

3.5 grant Boeing a license, extending the same rights set forth in paragraph 3.4 above, to copy:  (i) BFE Aircraft Software and data Customer has modified and/or (ii) other software and data Customer has added to the BFE Aircraft Software, [*];

3.6[*] provide necessary field service representation at Boeing's facilities to support Boeing on all issues related to the installation and certification of BFE;

3.7 deal directly with all BFE suppliers, the overhaul data, provisioning data, related product support documentation and any warranty provisions applicable to the BFE;

3.8 work closely with Boeing and the BFE suppliers to resolve any difficulties, including defective equipment, that arise;

3.9 be responsible for modifying, adjusting and/or calibrating BFE as required for FAA approval and for all related expenses;

3.10 provide BFE which will meet the requirements of the Detail Specification; and

3.11 [*]

3.12 [*]

4. Boeing's Obligations.

Other than as set forth below, Boeing will provide for the installation of and install the BFE and obtain certification of the aircraft with the BFE installed.

5. Nonperformance by Customer.

If Customer's nonperformance of obligations in this Exhibit and in the applicable supplemental exhibit to a purchase agreement, BFE Document or BFE Report causes a delay in the delivery of the aircraft or causes Boeing to perform out-of-sequence or additional work, Customer will reimburse Boeing for all resulting expenses and be deemed to have agreed to any such delay in aircraft delivery.  In addition Boeing will have the right to:

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 3

5.1 provide and install specified equipment or suitable alternate equipment and increase the price of the aircraft accordingly; and/or

5.2 deliver the aircraft to Customer without the BFE installed.

6. Return of Equipment.

BFE not installed in the aircraft will be returned to Customer in accordance with Customer's instructions and at Customer's expense.

7. Title and Risk of Loss.

Title to and risk of loss of BFE will at all times remain with Customer or other owner.  Boeing will have only such liability for BFE as a bailee for mutual benefit would have, but will not be liable for loss of use.

8. Indemnification of Boeing.

Customer hereby indemnifies and holds harmless Boeing from and against all claims and liabilities, including costs and expenses (including attorneys' fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person or persons, including employees of Customer but not employees of Boeing, or for loss of or damage to any property, including any aircraft, arising out of or in any way connected with any nonconformance or defect in any BFE and whether or not arising in tort or occasioned by the negligence of Boeing.  This indemnity will not apply with respect to any nonconformance or defect caused solely by Boeing's installation of the BFE.

9. Patent Indemnity.

Customer hereby indemnifies and holds harmless Boeing from and against all claims, suits, actions, liabilities, damages and costs arising out of any actual or alleged infringement of any patent or other intellectual property rights by BFE or arising out of the installation, sale or use of BFE by Boeing.  [*]

10. Definitions.

For the purposes of the above indemnities, the term "Boeing" includes The Boeing Company, its divisions, subsidiaries and affiliates, the assignees of each, and their directors, officers, employees and agents.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 4

EXHIBIT B

to

AIRCRAFT GENERAL TERMS AGREEMENT

AGTA-XLR

between

THE BOEING COMPANY

and

AVIATION FINANCE AND LEASING S.À.R.L.

CUSTOMER SUPPORT DOCUMENT

This document contains:

Part 1:	Maintenance and Flight Training Programs; Operations Engineering Support
Part 2:	Field and Engineering Support Services
Part 3:	Technical Information and Materials
Part 4:	Alleviation or Cessation of Performance
Part 5:	Protection of Proprietary Information and Proprietary Materials

AGTA-XLR	AGTA Page 1

EXHIBIT B
CUSTOMER SUPPORT DOCUMENT
PART 1:                      MAINTENANCE AND FLIGHT TRAINING PROGRAMS; OPERATIONS ENGINEERING SUPPORT

1. Boeing Training Programs.

1.1 Boeing will provide maintenance training and flight training programs to support the introduction of a specific model of aircraft into service. The training programs will consist of general and specialized courses and will be described in a Supplemental Exhibit to the applicable purchase agreement.

1.2 Boeing will conduct all training at Boeing's primary training facility in the Seattle area unless otherwise agreed.

1.3 All training will be presented in the English language.  If translation is required, Customer will provide interpreters.

1.4 Customer will be responsible for all living expenses of Customer's personnel.  Boeing will transport Customer's personnel between their local lodging and Boeing's training facility.

2. Training Planning Conferences.

Customer and Boeing will conduct planning conferences approximately twelve (12) months before the scheduled delivery month of the first aircraft of a model to define and schedule the maintenance and flight training programs.

3. Operations Engineering Support.

3.1 As long as an aircraft purchased by Customer from Boeing is operated by Customer in scheduled revenue service, Boeing will provide operations engineering support.  Such support will include:

3.1.1 assistance with the analysis and preparation of performance data to be used in establishing operating practices and policies for Customer's operation of aircraft;

3.1.2 assistance with interpretation of the minimum equipment list, the definition of the configuration deviation list and the analysis of individual aircraft performance;

3.1.3 assistance with solving operational problems associated with delivery and route-proving flights;

3.1.4 information regarding significant service items relating to aircraft performance or flight operations; and

3.1.5 if requested by Customer, Boeing will provide operations engineering support during an aircraft ferry flight.
AGTA-XLR	AGTA Page 2

4. Training at a Facility Other Than Boeing's.

If requested by Customer, Boeing will conduct the classroom portions of the maintenance and flight training (except for the Performance Engineer training courses) at a mutually acceptable alternate training site, subject to the following conditions:

4.1 Customer will provide acceptable classroom space, simulators (as necessary for flight training) and training equipment required to present the courses;

4.2 Customer will pay Boeing's then current per diem charge for each Boeing instructor for each day, or fraction thereof, that the instructor is away from the Seattle area, including travel time;

4.3 Customer will reimburse Boeing for the actual costs of round-trip transportation for Boeing's instructors and the shipping costs of training Materials between the primary training facility and the alternate training site;

4.4 Customer will be responsible for all taxes, fees, duties, licenses, permits and similar expenses incurred by Boeing and its employees as a result of Boeing's providing training at the alternate site or incurred as a result of Boeing providing revenue service training.  [*]

4.5 Those portions of training that require the use of training devices not available at the alternate site will be conducted at Boeing's facility or at some other alternate site.

5. General Terms and Conditions.

5.1 Boeing flight instructor personnel will not be required to work more than five days per week, or more than eight hours in any one 24 hour period, of which not more than five hours per eight hour workday will be spent in actual flying.  These foregoing restrictions will not apply to ferry assistance or revenue service training services, which will be governed by FAA rules and regulations.

5.2 Normal Line Maintenance is defined as line maintenance that Boeing might reasonably be expected to furnish for flight crew training at Boeing's facility, and will include ground support and aircraft storage in the open, but will not include provision of spare parts.  Boeing will provide Normal Line Maintenance services for any aircraft while the aircraft is used for flight crew training at Boeing's facility.  Customer will provide such services if flight crew training is conducted elsewhere.  Customer will be responsible for providing all maintenance items (other than those included in Normal Line Maintenance) required during the training, including, but not limited to, fuel, oil, landing fees and spare parts, [*]

5.3 If the training is based at Boeing's facility, and the aircraft is damaged during such training, Boeing will make all necessary repairs to the aircraft as promptly as possible.  Customer will pay Boeing's reasonable charge, including the price of parts and materials, for making the repairs.  If Boeing's estimated labor charge for the repair exceeds Twenty-five Thousand U.S. Dollars ($25,000), Boeing and Customer will enter into an agreement for additional services before beginning the repair work.  [*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 3

5.4 If the flight training is based at Boeing's facility, several airports in the states [*] may be used.  Unless otherwise agreed in the flight training planning conference, it will be Boeing's responsibility to make arrangements for the use of such airports [*]

5.5 If Boeing agrees to make arrangements on behalf of Customer for the use of airports for flight training, Boeing will pay on Customer's behalf any landing fees charged by any airport used in conjunction with the flight training.  At least thirty (30) days before flight training, Customer will provide Boeing an open purchase order against which Boeing will invoice Customer for any landing fees Boeing paid on Customer's behalf.  The invoice will be submitted to Customer approximately sixty (60) days after flight training is completed, when all landing fee charges have been received and verified.  Customer will pay to Boeing within thirty (30) days of the date of the invoice.

5.6 If requested by Boeing, in order to provide the flight training or ferry flight assistance, Customer will make available to Boeing an aircraft after delivery to familiarize Boeing instructor or ferry flight crew personnel with such aircraft.  If flight of the aircraft is required for any Boeing instructor or ferry flight crew member to maintain an FAA license for flight proficiency or landing currency, Boeing will be responsible for the costs of fuel, oil, landing fees and spare parts attributable to that portion of the flight.

5.7 If any part of the training described in Article 1.1 of this Exhibit is not used by Customer [*] after the delivery of the last aircraft under the relevant purchase agreement, Boeing will not be obligated to provide such training.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 4

EXHIBIT B
CUSTOMER SUPPORT DOCUMENT
PART 2:                       FIELD AND ENGINEERING SUPPORT SERVICES

1. Field Service Representation.

Boeing will furnish field service representation to advise Customer with respect to the maintenance and operation of an aircraft (Field Service Representatives).

1.1 Field Service representation will be available at or near Customer’s main maintenance or engineering facility beginning before the scheduled delivery month of the first aircraft and ending twelve (12) months after delivery of the last aircraft covered by a specific purchase agreement [*]

1.2 [*] Customer will provide at no charge to Boeing suitable office space and office equipment including a dedicated telephone and access to a facsimile and photo copy machines at the location where Boeing is providing Field Service Representatives.  Customer will provide the necessary infrastructure (i.e. Local Area Network (LAN) lines) to enable wired high-speed internet capability in the office.  As required, Customer will assist each Field Service Representative with visas, work permits, customs, mail handling, identification passes and formal introduction to local airport authorities.

1.3 Boeing Field Service Representatives are assigned to various airports around the world.  Whenever Customer's aircraft are operating through any such airport, the services of Boeing's Field Service Representatives are available [*] to Customer.

2. Engineering Support Services.

Boeing will, if requested by Customer, provide technical advisory assistance for any aircraft and Boeing Product (as defined in Part I of Exhibit C).  Technical advisory assistance, provided from the Seattle area or at a base designated by Customer as appropriate, will include:

2.1 Operational Problem Support.  If Customer experiences operational problems with an aircraft, Boeing will analyze the information provided by Customer to determine the probable nature and cause of the problem and to suggest possible solutions.

2.2 Schedule Reliability Support.  If Customer is not satisfied with the schedule reliability of a specific model of aircraft, Boeing will analyze information provided by Customer to determine the nature and cause of the problem and to suggest possible solutions.

2.3 Maintenance Cost Reduction Support.  If Customer is concerned that actual maintenance costs of a specific model of aircraft are excessive, Boeing will analyze information provided by Customer to determine the nature and cause of the problem and to suggest possible solutions.

2.4 Aircraft Structural Repair Support.  If Customer is designing structural repairs and desires Boeing's support, Boeing will analyze and comment on Customer's engineering releases relating to structural repairs not covered by Boeing's Structural Repair Manual.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 5

2.5 Aircraft Modification Support.  If Customer is designing aircraft modifications and requests Boeing's support, Boeing will analyze and comment on Customer's engineering proposals for changes in, or replacement of, systems, parts, accessories or equipment manufactured to Boeing's detailed design.  Boeing will not analyze or comment on any major structural change unless Customer's request for such analysis and comment includes complete detailed drawings, substantiating information (including any information required by applicable government agencies), all stress or other appropriate analyses, and a specific statement from Customer of the substance of the review and the response requested.

2.6 Maintenance Engineering.  [*]

2.7 Post-Delivery Service Support.  Boeing will, at Customer's request, perform work on an aircraft after delivery but prior to the initial departure flight or upon the return of the aircraft to Boeing's facility prior to completion of that flight.  In that event the following provisions will apply.

2.7.1 Boeing may rely upon the commitment authority of the Customer's personnel requesting the work.

2.7.2 As title and risk of loss has passed to Customer, the insurance provisions of Article 8.2 of the AGTA apply.

2.7.3 The provisions of the Boeing warranty in Part 2 of Exhibit C of this AGTA apply.

2.7.4 Customer will pay Boeing for requested work not covered by the Boeing warranty, if any.

2.7.5 The DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions in Article 11 of Part 2 of Exhibit C of this AGTA apply.

2.8 Additional Services.  Boeing may, at Customer's request, provide additional services for an aircraft after delivery, which may include, but not be limited to, retrofit kit changes (kits and/or information), training, flight services, maintenance and repair of aircraft.  Such additional services will be subject to a mutually acceptable price, schedule, scope of work and other applicable terms and conditions.  The DISCLAIMER AND RELEASE and the EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions in Article 11 of Part 2 of Exhibit C of this AGTA and the insurance provisions in Article 8.2 of this AGTA will apply to any such work.  Title to and risk of loss of any such aircraft will always remain with Customer.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 6

EXHIBIT B
CUSTOMER SUPPORT DOCUMENT
PART 3:                       TECHNICAL INFORMATION AND MATERIALS

1. General.

Materials are defined as any and all items that are created by Boeing or a third party, which are provided directly or indirectly from Boeing and serve primarily to contain, convey or embody information.  Materials may include either tangible embodiments (for example, documents or drawings), or intangible embodiments (for example, software and other electronic forms) of information but excludes Aircraft Software.  Aircraft Software is defined as software that is installed on and used in the operation of the aircraft.

Boeing will furnish to Customer certain Materials to support the maintenance and operation of the aircraft to Customer.  Such Materials will, if applicable, be prepared generally in accordance with Air Transport Association of America (ATA) iSpec 2200, entitled "Information Standards for Aviation Maintenance".  Materials will be in English and in the units of measure used by Boeing to manufacture an aircraft.

Digitally-produced Materials will, if applicable, be prepared generally in accordance with ATA Specification No. 2100, dated January 1994, "Digital Data Standards for Aircraft Support.

2. Materials Planning Conferences.

Customer and Boeing will conduct planning conferences approximately twelve (12) months before the scheduled delivery month of the first aircraft of a model in order to mutually determine the proper format and quantity of Materials to be furnished to Customer in support of the aircraft.

[*]

3. Information and Materials - Incremental Increase.

Should the delivery medium be of printed format, until one year after the month of delivery of the last aircraft covered by a specific purchase agreement, Customer may annually request in writing a reasonable increase in the quantity of printed Materials [*]  Boeing will provide the additional quantity of printed Materials at no additional charge beginning with the next normal revision cycle.  Customer may request a decrease in revision quantities at any time.

4. Advance Representative Copies.

All advance representative copies of Materials will be selected by Boeing from available sources.  Such advance copies will be for advance planning purposes only.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 7

5. Customized Materials.

All customized Materials will reflect the configuration of each aircraft as delivered.

6. Revisions.

6.1 Revision Service.  [*]

6.2 Revisions Based on Boeing Service Bulletin Incorporation.  If Boeing receives written notice that Customer intends to incorporate, or has incorporated, any Boeing service bulletin in an aircraft, Boeing will issue revisions to Materials with revision service reflecting the effects of such incorporation into such aircraft.

7. [*]

[*]

[*]

[*]
8. Supplier Technical Data.

8.1 For supplier-manufactured programmed airborne avionics components and equipment classified as Seller Furnished Equipment (SFE) or Seller Purchased Equipment (SPE) which contain computer software designed and developed in accordance with Radio Technical Commission for Aeronautics Document No. RTCA/DO-178B dated December 1, 1992 (with an errata issued on March 26, 1999), or later as available, Boeing will request that each supplier of the components and equipment make software documentation available to Customer [*]

8.2 The provisions of this Article will not be applicable to items of BFE.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 8

8.3 Boeing will furnish to Customer a document identifying the terms and conditions of the product support agreements between Boeing and its suppliers requiring the suppliers to fulfill Customer's requirements for information and services in support of the specific model of aircraft.

9. Buyer Furnished Equipment Data.

Boeing will incorporate BFE maintenance information into the customized Materials providing Customer makes the information available to Boeing at least nine (9) months prior to the scheduled delivery month of scheduled delivery month of Customer's first aircraft of a specific model.  Upon Customer’s request, Boeing may provide update service after delivery to such information subject to the terms of Part 2, Article 2.8 (Additional Services).  Customer agrees to furnish all BFE maintenance information in Boeing’s standard digital format if Materials are to be delivered in Boeing’s standard digital format.

10. Materials Shipping Charges.

Boeing will pay the reasonable transportation costs of the Materials.  Customer is responsible for any customs clearance charges, duties, and taxes.

11. Customer's Shipping Address.

The Materials furnished to Customer hereunder are to be sent to a single address to be specified.  Customer will promptly notify Boeing of any change to the address.

AGTA-XLR	AGTA Page 9

EXHIBIT B
CUSTOMER SUPPORT DOCUMENT
PART 4:                      ALLEVIATION OR CESSATION OF PERFORMANCE

Boeing will not be required to provide any services, training or other things at a facility designated by Customer if any of the following conditions exist:

12. a labor stoppage  or dispute in progress  involving Customer; [*]

13. wars or warlike operations, riots or insurrections in the country where the facility is located;

14. any condition at the facility which, in the opinion of Boeing, is detrimental to the general health, welfare or safety of its personnel or their families;

15. the United States Government refuses permission to Boeing personnel or their families to enter into the country where the facility is located, or recommends that Boeing personnel or their families leave the country; or

16. [*]

After the location of Boeing personnel at the facility, Boeing further reserves the right, upon the occurrence of any of such events, to immediately and without prior notice to Customer relocate its personnel and their families.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 10

EXHIBIT B
CUSTOMER SUPPORT DOCUMENT
PART 5:                      PROTECTION OF PROPRIETARY INFORMATION
AND PROPRIETARY MATERIALS

1. General.

All Materials provided by Boeing to Customer and not covered by a Boeing CSGTA or other agreement between Boeing and Customer defining Customer's right to use and disclose the Materials and included information will be covered by, and subject to the terms of this AGTA.  Title to all Materials containing, conveying or embodying confidential, proprietary or trade secret information (Proprietary Information) belonging to Boeing or a third party (Proprietary Materials), will at all times remain with Boeing or such third party.  Customer will treat all Proprietary Materials and all Proprietary Information in confidence and use and disclose the same only as specifically authorized in this AGTA.

2. License Grant.

Boeing grants to Customer a worldwide, non-exclusive, non-transferable license to use and disclose Proprietary Materials in accordance with the terms and conditions of this AGTA.  Customer is authorized to make copies of Materials (except for Materials bearing the copyright legend of a third party), and all copies of Proprietary Materials will belong to Boeing and be treated as Proprietary Materials under this AGTA.  Customer will preserve all proprietary legends, and all copyright notices on all Materials and insure the inclusion of those legends and notices on all copies.

3. Use of Proprietary Materials and Proprietary Information.

Customer is authorized to use Proprietary Materials and Proprietary Information for the purpose of:  (i) operation, maintenance, repair, or modification of Customer's aircraft for which the Proprietary Materials and Proprietary Information have been specified by Boeing and (ii) development and manufacture of training devices and maintenance tools for use by Customer.

4. Providing of Proprietary Materials to Contractors.

Customer is authorized to provide Proprietary Materials to Customer's contractors for the sole purpose of maintenance, repair, or modification of Customer's aircraft for which the Proprietary Materials have been specified by Boeing.  In addition, Customer may provide Proprietary Materials to Customer's contractors for the sole purpose of developing and manufacturing training devices and maintenance tools for Customer's use.  Before providing Proprietary Materials to its contractor, Customer will first obtain a written agreement from the contractor by which the contractor agrees (i) to use the Proprietary Materials only on behalf of Customer, (ii) to be bound by all of the restrictions and limitations of this Part 5, and (iii) that Boeing is a third party beneficiary under the written agreement.  Customer agrees to provide copies of all such written agreements to Boeing upon request and be liable to Boeing for any breach of those agreements by a contractor.  A sample agreement acceptable to Boeing is attached as Appendix VII.

5. Providing of Proprietary Materials and Proprietary Information to Regulatory Agencies.

AGTA-XLR	AGTA Page 11

When and to the extent required by a government regulatory agency having jurisdiction over Customer or an aircraft, Customer is authorized to provide Proprietary Materials and to disclose Proprietary Information to the agency for use in connection with Customer's operation, maintenance, repair, or modification of such aircraft.  Customer agrees to take all reasonable steps to prevent the agency from making any distribution, disclosure, or additional use of the Proprietary Materials and Proprietary Information provided or disclosed.  Customer further agrees to notify Boeing immediately upon learning of any (i) distribution, disclosure, or additional use by the agency, (ii) request to the agency for distribution, disclosure, or additional use, or (iii) intention on the part of the agency to distribute, disclose, or make additional use of Proprietary Materials or Proprietary Information.

AGTA-XLR	AGTA Page 12

EXHIBIT C

to

AIRCRAFT GENERAL TERMS AGREEMENT

AGTA-XLR

between

THE BOEING COMPANY

and

AVIATION FINANCE AND LEASING S.À.R.L.

PRODUCT ASSURANCE DOCUMENT

This document contains:

Part 1:	Exhibit C Definitions
Part 2:	Boeing Product Warranty
Part 3:	Boeing Service Life Policy
Part 4:	Supplier Warranty Commitment
Part 5:	Boeing Interface Commitment
Part 6	Boeing Indemnities against Patent and Copyright Infringement

AGTA-XLR	AGTA Page 1

EXHIBIT C
PRODUCT ASSURANCE DOCUMENT
PART 1:                       EXHIBIT C DEFINITIONS

Authorized Agent - Agent appointed by Customer to perform corrections and to administer warranties (see Appendix VI to the AGTA for a form acceptable to Boeing).

Average Direct Hourly Labor Rate - The average hourly rate (excluding all fringe benefits, premium-time allowances, social charges, business taxes and the like) paid by Customer to its Direct Labor employees.

Boeing Product - Any system, accessory, equipment, part or Aircraft Software that is manufactured by Boeing or manufactured to Boeing's detailed design with Boeing’s authorization.

Correct(s) - To repair, modify, provide modification kits or replace with a new product.

Correction - A repair, a modification, a modification kit or replacement with a new product.

Corrected Boeing Product - A Boeing Product which is free of defect as a result of a Correction.

Direct Labor - Labor spent by Customer’s direct labor employees to remove, disassemble, modify, repair, inspect and bench test a defective Boeing Product, and to reassemble, reinstall a Corrected Boeing Product and perform final.

Direct Materials - Items such as parts, gaskets, grease, sealant and adhesives, installed or consumed in performing a Correction, excluding allowances for administration, overhead, taxes, customs duties and the like.

Specification Control Drawing (SCD) - A Boeing document defining specifications for certain Supplier Products.

Supplier - The manufacturer of a Supplier Product.

Supplier Product - Any system, accessory, equipment, Part or Aircraft Software that is not manufactured to Boeing's detailed design. This includes but is not limited to parts manufactured to a SCDrawing, all standards, and other parts obtained from non-Boeing sources.

AGTA-XLR	AGTA Page 2

EXHIBIT C
PRODUCT ASSURANCE DOCUMENT
PART 2:                       BOEING PRODUCT WARRANTY

1. Warranty Applicability.

This warranty applies to all Boeing Products. Warranties applicable to Supplier Products are in Part 4.  Warranties applicable to engines will be provided by Supplemental Exhibits to individual purchase agreements.

2. Warranty.

2.1 Coverage.  Boeing warrants that at the time of delivery:

(i)	the aircraft will conform to the Detail Specification except for portions stated to be estimates, approximations or design objectives;

(ii)	all Boeing Products will be free from defects in material and workmanship, including process of manufacture;

(iii)	all Boeing Products will be free from defects in design, including selection of materials and the process of manufacture, in view of the state of the art at the time of design; and

[*]

2.2 Exceptions.  The following conditions do not constitute a defect under this warranty:

(i)	conditions resulting from normal wear and tear;

(ii)	conditions resulting from acts or omissions of Customer; and

(iii)	conditions resulting from failure to properly service and maintain the aircraft.

3. Warranty Periods.

3.1 Warranty.  The warranty period begins on the date of aircraft delivery (Delivery) and ends:  (i) after 48 months for Boeing Aircraft models 777F, 777-200, -300 or 737-600, -700, -800, -900ER or new Aircraft models designed and manufactured with similar, new technology; or (ii) for any other Boeing aircraft model the warranty period ends thirty-six (36) months after Delivery.

3.2 Warranty on Corrected Boeing Products.  The warranty period applicable to a Corrected Boeing Product, [*] on the date of delivery of the Corrected Boeing Product or date of delivery of the kit or kits furnished to Correct the Boeing Product.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 3

3.3 Survival of Warranties.  All warranty periods are stated above. The Performance Guarantees will not survive delivery of the aircraft.

4. Remedies.

4.1 Defect Correction.  [*]

4.2 Warranty Labor Rate.  [*]

4.3 Warranty Inspections.  In addition to the remedies to Correct defects in Boeing Products, Boeing will reimburse Customer for cost of Direct Labor to perform certain inspections of the aircraft to determine whether or not a covered defect exists in a Boeing Product, provided:

4.3.1                     the inspections are recommended by a service bulletin or service letter issued by Boeing during the warranty period; and

   4.3.2             [*]

4.4  [*]

4.5 [*]

5. Discovery and Notice.

5.1 For a claim to be valid:

(i)	the defect must be discovered during the warranty period; and

(ii)	Boeing Product Assurance Contracts must receive written notice of the discovery [*] after expiration of the warranty period. The notice must include sufficient information to substantiate the claim.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 4

5.2 Receipt of Customer's or its Authorized Agent’s notice of the discovery of a defect secures Customer's rights to remedies under this Exhibit C, even though a Correction is performed after the expiration of the warranty period.

5.3 Once Customer has given valid notice of the discovery of a defect, a claim will be submitted as soon as practicable after performance of the Correction.

5.4 Boeing may release service bulletins or service letters advising Customer of the availability of certain warranty remedies. When such advice is provided, Customer will be deemed to have fulfilled the requirements for discovery of the defect and submittal of notice under this Exhibit C as of the in-warranty date specified in service bulletin or service letter.

6. Filing a Claim.

6.1 Authority to File.  Claims may be filed by Customer or its Authorized Agent.  Appointment of an Authorized Agent will only be effective upon Boeing's receipt of the Authorized Agent's express written agreement, in a form satisfactory to Boeing, to be bound by and to comply with all applicable terms and conditions of this Aircraft General Terms Agreement.

6.2 Claim Information.

6.2.1 Claimant is responsible for providing sufficient information to substantiate Customer's rights to remedies under this Exhibit C.  Boeing may reject a claim for lack of sufficient information.  At a minimum, such information must include:

(i)	identity of claimant;

(ii)	serial or block number of the aircraft on which the defective Boeing Product was delivered;

(iii)	part number and nomenclature of the defective Boeing Product;

(iv)	purchase order number and date of delivery of the defective spare part;

(v)	description and substantiation of the defect;

(vi)	date the defect was discovered; and,

(vii)	date the Correction was completed.

6.2.2 Additional information may be required based on the nature of the defect and the remedies requested.

6.3 Boeing Claim Processing.

6.3.1 Any claim for a Boeing Product returned by Customer or its Authorized Agent to Boeing for Correction must accompany the Boeing Product. Any claim not associated with the return of a Boeing Product must be submitted signed and in writing directly by Customer or its Authorized Agent to Boeing Product Assurance Contracts.
AGTA-XLR	AGTA Page 5

6.3.2 Boeing will promptly review the claim and will give notification of claim approval or rejection.  If the claim is rejected, Boeing will provide a written explanation.

7. Corrections Performed by Customer or Its Authorized Agent.

7.1 Facilities Requirements.  Provided Customer, its Authorized Agent may, at its option, Correct defective Boeing Products at its facilities or may subcontract Corrections to a third party contractor certified by Customer's Civil Aviation Authority or the Federal Aviation Authority.

7.2 Technical Requirements.  All Corrections done by Customer, its Authorized Agent or a third party contractor must be performed in accordance with Boeing's applicable service manuals, bulletins or other written instructions, using parts and materials furnished or approved by Boeing.

7.3 Reimbursement.

7.3.1 Boeing will reimburse Customer’s reasonable costs of Direct Materials and Direct Labor (excluding time expended for overhaul) at Customer’s Warranty Labor Rate to Correct a defective Boeing Product.  Claims for reimbursement must contain sufficient information to substantiate Direct Labor hours expended and Direct Materials consumed. Customer or its Authorized Agent may be required to produce invoices for materials.

7.3.2 Reimbursement for Direct Labor hours to perform Corrections stated in a service bulletin [*]

7.3.3 Boeing will reimburse Customer’s reasonable freight charges associated with a Correction of a defect on a Boeing Product performed by its Authorized Agent or a third party contractor.

7.4 Disposition of Defective Boeing Products Beyond Economical Repair.

7.4.1 A defective Boeing Product found to be beyond economical repair will be retained for a period of  [*] from the date Boeing receives Customer's claim.  During  [*] period, Boeing may request return of such Boeing Products for inspection and confirmation of a defect.

7.4.2 After the  [*] day period, a defective Boeing Product with a value of Four Thousand dollars ($4,000) or less may be scrapped without notification to Boeing.  If such Boeing Product has a value greater than Four Thousand dollars ($4,000), Customer must obtain confirmation of unrepairability by Boeing's on-site field service representative prior to scrapping.  Confirmation may be in the form of the representative's signature on Customer's claim or through direct communication between the representative and Boeing Product Assurance Contracts.

8. Corrections Performed by Boeing.

8.1 Freight Charges.  [*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 6

8.2 Customer Instructions.  The documentation shipped with the returned defective Boeing Product may include specific technical instructions for work to be performed on the Boeing Product.  The absence of such instructions will evidence Customer's authorization for Boeing to perform all necessary Corrections and work required to return the Boeing Product to a serviceable condition.

8.3 Correction Time Objectives.

8.3.1 Boeing's objective for making Corrections is ten (10) working days for avionics and electronic Boeing Products, thirty (30) working days for Corrections of other Boeing Products performed at Boeing's facilities and forty (40) working days for Corrections of other Boeing Products performed at a Boeing subcontractor's facilities.  The objectives are measured from the date Boeing receives the defective Boeing Product and a valid claim to the date Boeing ships the Correction.

8.3.2 If Customer has a critical parts shortage because Boeing has exceeded a Correction time objective and Customer has procured spare Boeing Products for the defective Boeing Product in quantities shown in Boeing's Recommended Spare Parts List (RSPL) then Boeing will either expedite the Correction or provide an interchangeable Boeing Product, on a no charge loan basis, until the Corrected Boeing Product is returned.

8.4 Title Transfer and Risk of Loss.

8.4.1 Title to and risk of loss of any Boeing Product returned to Boeing will at all times remain with Customer or any other title holder of such Boeing Product.  While Boeing has possession of the returned Boeing Product, Boeing will have only such liabilities as a bailee for mutual benefit would have but will not be liable for loss of use.

8.4.2 If a Correction requires shipment of a new Boeing Product, then at the time Boeing ships the new Boeing Product, title to and risk of loss for the returned Boeing Product will pass to Boeing, and title to and risk of loss for the new Boeing Product will pass to Customer [*]

9. Returning an Aircraft.

9.1 Conditions.  An aircraft may be returned to Boeing's facilities for Correction only if:

(i)	Boeing and Customer agree a covered defect exists;

(ii)	Customer lacks access to adequate facilities, equipment or qualified personnel to perform the Correction; and

(iii)	it is not practical, in Boeing's estimation, to dispatch Boeing personnel to perform the Correction at a remote site.

9.2 Correction Costs.  Boeing will perform the Correction at no charge to Customer.  Subject to the conditions of Article 10.1, Boeing will reimburse Customer for the costs of fuel, oil, other required fluids and landing fees incurred in ferrying the aircraft to Boeing and back to Customer's facilities.  Customer will minimize the length of both flights.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
AGTA-XLR	AGTA Page 7

9.3 Separate Agreement.  Boeing and Customer will enter into a separate agreement covering return of the aircraft and performance of the Correction.  Authorization by Customer for Boeing to perform additional work that is not part of the Correction must be received within [*] of Boeing’s request. If such authorization is not received within [*], Customer will be invoiced for work performed by Boeing that is not part of the Correction.

10. Insurance.

The provisions of Article 8.2 "Insurance", of this AGTA, will apply to any work performed by Boeing in accordance with Customer's specific technical instructions to the extent any legal liability of Boeing is based upon the content of such instructions.

11. Disclaimer and Release; Exclusion of Liabilities.

11.1 DISCLAIMER AND RELEASE.  THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND THE REMEDIES OF CUSTOMER IN THIS EXHIBIT C ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND CUSTOMER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST BOEING, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT, INCLUDING, BUT NOT LIMITED TO:

(i)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

(ii)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(iii)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING; AND

(iv)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT.

11.2 EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES.  BOEING WILL HAVE NO OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING, OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT.

11.3 Definitions.  For the purpose of this Article, "BOEING" or "Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each, and their respective directors, officers, employees and agents.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 8

EXHIBIT C
PRODUCT ASSURANCE DOCUMENT
PART 3:                       BOEING SERVICE LIFE POLICY

1. Definitions.

Service Life Policy (SLP) Component - any of the primary structural elements (excluding industry standard parts), such as landing gear, wing, fuselage, vertical or horizontal stabilizer, listed in the applicable purchase agreement for a specific model of aircraft, either installed in the aircraft at time of delivery or purchased from Boeing by Customer as a spare part.  The detailed SLP Component listing will be in Supplemental Exhibit SLP1 to each Purchase Agreement.

2. Service Life Policy.

SLP Commitment.  If a failure is discovered in a SLP Component within the time periods specified in Article 2.2 below, Boeing will provide Customer a replacement SLP Component at the price calculated pursuant to Article 3, below.

2.1 SLP Policy Periods.

2.1.1 The policy period for SLP Components initially installed on an aircraft is twelve (12) years after the date of delivery of the aircraft.

2.1.2 The policy period for SLP Components purchased from Boeing by Customer as spare parts is twelve (12) years from delivery of such SLP Component or twelve (12) years from the date of delivery of the last aircraft produced by Boeing of a specific model, whichever first expires.

3. Price.

The price Customer will pay for replacement of a failed SLP Component will be calculated pursuant to the following formulas:

P	=	CT
144
where:
P	=	price to Customer
C	=	SLP Component sales price at time of Correction
T	=	total age in months of the defective or failed SLP Component from the date of delivery to Customer to the date of discovery of such condition.

4. Conditions.

Boeing's obligations under this Part 3 of Exhibit C, “Boeing Service Life Policy,” (Policy) are conditioned upon the following:

4.1 Customer must notify Boeing in writing of the defect or failure within three months after it becomes apparent.

4.2 Customer must provide reasonable evidence that the claimed defect or failure is covered by this Policy and if requested by Boeing, that such defect or failure was not the result of:

(i)	a defect or failure in a component not covered by this Policy,
AGTA-XLR	AGTA Page 9

(ii)	an extrinsic force,

(iii)	an act or omission of Customer, or

(iv)	operation or maintenance contrary to applicable governmental regulations or Boeing's instructions.

4.3 If return of a [*] failed SLP Component is practicable and requested by Boeing, Customer will return such SLP Component to Boeing at Boeing's expense.

4.4 Customer's rights and remedies under this Policy are limited to the receipt of a Correction pursuant to Article 3 above.

5. Disclaimer and Release; Exclusion of Liabilities.

This Part 3 and the rights and remedies of Customer and the obligations of Boeing are subject to the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions of Article 11 of Part 2 of this Exhibit C.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 10

EXHIBIT C
PRODUCT ASSURANCE DOCUMENT
PART 4:                       SUPPLIER WARRANTY COMMITMENT

1. Supplier Warranties and Supplier Patent and Copyright Indemnities.

Boeing will use diligent efforts to obtain warranties and indemnities against patent and copyright infringement enforceable by Customer from Suppliers of Supplier Products (except for engines) installed on the aircraft at the time of delivery that were selected and purchased by Boeing, but not manufactured to Boeing's detailed design.  Boeing will furnish copies of the warranties and patent and copyright indemnities to Customer in Boeing Document D6-56115, Product Support and Product Assurance Supplier Defined Equipment Information, prior to the scheduled delivery month of the first aircraft under the initial purchase agreement to the AGTA.

2. Boeing Assistance in Administration of Supplier Warranties.

Customer will be responsible for submitting warranty claims directly to Suppliers; however, if Customer experiences problems enforcing any Supplier warranty obtained by Boeing for Customer, Boeing will conduct an investigation of the problem and assist Customer in the resolution of those claims.

3. Boeing Support in Event of Supplier Default.

3.1 If the Supplier defaults in the performance of a material obligation under its warranty, and Customer provides evidence to Boeing that a default has occurred, then Boeing will furnish the equivalent warranty terms as provided by the defaulting Supplier.

3.2 At Boeing's request, Customer will assign to Boeing, and Boeing will be subrogated to, its rights against the Supplier provided by the Supplier warranty following [*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGTA-XLR	AGTA Page 11

EXHIBIT C
PRODUCT ASSURANCE DOCUMENT
PART 5:                       BOEING INTERFACE COMMITMENT

1. Interface Problems.

An Interface Problem is defined as a technical problem in the operation of an aircraft or its systems experienced by Customer, the cause of which is not readily identifiable by Customer but which Customer believes to be attributable to either the design characteristics of the aircraft or its systems or the workmanship used in the installation of Supplier Products. In the event Customer experiences an Interface Problem, Boeing will, without additional charge to Customer, promptly conduct an investigation and analysis to determine the cause or causes of the Interface Problem. Boeing will promptly advise Customer at the conclusion of its investigation of Boeing's opinion as to the causes of the Interface Problem and Boeing's recommendation as to corrective action.

2. Boeing Responsibility.

If Boeing determines that the Interface Problem is primarily attributable to the design of any Boeing Product, Boeing will Correct the design to the extent of any then existing obligations of Boeing under the provisions of the applicable Boeing Product warranty.

3. Supplier Responsibility.

If Boeing determines that the Interface Problem is primarily attributable to the design or installation of a Supplier Product, Boeing will assist Customer in processing a warranty claim against the Supplier.

4. Joint Responsibility.

If Boeing determines that the Interface Problem is partially attributable to the design of a Boeing Product and partially to the design of a Supplier Product, Boeing will seek a solution to the Interface Problem through the cooperative efforts of Boeing and the Supplier and will promptly advise Customer of the resulting corrective actions and recommendations.

5. General.

Customer will, if requested by Boeing, assign to Boeing any of its rights against any supplier as Boeing may require to fulfill its obligations hereunder.

6. Disclaimer and Release; Exclusion of Liabilities.

This Part 5 and the rights and remedies of Customer and the obligations of Boeing herein are subject to the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions of Article 11 of Part 2 of this Exhibit C.
AGTA-XLR	AGTA Page 12

EXHIBIT C
PRODUCT ASSURANCE DOCUMENT
PART 6: BOEING INDEMNITIES AGAINST PATENT AND COPYRIGHT INFRINGEMENT

1. Indemnity Against Patent Infringement.

Boeing will defend and indemnify Customer with respect to all claims, suits and liabilities arising out of any actual or alleged patent infringement through Customer’s use, lease or resale of any aircraft or any Boeing Product installed on an aircraft at delivery.  [*]
2. Indemnity Against Copyright Infringement.

Boeing will defend and indemnify Customer with respect to all claims, suits and liabilities arising out of any actual or alleged copyright infringement through Customer’s use, lease or resale of any Boeing created Materials and Aircraft Software installed on an aircraft at delivery.

3. Exceptions, Limitations and Conditions.

3.1 Boeing's obligation to indemnify Customer for patent infringement will extend only to infringements in countries which, at the time of the infringement, were party to and fully bound by either:  (i) Article 27 of the Chicago Convention on International Civil Aviation of December 7, 1944, or (ii) the International Convention for the Protection of Industrial Property (Paris Convention).

3.2 Boeing's obligation to indemnify Customer for copyright infringement is limited to infringements in countries which, at the time of the infringement, are members of The Berne Union and recognize computer software as a "work" under The Berne Convention.

3.3 The indemnities provided under this Part 6 will not apply to any BFE engines, Supplier Product, Boeing Product used other than for its intended purpose, or Aircraft Software not created by Boeing.

3.4 Customer must deliver written notice to Boeing (i) within ten (10) days after Customer first receives notice of any suit or other formal action against Customer and (ii) within twenty (20) days after Customer first receives any other allegation or written claim of infringement covered by this Part 6.

3.5 At any time, Boeing will have the right at its option and expense to:  (i) negotiate with any party claiming infringement, (ii) assume or control the defense of any infringement allegation, claim, suit or formal action, (iii) intervene in any infringement suit or formal action, and/or (iv) attempt to resolve any claim of infringement by replacing an allegedly infringing Boeing Product or Aircraft Software with a noninfringing equivalent.

3.6 Customer will promptly furnish to Boeing all information, records and assistance within Customer’s possession or control which Boeing considers relevant or material to any alleged infringement covered by this Part 6.

3.7 Except as required by a final judgment entered against Customer by a court of competent jurisdiction from which no appeals can be or have been filed, Customer will obtain Boeing's written approval prior to paying, committing to pay, assuming any obligation or making any material concession relative to any infringement covered by these indemnities.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission
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3.8 BOEING WILL HAVE NO OBLIGATION OR LIABILITY UNDER THIS PART 6 FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES. THE OBLIGATIONS OF BOEING AND REMEDIES OF CUSTOMER IN THIS PART 6 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND CUSTOMER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER INDEMNITIES, OBLIGATIONS AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST BOEING, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT OR THE LIKE BY ANY AIRCRAFT, AIRCRAFT SOFTWARE, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT.

3.9 For the purposes of this Part 6, "BOEING or Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.

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CUSTOMER SERVICES GENERAL TERMS AGREEMENT NUMBER CSGTA-XLR

Between

The Boeing Company

And

Aviation Finance and Leasing S.à.r.l.

Relating to

BOEING AIRCRAFT

This Customer Services General Terms Agreement No. CSGTA-XLR (CSGTA) by and between The Boeing Company, a Delaware corporation (Boeing), and Aviation Finance and Leasing S.à.r.l., a Luxembourg corporation (Customer).  This CSGTA will be applicable prospectively from effective date of this CSGTA and be incorporated into orders entered into on or after this date.

Accordingly, Customer and Boeing agree as follows:

[*] Boeing will provide and Customer will purchase, lease or license the spare parts, standards, tools, Materials (as defined in Part 1 herein), services, retrofit kit changes and other things described herein in accordance with the attached terms and conditions and in accordance with the ordering provisions of the Spares Catalog and the Materials and Services Listing, as applicable.

Part 1, Article 12, relating to DISCLAIMER AND RELEASE and the EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES, and the provisions relating to insurance, have been the subject of discussion and negotiation and are fully understood by the parties, and the other provisions set forth in this CSGTA were, and each Order will be made, in consideration of such provisions.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

AGREED AND ACCEPTED this

March 18, 2013
Date

THE BOEING COMPANY	AVIATION FINANCE AND LEASING S.À.R.L.

/s/ Ray Conner	/s/ Michael O’Leary
Signature	Signature

Ray Conner	Michael O’Leary
Printed name	Printed name

CEO, Boeing Commercial Airplanes	DIRECTOR
Title	Title

THE BOEING COMPANY

/s/ Lisa A. Cruz
Signature

Lisa A. Cruz
Printed name

Attorney-in-Fact
Title

CSGTA-XLR	CSGTA Page 2

PART 1
COMMON TERMS AND CONDITIONS

CSGTA-XLR	CSGTA Page 3

PART 2
SPECIFIC TERMS AND CONDITIONS

PART 3
WARRANTY TERMS AND CONDITIONS

APPENDICES

APPENDIX		PAGE NUMBER
I	Form of Insurance Broker’s Letterhead	A-1
II	Form of Appointment of Agent	A-5
III	Form of Assignment	A-7
IV	Form of Contractor Confidentiality Agreement	A-9

CSGTA-XLR	CSGTA Page 4

PART 1

COMMON TERMS AND CONDITIONS

Article 1. Scope of CSGTA and Ordering.

This CSGTA provides common terms and conditions (Part 1), specific terms and conditions (Part 2), and warranty terms and conditions (Part 3), which apply to the provision to Customer of Spare Parts, Standards, Leased Parts, Leased Tools, Materials, Services (including, but not limited to, Flight Services, Technical Assistance, Technical Consulting, Repairs, Modifications and Training), Retrofit Kit Changes and other things as Boeing and Customer may agree.  Ordering of such items from Boeing will be as set forth in the Spares Catalog, and the Materials and Services Listing,  as applicable, or as agreed between Customer and Boeing.

Article 2. Definitions.

The following is a list of capitalized terms and their definitions as used and not otherwise defined in this CSGTA.

2.1 Aircraft means a fixed wing aircraft manufactured by Boeing.

2.2 Aircraft Software means software intended to fly with and be utilized in the operation of an Aircraft, but excludes software furnished by Customer.

2.3 Authentication Mechanism means a mechanism used to verify the identity of a system user including but not limited to user identifications and passwords, tokens, smart cards, or biometrics.

2.4 Authorized Agent means any Third Party that is appointed by Customer pursuant to Part 1, Article 15.1.3 of this [*].

2.5 Average Direct Hourly Labor Rate means the average hourly rate (excluding all fringe benefits, premium-time allowances, social charges, business taxes and the like) paid by Customer to its Direct Labor employees.

2.6 Boeing Spare Parts means materials (including among other things, gaskets, grease, sealants and adhesives), spare parts (including, among other things, copies of Aircraft Software), tools and other items that are manufactured by Boeing or pursuant to Boeing's detailed design with Boeing's authorization that are provided by Boeing.

2.7 Boeing Warranty means the organization within Boeing responsible for administration of Warranties between Boeing and Customer.

2.8 Certificate of Completion means the form that will, upon execution by Customer and Boeing, evidence completion of a Repair or Modification.

2.9 Contractor means any Third Party having the necessary regulatory approvals that is appointed by Customer to perform work on or related to an Aircraft owned or leased by Customer.  The term includes, but is not limited to, entities partially or wholly-owned by Customer that are separately incorporated or otherwise established as separate legal entities.

2.10 Correct means to repair, modify, provide modification kits or replace with a new product.

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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 5

2.11 Corrected Boeing Spare Part means a Boeing Spare Part which is free of defect as a result of a Correction.

2.12 Correction means a repair, a modification, a modification kit or replacement with a new product.

2.13 Corrected Boeing Spare Part means a Boeing Spare Part which is free of defect as a result of a Correction.

2.14 CSMS Catalog means the Customer Services and Material Support Catalog published by Boeing, listing ordering provisions, prices, available Materials, Services and other items applicable to Aircraft, as amended and updated from time to time.

2.15 Direct Labor means labor spent by direct labor employees to (i) access, remove, disassemble, modify, repair, inspect and bench test a defective Boeing Spare Part, (ii) reassemble, reinstall a Corrected Boeing Spare Part and perform final inspection and testing, or (iii) Correct Services.

2.16 Direct Materials means items such as parts, gaskets, grease, sealant and adhesives, installed or consumed in performing a Correction, excluding allowances for administration, overhead, taxes, customs duties and the like.

2.17 Electronic Access means access to Materials by way of electronic transmission, including but not limited to, access through the World Wide Web, Internet or private data transmission lines from Boeing’s internal computing systems.

2.18 Flight Services means the providing of Boeing personnel to fly or to assist Customer in the flying of Customer's Aircraft and includes Boeing personnel and services in support of such flight.

2.19 Leased Parts means Boeing Spare Parts leased from Boeing by Customer, but excludes tools that are Boeing Spare Parts.

2.20 Leased Tools means tools leased from Boeing by Customer.

2.21 Lessor means the entity that is leasing an Aircraft either directly to the Operator or to another entity that is leasing the Aircraft to the Operator.

2.22 Materials means items that are created by Boeing or a Third Party, are provided directly or indirectly from Boeing, and serve primarily to contain, convey, or embody information.  Materials may include either tangible forms or intangible embodiments (for example, software and other electronic forms) of information, but excludes Aircraft Software and software furnished by Customer.

2.23 Materials and Services Listing means any list of available Materials and Services offered by Boeing in a catalog or other medium, that identifies ordering provisions and prices.

2.24 Modification means the alteration of an Aircraft by Boeing to a different configuration [*].

2.25 Operating Lessee means the entity leasing an Aircraft under an operating lease (as opposed to a financing lease), which does not own the Aircraft at the end of the operating lease.

2.26 Operator means the entity that operates the Aircraft.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 6

2.27 Order means a contract created pursuant to this CSGTA.

2.28 Owner means the entity that has legal title to the Aircraft.

2.29 Proprietary Information means proprietary, confidential, and/or trade secret information owned by Boeing or a Third Party which is contained, conveyed or embodied in Materials.

2.30 Proprietary Materials means Materials that contain, convey, or embody Proprietary Information.

2.31 Repair means the repair of a damaged Aircraft by Boeing.

2.32 Repair/Modification Site means the location where a Repair or Modification is being performed.

2.33 Repair/Overhaul/Exchange Parts means goods repaired, overhauled, modified, remanufactured or provided as exchange goods under a Repair/Overhaul/Exchange Order.

2.34 Retrofit Kit Change means a certified kit of (i) Spare Parts and Materials or (ii) just Materials, which changes the Aircraft specification or configuration.

2.35 Services means services that may be provided by Boeing, including, but not limited to, Flight Services, Technical Assistance, Technical Consulting, Repairs, Modifications and Training.

2.36 Spare Parts means Supplier Spare Parts and Boeing Spare Parts that may be provided by Boeing.

2.37 Spares Catalog means the applicable Boeing Spare Parts Price Catalog, published by Boeing, listing Boeing Spare Parts and Standards, prices, reorder lead times and ordering provisions as amended and updated from time to time..

2.38 Standards means parts available through the Spares Catalog or those items considered as aircraft standards by the industry that are sold to Customer by Boeing.

2.39 Standards Catalog means the Spares Standards Price Catalog published by Boeing listing standards, prices, reorder lead times and ordering provisions.

2.40 Supplier Spare Parts means materials (including among other things, gaskets, grease, sealants and adhesives), spare parts (including, but not limited to, copies of Aircraft Software), tools and other items that are not manufactured by Boeing or not manufactured pursuant to Boeing's detailed design with Boeing's authorization.

2.41 Technical Assistance means the services that Boeing personnel provide to Customer during Customer's repair, maintenance or modification of an Aircraft.  Technical Assistance may be of an advisory nature or of a hands-on nature.

2.42 Technical Consulting means engineering or other technical services provided by Boeing.

2.43 Third Party means anyone not a party to this CSGTA.

2.44 Training means training by Boeing of Customer's personnel including, but not limited to, flight ground school, flight simulator training, airborne flight training in an Aircraft, or training in the repair and maintenance of Aircraft.

CSGTA-XLR	CSGTA Page 7

2.45 Warranties means the Boeing warranties and related terms and conditions contained in this CSGTA.

2.46 Warranty Labor Rate is the greater of the standard labor rate paid by Boeing to its customers which is established and published annually or one hundred fifty percent (150%) of Customer’s Average Direct Hourly Labor Rate.

Article 3. Payment.

3.1 Invoice.

3.1.1 Boeing will submit invoices to Customer upon delivery of Spare Parts, Standards, Repair/Overhaul/Exchange Parts, Materials or Retrofit Kit Changes, or upon completion of Services called for by the Order.  Advance payments will be credited against Boeing's invoice issued against such Order.

3.1.2 Boeing will submit invoices to Customer for Leased Parts and Leased Tools upon the return of such Leased Parts and Leased Tools to Boeing.  If Customer exercises the option to purchase such Leased Parts, Boeing will submit an invoice to Customer upon Boeing's receipt of notification of option exercise.

3.2 Payment Due.  Payment will be net thirty (30) days after the date of Boeing's invoice.  Other terms of payment may be required if (i) Customer does not have an account with Boeing, (ii) Customer has not established credit with Boeing, or (iv) otherwise specified in Boeing's offer.

3.3 Advance Payment and Insurance Proceeds.  Boeing's offer will specify when partial or full payment in advance and/or assignment of insurance proceeds are required.

3.4 Failure to Pay.  In the event Customer fails to make payments when due, Boeing reserves the right to assert whatever remedies it may have under this CSGTA or an Order, or at law.  In such event, Boeing may, with respect to future Orders, require full payment in advance or otherwise alter the terms of payment specified in Part 1, Article 3.2.

3.5 Late Payment Charge.  Payments due Boeing not paid within forty-five (45) days after the date of Boeing's invoice will be subject to a late payment charge.  Such charge will be computed monthly [*] prime rate in on the fifteenth (15th) day of the month, as adjusted month to month, plus two percent (2%).  If the fifteenth (15th)day of the month falls on either a Saturday, Sunday, or a United States federal holiday, Boeing will use the rate published on the next business day.  Such rate will be applied on the basis of a three hundred sixty-five (365) day year against the past-due amount, commencing on the forty-sixth (46th) day after the invoice date and continuing until payment is received by Boeing.

3.6 Currency.  All monetary amounts listed in this CSGTA or any Order will be in United States dollars.

Article 4. Taxes.

Taxes are defined as all taxes, fees, charges or duties and any interest, penalties, fines, or other additions to tax, including, but not limited to, sales, use, value-added, gross receipts, stamp, excise, transfer and similar taxes imposed by any domestic or foreign taxing authority arising out of or in connection with this CSGTA or an Order.  Except for U.S. federal income taxes, taxes [*] and Washington State business and occupation tax imposed on Boeing [*] Customer will be responsible [*] and [*]all Taxes.
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 8

Article 5. Delivery.

Delivery of Spare Parts, Repair/Overhaul/Exchange Parts, Leased Parts, Leased Tools, Materials, Retrofit Kit Changes and other items will be Free on Board (F.O.B.) Boeing's plant, Seattle, Washington, or such other Boeing shipping point or distribution center from which the item is shipped in fulfillment of an Order and is made upon placing an item in the possession of the carrier. [*]

Article 6. Cancellation of Orders.

6.1 Spare Parts, Repair/Overhaul/Exchange Parts, and Standards.  Customer may cancel an Order for Spare Parts, Repair/Overhaul/Exchange Parts, or Standards at any time prior to delivery, provided that Boeing will be entitled to receive a cancellation charge in accordance with the following:

6.1.1 If work accomplished has been limited to Boeing's Spares Department, no cancellation charge will be made.

6.1.2 If production planning has been completed, but no time or material charges have been made, the cancellation charge will be ten percent (10%) of the price.

6.1.3 If time or material charges have been made, the cancellation charge will be based on such charges, but will not exceed the price of the Spare Parts ordered, or in the case of Repair/Overhaul/Exchange Parts the charges will not exceed the current price of the returned part.

6.1.4 [*] if the Spare Parts or Standards are listed in the Spares Catalog, or can be absorbed into Boeing's inventory without increasing that inventory beyond Boeing's normal maximum stock level, no cancellation charge will be made.

6.2 Materials, Services, Leased Tools, Leased Parts and Retrofit Kit Changes.  Customer may cancel an Order for Materials, Services, Leased Tools, Leased Parts, or Retrofit Kit Changes at any time prior to delivery of such items or completion of Services, provided that Boeing will be entitled to receive a cancellation charge.  The cancellation charge will be, at a minimum, Boeing's normal charges for time and materials for work performed under the Order prior to receipt of the cancellation.  At a maximum the cancellation charge will be the price/fee for the canceled item plus any adjustments arising from Part 2, Article 4.2.  Any cancellation charge relating to Spare Parts provided or to be provided as part of Retrofit Kit Changes or Services will be determined as set forth in Part 1, Article 6.1.

Article 7. Inspection and Acceptance.

All Spare Parts, Standards, Repair/Overhaul/Exchange Parts, Retrofit Kit Changes, and Materials, except for those provided as part of a Repair or Modification, will be subject to inspection by Customer at destination.  Use of any of the above, or failure of Customer to give notice of rejection within ten (10) weeks after receipt of any of the above, whichever first occurs, will constitute Customer's acceptance.  For Spare Parts, Standards, Retrofit Kit Changes and Materials provided as part of a Repair or Modification see Part 2, Article 4.4.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 9

Article 8. Supplier Support.

Boeing has or intends to enter into product support agreements with suppliers of major system components on Aircraft, except for equipment furnished by Customer.  Such agreements commit the suppliers to provide to Customer support that can be reasonably expected to be required by Customer during the course of normal operation.  Copies of such product support agreements will be provided to Customer.  If Customer attempts to resolve any difficulty arising in normal business transactions between itself and a Boeing supplier with respect to product support and if such difficulty remains unresolved, Boeing will, if requested by Customer, assist Customer in resolving such difficulty.

Article 9. Excusable Delay.

9.1 Boeing will not be liable for any delay in performance of an Order caused by: (i) acts of God; (ii) war or armed hostilities; (iii) government acts or priorities; (iv) fires, floods, or earthquakes; (v) strikes or labor troubles causing cessation, slowdown or interruption of work; (vi) delivery to anyone pursuant to an Aircraft on Ground (AOG) or critical request affecting any aspect of Boeing's performance identified to an Order; (vii) inability, after due and timely diligence, to procure materials, systems, accessories, equipment, or parts; or (viii) any other cause to the extent such cause is beyond Boeing's control and not occasioned by Boeing's fault or negligence.  A delay resulting from any such cause is defined as an Excusable Delay and the date for completion of Boeing's performance will be equitably extended.

9.2 [*]

Article 10. Right to Stop Work.

10.1 Boeing will not be required to provide or to continue Services at a non-Boeing facility during any period in which:

10.1.1 there is a labor dispute or stoppage in progress;

10.1.2 there exist war or warlike operations, riots or insurrections in the country where such Services are to be performed;

10.1.3 there exist conditions which, in the opinion of Boeing, are detrimental to the general health, welfare or safety of the Boeing employees; or

10.1.4 the Government of the United States refuses Boeing permission of entry to the country where the Services are to be performed or recommends that the Boeing employees leave the country, or refuses Boeing permission to export Materials, Spare Parts, Aircraft Software or Services to such country.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 10

Article 11. Notices.

11.1 Notices regarding the terms of this CSGTA will be in English and may be transmitted by any customary written means of communication addressed as follows:

Customer	Mail:	Aviation Finance and Leasing S.à.r.l. Attention: Mr. Howard Millar
	Email:	millarh@ryanair.com
	Facsimile:	+353 1 812 1213
	Telephone:	+353 1 812 1212

Boeing	Delivery or Courier:	Boeing Commercial Airplanes 1901 Oakesdale Avenue SW Renton, Washington 98057 U.S.A. Attention: Vice President - Contracts Mail Code 21-24
	Mail:	Boeing Commercial Airplanes P.O. Box 3707 Seattle, Washington 98124-2207 U.S.A. Attention: Vice President - Contracts Mail Code 21-24
	Facsimile:	(425) 237-1706
	Telephone:	(206) 766-2400

11.2 Notices regarding any Order will be in English, and will be transmitted as directed in the Order, or if not so directed, then as set forth in either (i) the Spares Catalog, or (ii) the Materials and Services Listing, as appropriate.

11.3 The effective date of any notice will be the date on which it is received by the addressee.

Article 12. EXCLUSION OF LIABILITIES.

12.1 DISCLAIMER AND RELEASE.  THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND THE REMEDIES OF CUSTOMER SET FORTH IN THIS CSGTA ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND CUSTOMER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST BOEING, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY SPARE PARTS, AIRCRAFT SOFTWARE, STANDARDS, REPAIR/OVERHAUL/ EXCHANGE PARTS, LEASED PARTS, LEASED TOOLS, MATERIALS AND INFORMATION, SERVICES (INCLUDING, BUT NOT LIMITED TO, FLIGHT SERVICES, TECHNICAL ASSISTANCE, TECHNICAL CONSULTING, REPAIRS, MODIFICATIONS AND TRAINING), RETROFIT KIT CHANGES OR ANY OTHER THINGS PROVIDED UNDER ANY ORDER, OR IN ANY BOEING SPARE PARTS, AIRCRAFT SOFTWARE, STANDARDS AVAILABLE THROUGH THE SPARES CATALOG, REPAIR/OVERHAUL/ EXCHANGE PARTS, OR MATERIALS AND INFORMATION PROVIDED TO CUSTOMER BY A THIRD PARTY, INCLUDING BUT NOT LIMITED TO:

CSGTA-XLR	CSGTA Page 11

12.1.1 ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

12.1.2 ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

12.1.3 ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING; AND

12.1.4 ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT OR SPARE PART.

12.2 EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES.  BOEING WILL HAVE NO OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING) OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY SPARE PARTS, AIRCRAFT SOFTWARE, STANDARDS, REPAIR/OVERHAUL/EXCHANGE PARTS, LEASED PARTS, LEASED TOOLS, MATERIALS AND INFORMATION, SERVICES (INCLUDING, BUT NOT LIMITED TO, FLIGHT SERVICES, TECHNICAL ASSISTANCE, TECHNICAL CONSULTING, REPAIRS, MODIFICATIONS AND TRAINING), RETROFIT KIT CHANGES OR ANY OTHER THINGS PROVIDED UNDER ANY ORDER, OR IN ANY BOEING SPARE PARTS, AIRCRAFT SOFTWARE, STANDARDS AVAILABLE THROUGH THE SPARES CATALOG, REPAIR/OVERHAUL/EXCHANGE PARTS, OR MATERIALS AND INFORMATION PROVIDED TO CUSTOMER BY A THIRD PARTY.

12.3 EXCLUSION OF LIABILITIES - NON OWNERS.  IF CUSTOMER IS AN OPERATING LESSEE OF AN AIRCRAFT FOR WHICH CUSTOMER WILL USE ANY ITEMS, SERVICES OR OTHER THINGS PROVIDED UNDER ANY ORDER, CUSTOMER WILL CAUSE SUCH OWNER (OR LESSOR, IF AGREED BY BOEING) TO ACCEPT THE PROVISIONS OF THIS ARTICLE 12 TO THE SAME EXTENT AS CUSTOMER.

12.4 For the purpose of this Article 12, BOEING is defined as The Boeing Company, its divisions, subsidiaries and affiliates, the assignees of each, and their respective directors, officers, employees and agents.

Article 13. Insurance.

13.1 Insurance Requirements.  Customer will purchase and maintain insurance and will provide a certificate of such insurance that names Boeing as an additional insured for any and all claims and liabilities for injury to or death of any person or persons, including employees of Customer but not employees of Boeing, or for loss of or damage to any property, including any aircraft, arising out of or in any way relating to the use, lease, or shipping of any Leased Tool, the performance of Services (including, but not limited to, Flight Services, Technical Assistance, Technical Consulting, or Training), the providing or use of any Materials and information, or other things provided under any Order (except with respect to Spare Parts, Standards, Repair/Overhaul/Exchange Parts, Leased Parts, Repairs and Modifications), or the use by Boeing of Customer's technical instructions, whether or not arising in tort or occasioned by the negligence of Boeing, except with respect to legal liability to persons or parties other than Customer or Customer's assignees arising out of an accident caused solely by a product defect in an Aircraft as originally manufactured by Boeing.  Upon execution of this CSGTA, Customer will provide to Boeing certificates of insurance referencing Customer's Aircraft.  Annual renewal certificates will be submitted to Boeing before the expiration of the policy periods.  The form of the insurance certificate, attached as Appendix I, states the terms, limits, provisions and coverages required by this Article 13.1. [*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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13.2 Noncompliance with Insurance Requirements.  If Customer fails to comply with any of the insurance requirements of Part 1, Article 13.1 or if any of the insurers fails to pay a claim covered by the insurance or otherwise fails to meet any of insurers' obligations required by Appendix I, Customer will provide the same protection as that required by Part 1, Article 13.1 above.

13.3 Insurance for Leased Parts and Leased Tools.  During any periods of lease, Customer will, at Customer's expense, insure Leased Parts and Leased Tools and promptly reimburse Boeing for any loss or destruction of, or damage to, such Leased Parts or Leased Tools.  If requested by Boeing, Customer will provide proof of insurance referencing this CSGTA and naming Boeing as a loss payee.

13.4 For the purpose of this Article 12, BOEING is defined as The Boeing Company, its divisions, subsidiaries and affiliates, the assignees of each, and their respective directors, officers, employees and agents.

Article 14. Termination for Insolvency.

14.1 Terminating Events.  This CSGTA or any Order may be terminated with regard to undelivered Spare Parts, Standards, Materials or Retrofit Kit Changes, unexpired lease terms for Leased Parts and Leased Tools, and unperformed Services, by notice in writing by either party hereto if the other party:

14.1.1 Ceases doing business as a going concern, or suspends all or substantially all its business operations, or makes an assignment for the benefit of creditors, or generally does not pay its debts in the ordinary course of business, or admits in writing its inability to pay its debts; or

14.1.2 Petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; commences any legal proceeding such as bankruptcy, reorganization, readjustment of debt, dissolution or liquidation available for the relief of financially distressed debtors; or becomes the object of any such proceeding, unless such proceeding is dismissed or stayed within a reasonable period [*].

14.2 Effect of Termination of Leases.  Upon termination of all Orders for Leased Parts or Leased Tools under this Article 14, Customer will promptly assemble all Leased Parts or Leased Tools and deliver them to Boeing at a time and place designated by Boeing.  If Customer fails to so return such Leased Parts or Leased Tools, in addition to any other rights Boeing may have, Boeing may repossess the Leased Parts or Leased Tools and may enter at any time Customer's premises to effect such repossession.  Customer will pay all costs and expenses incurred by Boeing in connection with repossession of any Leased Parts or Leased Tools, including reasonable attorneys' fees.  Boeing will invoice Customer for such costs and expenses and payment will be due pursuant to Part 1, Article 3.  Notwithstanding any such termination, Customer will remain liable for and will pay to Boeing all lease charges calculated to the date on which the Leased Parts or Leased Tools are returned to Boeing.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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Article 15. Assignment.

15.1 Assignment.  This CSGTA and each Order is for the benefit of and is binding upon each of the parties hereto and their respective successors and permitted assigns.  No rights or duties of either party may be assigned, delegated or contracted to be assigned or delegated by either party except:

15.1.1 Either party may assign its interest to a corporation that:  (i) results from any merger, reorganization, or acquisition of such party; and (ii) acquires substantially all the assets of such party;

15.1.2 Boeing may assign any of its rights to receive money.

15.1.3 Boeing may assign all or any part of its rights and obligations under this CSGTA or any Order, to any wholly-owned subsidiary of Boeing provided that Boeing will remain responsible for all obligations and liabilities and Customer will continue to deal exclusively with Boeing; and

15.1.4[*] or Boeing's rights under this CSGTA or any Order will subject Boeing or Customer to any liability beyond that in this CSGTA or the applicable Order.

Article 16. Amendments.

Except as provided in this CSGTA, all amendments to this CSGTA or any Order will be in writing, signed by an authorized representative of each party.

Article 17. Term.

Except as provided in Part 1, Article 14, Termination for Insolvency, this CSGTA will be effective as of the date first written above and will remain in full force and effect thereafter unless and until terminated by written notice from either party to the other.  Any notice of termination given pursuant to this Article 17 will specify the effective date of termination, which must be sixty (60) days or more after the date the notice is sent.  All Orders in good standing at the time of termination of this CSGTA will be performed in accordance with their terms.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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Article 18. Miscellaneous.

18.1 Survival of Obligations.  The Articles of this CSGTA relating to Materials, Proprietary Materials, Proprietary Information, Exclusion of Liabilities, Insurance, Agreement to Manufacture and Sell Boeing Spare Parts, and Warranties will survive termination or cancellation of this CSGTA.

18.2 Order of Precedence.  Except for Orders involving Materials and/or Proprietary Information, in case of any inconsistency, the following order of precedence will prevail: (i) terms and conditions of the applicable Aircraft purchase agreement between Boeing and Customer; (ii) the CSGTA; (iii) the Order; and (iv) the applicable catalog.  If an Order involves Materials and/or Proprietary Information, in the event of an inconsistency, the following order of precedence will prevail:  (i) the CSGTA; (ii) the terms and conditions of the applicable Aircraft purchase agreement between Boeing and Customer; (iii) the Order; and (iv) the applicable catalog.

18.3 Headings.  Article headings used in this CSGTA or any Order are for convenient reference only and are not intended to affect the interpretation of this CSGTA or any Order.

18.4 Supervision of Employees.  Boeing employees performing work under an Order will at all times remain under the exclusive direction and control of Boeing.

18.5 Customer's Right to File Warranty Claims.  Acceptance of the terms and conditions of this CSGTA or any Order does not preclude Customer's right to file a warranty claim under the applicable Aircraft purchase agreement.

18.6 Waiver and Severability.  Failure by either party to enforce any of the provisions of this CSGTA or any Order will not be construed as a waiver of such provisions.  If any of the provisions of this CSGTA or any Order are held unlawful or otherwise ineffective by a court of competent jurisdiction, the remainder of this CSGTA or Order will remain in full force.

18.7 Export.  Customer will comply with all United States export laws and regulations. If an export license is required by United States law or regulation for any Spare Part, Aircraft Software, Materials, Service or any other thing delivered under this CSGTA or any Order, it is Customer’s obligation to obtain such license. If requested, Boeing will assist Customer in applying for such license.

18.8 Notice of Change in Customer’s Name.  In the interest of maintaining accurate records, Customer will give notice to Boeing, as soon as practicable, of any change in Customer’s name or corporate structure.  The notice will include the name of the new entity, the nature of the change and the effective date of the change.

18.9 Entire Agreement.  This CSGTA and the applicable Order contain the entire agreement between the parties with respect to the subject matter hereof and supersede all previous proposals, understandings, commitments or representations whatsoever, oral or written.

18.10 Purchase Orders.  Any purchase order provided or issued by Customer will be used solely for purposes of administration and financial controls.

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18.11 GOVERNING LAW.  This CSGTA AND ALL ORDERS Will be interpreted under and governed by the laws of the State of Washington, U.S.A., except that WASHINGTON'S choice OF LAW RULES will not be invoked for the purpose of applying the law of another jurisdiction.  THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS CSGTA AND ANY ORDER.

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PART 2

SPECIFIC TERMS AND CONDITIONS

Article 1. Purchase of Spare Parts and Standards.

1.1 Ordering.  From time to time, Customer may submit an order for Spare Parts or Standards.  For Spare Parts or Standards listed in the Spares Catalog, Boeing's receipt of Customer's order will establish an Order.  For Spare Parts or Standards not listed in the Spares Catalog, Boeing will acknowledge receipt and either (i) accept Customer's order, or (ii) advise Customer of any Spare Parts or Standards listed in the order that Boeing cannot provide.  Boeing's acceptance of Customer's order will establish an Order.

1.2 Price.  The price of a Boeing Spare Part or Standard will be as set forth in the Spares Catalog at the time Boeing receives a Customer's order or, if not in the Spares Catalog, as quoted to Customer by Boeing.  Boeing will release the Spares Catalog annually.  Prices in the Spares Catalog will be firm and in effect for twelve (12) months after the effective date of the Spares Catalog.  The Spares Catalog will be released ninety (90) days prior to its effective date to provide Customer with notice of any price revisions applicable to the Boeing Spare Parts identified in the Spares Catalog prior to the effective date of such revisions.  Boeing may, however, at any time correct major errors in the Spares Catalog.  If Customer requests accelerated deliveries or special handling, Boeing may increase the price to cover Boeing’s additional costs.

1.3 Title and Risk of Loss.  Title and risk of loss will pass from Boeing to Customer upon delivery pursuant to Part 1, Article 5.  Boeing will convey to Customer good title, free and clear of all liens, claims, charges and encumbrances.  Title and risk of loss of Spare Parts or Standards rejected by Customer will remain with Customer until redelivered to Boeing.

1.4 Commitment to Manufacture and Sell Boeing Spare Parts.  Boeing will manufacture, or procure, and sell to Customer suitable Boeing Spare Parts in quantities sufficient to meet Customer's needs for normal repairs and normal spares inventory replacement as is normally encountered by other operators of comparable Aircraft in their day-to-day operation of Aircraft.  Boeing will also maintain a shelf stock of certain Boeing Spare Parts selected to ensure reasonable reorder lead times and emergency support.  These selected Boeing Spare Parts are listed for sale in the Spares Catalog.  The commitments in this Article 1.4 will continue for so long as Customer regularly operates or owns and leases Aircraft for use in air transport service.

1.5 Resale, Lease or Pooling.  In the event that Customer sells or leases Spare Parts or Standards purchased from Boeing, all rights and benefits conferred under this CSGTA upon Customer with respect to such Spare Parts or Standards will transfer to the purchaser or lessee, but only if such party has or obtains from Customer sufficient information to substantiate a claim, and either (i) has executed its own Customer Services General Terms Agreement or other agreement acceptable to Boeing, or (ii) has agreed to be bound by and comply with all applicable provisions of this CSGTA in a form acceptable to Boeing.  A form of agreement acceptable to Boeing is attached as Appendix III.  If Customer pools Spare Parts or Standards purchased from Boeing, then all rights and benefits conferred under this CSGTA upon Customer with respect to such Spare Parts or Standards will transfer to the user, but only if such party has executed its own Customer Services General Terms Agreement to Boeing.

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1.6[*]

1.7 Customer Spare Parts Transactions.  Nothing in this CSGTA or any Order will prohibit Customer and other operators from buying or selling or otherwise disposing of stocks of Boeing Spare Parts among themselves either directly or through transactions involving dealers, distributors, agents or brokers who buy or sell stocks of Boeing Spare Parts either for their own account or for the account of others.  Nothing in any provision of this CSGTA or any Order will prohibit Customer and other operators of Aircraft from purchasing spare parts that have been manufactured pursuant to appropriate regulatory approvals.

Article 2. Lease of Parts and Tools.

2.1 Ordering.  Boeing will advise Customer of the lease charge for any Leased Parts or Leased Tools upon request.  From time to time, Customer may submit an order for lease of parts or tools.  If previously quoted to Customer, and subject to the terms of that quote and to availability, Boeing's receipt of such order will constitute an Order.  If not previously quoted, or such quote has expired, or such part or tool is not available, Boeing will acknowledge receipt and either (i) accept Customer's order, (ii) advise Customer of any part or tool listed in the order that Boeing cannot provide, or (iii) provide an offer that contains a description of the tool, the lease charge, the lease term and other applicable terms and conditions.  Under (i) above, Boeing's acknowledgment of Customer's order will establish an Order.  Under (iii) above, Customer's acceptance of Boeing's offer will establish an Order.

2.2 Stock of Leased Parts.  Boeing will select and maintain a limited stock of parts for lease to Customer.  Lease of such parts is subject to availability[*]

2.3 Lease Term and Return.  Unless otherwise stated in Boeing's offer, the lease term starts upon delivery of a Leased Part or Leased Tool to Customer pursuant to Part 1, Article 5, and ends upon return by Customer of such Leased Part or Leased Tool to Boeing at the Boeing distribution center from which it was shipped, or other mutually agreed to distribution center in accordance with instructions provided by Boeing.  All Leased Parts and Leased Tools are to be returned to Boeing in the shipping containers in which they were shipped by Boeing.

2.4 Unexpected Return of Leased Tools.  Unusual circumstances, such as an AOG from another operator of Aircraft, may require that a Leased Tool be sent back to Boeing prior to Customer's intended return of the Leased Tool.  Accordingly, within forty-eight (48) hours of Customer's receipt of written or telegraphic notice from Boeing that a Leased Tool must be returned, unless Boeing and Customer agree that the return of the Leased Tool would create an AOG situation for Customer, Customer will ship such Leased Tool to Boeing air freight prepaid.  As soon as a tool is available and providing that Customer still needs the tool, the original lease will be continued by Boeing shipping the tool back to Customer freight prepaid and reimbursing Customer for the freight charges incurred by Customer when the tool was returned at Boeing's request.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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2.5[*]
2.6 Leased Part Flight Hours.  Within ten (10) days after Customer's return of a Leased Part, Customer will advise Boeing of all flight hours accumulated by Customer on such Leased Part.

2.7[*]

2.8 Lease Charges.

2.8.1[*]

2.8.2  Additional Charges.  Customer will also pay:  (i) a Boeing inspection charge for each Leased Tool, and (ii) charges, as necessary, for damage or deterioration other than normal wear and tear resulting from Customer's use of a Leased Part or Leased Tool, including costs of repair, overhaul and repackaging as required to place the Leased Part or Leased Tool in a condition satisfactory for lease or sale to another party.

2.8.3 Suspension.  If a Leased Part of Leased Tool is found to be defective, then Customer's obligation to pay lease charges will be suspended from the date Boeing receives Customer's notice of such defect until the date on which Boeing has repaired, corrected or replaced the defective Leased Part or Leased Tool.  Boeing will reimburse Customer for freight charges connected with the initial delivery to Customer and the return to Boeing of such defective Leased Part or Leased Tool.

2.8.4 Option to Purchase Leased Parts.  Upon written notice to Boeing, Customer may purchase any Leased Part.  If Customer exercises such option within sixty (60) days after commencement of the lease term, Customer will be invoiced for the price of the part and no lease charges will accrue.  If Customer exercises such option more than sixty (60) days after commencement of the lease term, Customer will be invoiced for the price of the part and fifty percent (50%) of the accrued lease charges. [*]

2.9 Title to and Risk of Loss.

2.9.1 Title to each Leased Part or Leased Tool will remain with Boeing.  At Boeing's request, Customer will take any reasonable action to sign and deliver such instruments as may be required to preserve and protect Boeing's right, title and interest in and to each Leased Part or Leased Tool.  Risk of loss of each Leased Part or Leased Tool will pass from Boeing to Customer upon delivery.  Risk of loss or damage to Leased Parts or Leased Tools will remain with Customer until such Leased Parts or Leased Tools are returned to Boeing.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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2.9.2 If Customer exercises its option to purchase a Leased Part, title will pass to Customer upon receipt by Boeing of Customer's written notice under Part 2, Article 2.8.4.

Article 3. Provision of Retrofit Kit Changes.

Ordering.   Upon receipt of a Customer's request for a Retrofit Kit Change, Boeing will evaluate the request and, if offerable, provide an offer that contains a description of the change, price, delivery schedule and other applicable terms and conditions.  Each offer accepted by Customer will establish an Order.

Article 4. Provision of Services.

4.1 Ordering.

4.1.1 Upon receipt of a Customer's request for Services, Boeing will evaluate the request and, if offerable, provide an offer that contains a statement of work, price, period of performance and other applicable terms and conditions.  Each offer accepted by Customer will establish an Order.

4.1.2 From time to time, Boeing may perform Services as requested by Customer, at no charge and without requiring a Boeing offer.  Performance by Boeing in response to Customer's request will constitute acceptance and establish an Order.

4.2 Price.  The price for Services and any other charges related thereto will be as set forth in the Order.  In the event of an Excusable Delay, the price for labor and subsistence applicable to a Repair or Modification will be adjusted to reflect Boeing's increased costs.

4.3 Title and Risk of Loss.

4.3.1 Title to and risk of loss of Customer's Aircraft, all parts and materials removed from Customer's Aircraft and all other items furnished by Customer relating to a Repair or Modification will remain with Customer.

4.3.2 Unless otherwise agreed, risk of loss of all items furnished by Boeing to be used in a Repair or Modification will pass to Customer upon arrival at a Repair/Modification Site.  Risk of loss of all items furnished by Boeing but not installed on the Aircraft as part of the Repair or Modification, will revert to Boeing upon execution of the Certificate of Completion.

4.3.3 Title to all items furnished by Boeing and installed on the Aircraft as part of the Repair or Modification will pass to Customer upon execution of the Certificate of Completion.  Title to all items furnished by Boeing as part of the Repair or Modification and not installed on the Aircraft will remain with Boeing [*]

4.4 Certificate of Completion.  Completion of Repairs and Modifications, and final acceptance of any Spare Parts, Standards, Retrofit Kit Changes and Materials provided as a part thereof, will be evidenced by Boeing and Customer both executing a Certificate of Completion.

Article 5. Provision of Materials.

5.1 Ordering of Materials.

5.1.1 From time to time, Customer may submit an order for Materials.  For Materials listed in the Materials and Services Listing, Boeing's receipt of Customer's order will establish an Order.  For Materials not listed in the Materials and Services Listing, Boeing will acknowledge receipt and either (i) accept Customer's order, or (ii) advise Customer of any Materials listed in the order that Boeing cannot provide.  Boeing's acceptance of Customer's order will establish an Order.

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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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5.1.2 Upon receipt of a Customer's request for either (i) the use of Proprietary Materials or Proprietary Information other than as specified by Boeing, or (ii) the disclosure or use of Proprietary Materials or Proprietary Information beyond that permitted by this CSGTA, Boeing will evaluate the request.  Boeing may provide an offer that contains a description of the Proprietary Materials or Proprietary Information, fee, delivery schedule and other applicable terms and conditions.  Each offer accepted by Customer will establish an Order.

5.1.3 From time to time, Boeing may provide Materials, Proprietary Materials, or Proprietary Information as requested by Customer, at no charge and without requiring a Boeing offer.  The provision of such items or information by Boeing in response to Customer's request will constitute acceptance and establish an Order.

5.2 Fee.

5.2.1 The fee for the provision and use of any Materials or information for which such Materials or information are specified by Boeing and which are provided from the Materials and Services Listing will be at the then current listed price or, if there is no listed price, as quoted to Customer.

5.2.2 The fee for the provision and use of any Materials or information on Aircraft for which such Materials or information are not specified by Boeing will be as quoted to Customer.

5.3 Grant.

5.3.1 Boeing hereby grants to Customer a worldwide, nonexclusive, personal and nontransferable license to use and disclose Proprietary Materials and Proprietary Information only as specifically authorized by this CSGTA or otherwise by Boeing in writing.  Customer will preserve and protect all Proprietary Materials and all Proprietary Information in confidence.  The individual copies of all Materials and Aircraft Software are provided to Customer subject to copyrights therein, and all such copyrights are retained by Boeing or, in some cases, by Third Parties.  Customer is authorized to make copies of Materials (except for Materials bearing the copyright legend of a Third Party), provided, however, Customer preserves any restrictive legends and proprietary notices on all copies.  All copies of Proprietary Materials owned by Boeing will belong to Boeing and be treated as Proprietary Materials under this CSGTA.

5.3.2 Boeing hereby grants to Customer a world-wide, nonexclusive, nontransferable license to use, in object code (i.e., executable machine readable) form, any Boeing-owned Proprietary Materials provided in the form of software under this CSGTA, only as specifically authorized by this CSGTA or otherwise by Boeing in writing.

5.3.3 Boeing hereby grants to Customer a world-wide, nonexclusive, nontransferable sublicense to use, in object code form, any Third Party Proprietary Materials provided in the form of software under this CSGTA, only as specifically authorized by this CSGTA or otherwise by Boeing in writing.  Customer will not disclose Third Party software to anyone unless specifically authorized by such Third Party.

5.3.4 Customer will not attempt to gain access to information by reverse engineering, decompiling, or disassembling any portion of any software or Aircraft Software provided to Customer pursuant to an Order or otherwise by Boeing.

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5.4 Use and Disclosure of Proprietary Materials.

5.4.1 Customer is authorized to use Proprietary Materials and Proprietary Information for the purpose of Customer's operation, maintenance, repair, or modification of Customer's Aircraft for which the Proprietary Materials and Proprietary Information have been specified by Boeing.  Except as expressly set forth in this CSGTA or otherwise by Boeing in writing, Customer will not use or disclose any Proprietary Materials or Proprietary Information in connection with the manufacture or sale of any Spare Part.

5.4.2 Customer is authorized to use Proprietary Materials and Proprietary Information, owned by Boeing, for local fabrication of any Boeing Spare Part which is a simple cut-to-size part fabricated with simple hand tools, provided the part is listed (i) in Air Transportation Association of America International Specification 2000 provisioning or procurement information, or (ii) in the Spares Catalog and, in either case, carries a unit price of One Hundred U.S. Dollars ($100.00) or less.  Customer will not use Proprietary Materials and Proprietary Information, owned by Boeing, to manufacture parts in excess of its requirements or for resale.

5.4.3 Subject to Part 2, Articles 5.4.5 and 5.4.6, Customer is authorized to use or disclose to a Contractor, Proprietary Materials or Proprietary Information, owned by Boeing, to manufacture or have manufactured for it by a Contractor, any Boeing Spare Part provided such part is needed to effect emergency repairs on Customer's Aircraft and Customer is able to obtain the part more quickly than it can be obtained from Boeing.

5.4.4 Subject to Part 2, Articles 5.4.5 and 5.4.6, and upon giving prior written notice to Boeing, Customer is authorized to use or disclose Proprietary Materials or Proprietary Information, owned by Boeing, to a Contractor to redesign or have redesigned for it by a Contractor, and manufacture or have manufactured for it by a Contractor, any Boeing Spare Part to the extent that:  (i) Boeing fails to fulfill its obligations under this CSGTA with respect to providing that Boeing Spare Part, or (ii) if Customer has notified Boeing in writing that a Boeing Spare Part is defective or unsatisfactory in use and, within a reasonable period thereafter, Boeing has not made a satisfactory Boeing Spare Part free from such defect available for sale to Customer.

5.4.4.1 If, pursuant to this Article 5.4.4, Customer redesigns, or has redesigned for it, any Boeing Spare Part, Customer will promptly make detailed drawings for the redesigned part available to Boeing and will, if Boeing requests within sixty (60) days after receipt of the drawings, negotiate with Boeing for an exclusive (except for Customer) license covering Boeing's right to use the drawings and to make, use, certify and sell the redesigned part.  If Boeing and Customer are unable to agree on the terms of an exclusive license, Boeing will automatically have a royalty-free, worldwide, nonexclusive license except to the extent of any patent rights that may exist relative to the part.

5.4.5 In accordance with Part 2, Article 5.4.6, Customer is authorized to provide Proprietary Materials and disclose Proprietary Information to a Contractor, by, for the purpose of maintenance, repair, or modification of Customer's Aircraft for which the Proprietary Materials and Proprietary Information have been specified by Boeing.

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5.4.6 Before providing Proprietary Materials or Proprietary Information to a Contractor, Customer will obtain a written agreement from that Contractor (i) to use the Proprietary Materials and Proprietary Information only on behalf of Customer, (ii) to be bound by all of the restrictions and limitations of this Article 5, and (iii) that Boeing is an intended third party beneficiary under such agreement.  Customer agrees to provide copies of all such written agreements to Boeing upon request, and to be liable to Boeing for any breach of those agreements by Contractor.  A form of agreement, acceptable to Boeing, is attached as Appendix IV.

5.4.7 When and to the extent required by a government regulatory agency having jurisdiction over Customer or Customer's Aircraft, Customer is authorized to provide and disclose Proprietary Materials and Proprietary Information, owned by Boeing, to the agency for the agency's use in connection with the Customer's operation, maintenance, repair, or modification of its Aircraft.  Customer agrees to take reasonable steps to prevent such agency from making any distribution or disclosure, or additional use of the Proprietary Materials and Proprietary Information so provided or disclosed.  Customer further agrees to promptly notify Boeing upon learning of any (i) distribution, disclosure, or additional use by such agency, (ii) request to such agency for distribution, disclosure, or additional use, or (iii) intention on the part of such agency to distribute, disclose, or make additional use of the Proprietary Materials or Proprietary Information.

5.5 Customer Responsibility.  Customer will be solely responsible for ascertaining and ensuring that all Materials are appropriate for the use to which they are put.

Article 6. Provision of Repair/Overhaul/Exchange Parts.

6.1 Ordering.  Boeing will advise Customer of the price to Repair/Overhaul/Exchange any Spare Parts upon request.  From time to time, Customer may submit an order for the Repair/Overhaul/Exchange of Spare Parts.  Boeing will acknowledge receipt and either (i) accept Customer's order, or (ii) advise Customer of any Spare Part listed in the order that Boeing cannot repair, overhaul or exchange.  Boeing's acknowledgment of Customer's order will establish an Order.

6.2 Non-repairable Repair/Overhaul/Exchange Parts.  Unless previously agreed, Boeing considers any part beyond economical repair if a repair will exceed sixty-five percent (65%) of Boeing’s then current price for a new replacement part.  Boeing will promptly notify Customer if, in Boeing’s discretion, a Repair/Overhaul/Exchange Part is beyond economical repair, and Customer will instruct Boeing to either[*]____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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6.3 Title and Risk of Loss.  Title to and risk of loss of any Repair/Overhaul/Exchange Parts returned to Boeing will at all times remain with Customer or any other title holder of such Spare Part, except that components of such Repair/Overhaul/Exchange Parts removed and replaced will pass to Boeing upon replacement.  Title to replacement components will pass to Customer upon redelivery to Customer.  Title to Repair/Overhaul/Exchange Parts delivered to Boeing for exchange with remanufactured, modified or overhauled Repair/Overhaul/Exchange Parts will pass to Boeing upon delivery to Customer of the remanufactured, modified or overhauled Repair/Overhaul/Exchange Parts.  Title to such remanufactured, modified or overhauled Repair/Overhaul/Exchange Parts will pass to Customer upon delivery to Customer.  While Boeing has possession of the returned Repair/Overhaul/Exchange Parts, Boeing will have only such liabilities as a bailee for mutual benefit would have, but will not be liable for loss of use.

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PART 3

WARRANTY TERMS AND CONDITIONS

Article 1. Boeing Spare Parts Warranty.

1.1 Coverage.  Boeing warrants that, at the time of delivery, each Boeing Spare Part purchased by Customer will:

(i)	conform to the applicable drawing and specification;

(ii)	be free from defects in material and workmanship, including process of manufacture; and

(iii)	be free from defects in design including selection of materials and process of manufacture, in view of the state-of-the-art at the time of design.

1.2 Exceptions.

1.2.1 The following conditions do not constitute a defect under this warranty:

(i)	conditions resulting from normal wear and tear;

(ii)	conditions resulting from acts or omissions of Customer; and

(iii)	conditions resulting from failure to properly service and maintain a Boeing Spare Part.

1.2.2 The warranties set forth in Part 3 of this CSGTA will not apply to Boeing Spare Parts manufactured under Part 2, Article 5.4.

1.3 Warranty Periods.

1.3.1 Warranty.  The warranty period begins on the date of delivery of the Boeing Spare Part and ends:  (i) after forty-eight (48) months for a Boeing Spare Part manufactured for installation on Aircraft models 777-200, -300 or 737-600, -700, -800, -900, 787 or new Aircraft models designed and manufactured with similar, new technology and for the Aircraft model 747-8; or (ii) after thirty-six (36) months for a Boeing Spare Part manufactured for installation on any other Aircraft model.  Notwithstanding, in the case of any Boeing Spare Part that is subject to the forty-eight (48) month warranty and the thirty-six (36) month warranty, the forty-eight (48) month warranty will apply in every instance.

1.3.2 Warranty on Corrected Boeing Spare Parts.  [*] The warranty period for a Corrected Boeing Spare Part resulting from a defect in design is eighteen (18) months or the remainder of the initial warranty period, whichever is longer.  The eighteen (18) month period begins on the date of delivery of the Corrected Boeing Spare Part or date of delivery of the kit or kits furnished to Correct the Boeing Spare Part.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

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1.4[*]

1.4.1[*]

1.4.2[*]

1.4.3[*]

1.4.4[*]

1.4.5[*]

1.5 Discovery and Notice.

1.5.1 For a claim to be valid:

(i)	the defect must be discovered during the warranty period; and

(ii)	Boeing Warranty must receive written notice of the discovery no later than [*] after expiration of the warranty period. The notice must include sufficient information to substantiate the claim.

1.5.2 Receipt of Customer's notice of the discovery of a defect secures Customer's rights to remedies under this Part 3, even though a Correction is performed after the expiration of the warranty period.

1.5.3 Once Customer has given valid notice of the discovery of a defect, Customer will submit a claim as soon as practicable after performance of the Correction.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 26

1.5.4 Boeing may release service bulletins or service letters advising Customer of the availability of certain warranty remedies.  When such advice is provided, Customer will be deemed to have fulfilled the requirements for discovery of the defect and submittal of notice under this Part 3 as of the in-warranty date specified in industry support information in the service bulletin or service letter.

1.6 Filing a Claim.

1.6.1 Authority to File.  Claims may be filed by Customer or its Authorized Agent.

1.6.2 Claim Information.

1.6.2.1 Claimant is responsible for providing sufficient information to substantiate Customer's rights to remedies under this Part 3.  Boeing may reject a claim for lack of sufficient information.  At a minimum, such information must include:

(i)	identity of claimant;

(ii)	part number and nomenclature of defective Boeing Spare Part;

(iii)	purchase order number and date of delivery of a defective Boeing Spare Part;

(iv)	description and substantiation of the defect;

(v)	date the defect was discovered;

(vi)	date the Correction was completed;

(vii)	the total flight hours or cycles accrued, if applicable;

(viii)	an itemized account of Direct Labor hours expended in performing the Correction; and

(ix)	an itemized account of any Direct Materials incorporated in the Correction.

1.6.2.2 Boeing may require additional information based on the nature of the defect and the remedies requested.

1.6.3 Boeing Claim Processing.

1.6.3.1[*]

1.6.3.2 Boeing will promptly review the claim and will give notification of claim approval or rejection.  If the claim is rejected, Boeing will provide a written explanation.

1.7 Corrections Performed by Customer.

1.7.1 Facilities Requirements.  Customer may at its option Correct defective Boeing Spare Parts at its facilities or may subcontract Corrections to a Contractor or an Authorized Agent.  A Contractor or an Authorized Agent must be certified by Customer’s Civil Aviation Authority or the Federal Aviation Authority.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 27

1.7.2 Technical Requirements.  All Corrections done by Customer, its Authorized Agent or Contractor must be performed in accordance with Boeing's applicable service manuals, bulletins or other written instructions, using parts and materials furnished or approved by Boeing.

1.7.3 Reimbursement.

1.7.3.1 Boeing will reimburse Customer’s reasonable costs of Direct Materials and Direct Labor (excluding time expended for overhaul) at Customer’s Warranty Labor Rate to Correct a defective Boeing Spare Part.  Claims for reimbursement must contain sufficient information to substantiate Direct Labor hours expended and Direct Materials consumed.  Customer or its Authorized Agent may be required to produce invoices for materials.

1.7.3.2 Reimbursement for Direct Labor hours to perform a Correction stated in a service bulletin will be based on the labor estimates in the service bulletin.

1.7.3.3 Boeing will reimburse Customer  [*] for freight charges associated with Correction of defects performed by its Authorized Agent or Contractor.

1.7.4	Disposition of Defective Boeing Spare Parts Beyond Economical Repair.

1.7.4.1 Defective Boeing Spare Parts that are found to be beyond economical repair will be retained for a period of  [*]  from the date Boeing receives Customer's claim.  Boeing may request return of such Boeing Spare Parts during the  [*]  period for inspection and confirmation of a defect.

1.7.4.2 After the sixty (60) day period, a defective Boeing Spare Part with a value [*]  or less may be scrapped without notification to Boeing.  If such Part has a value greater  [*] , Customer must obtain confirmation of unrepairability by Boeing's designated field service representative prior to scrapping.  Confirmation may be in the form of the representative's signature on Customer's claim or through direct communication between the representative and Boeing Warranty.

1.8 Corrections Performed by Boeing.

1.8.1 [*]

1.8.2 Customer Instructions.  The documentation shipped with the returned defective Boeing Spare Part may include specific technical instructions for work to be performed on the Boeing Spare Part.  The absence of such instructions will evidence Customer's authorization for Boeing to perform all necessary Corrections and work required to return the Boeing Spare Part to a serviceable condition.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 28

1.8.3 Correction Time Objectives.

1.8.3.1 Boeing's objective for making Corrections is ten (10) working days for avionics and electronic Boeing Spare Parts, thirty (30) working days for Corrections of other Boeing Spare Parts performed at Boeing's facilities, and forty (40) working days for Corrections of other Boeing Spare Parts performed at a Boeing subcontractor's facilities.  The objectives are measured from the date Boeing receives the defective Boeing Spare Part and a valid claim to the date Boeing ships the Corrected Boeing Spare Part.

1.8.3.2 Except for Boeing Spare Parts applicable to Boeing Models 707, 727, and DC-8 Aircraft, if Customer has a critical parts shortage because Boeing has exceeded a Correction time objective and Customer has procured Boeing Spare Parts for the defective Boeing Spare Part in quantities shown in Boeing's Recommended Spare Parts List (RSPL), or Spares Planning and Requirements Evaluation Model (M-SPARE), or as otherwise agreed between the parties, then Boeing will either expedite the Correction or provide an interchangeable Boeing Spare Part on a no charge loan or lease basis until the Corrected Boeing Spare Part is returned.

1.8.4 Title Transfer and Risk of Loss.

1.8.4.1 Title to and risk of loss of any Boeing Spare Part returned to Boeing will at all times remain with Customer or any other title holder of such Boeing Spare Part.  While Boeing has possession of the returned Boeing Spare Part, Boeing will have only such liabilities as a bailee for mutual benefit would have, but will not be liable for loss of use.

1.8.4.2 If a Correction requires delivery of a new Boeing Spare Part, then at the time Boeing delivers the new Boeing Spare Part, title to and risk of loss for the returned Boeing Spare Part will pass to Boeing, and title to and risk of loss for the new Boeing Spare Part will pass to Customer.

Article 2. Supplier Warranty Commitment.

2.1 Supplier Warranty and Supplier Patent and Copyright Indemnities.  Boeing will use diligent efforts to obtain warranties and indemnities against patent and copyright infringement enforceable by Customer from Boeing’s suppliers of Supplier Spare Parts.  Boeing will furnish copies of such warranties and patent and copyright indemnities to Customer upon request.

2.2 Boeing Assistance in Administration of Supplier Warranties.  Customer will be responsible for submitting warranty claims directly to Boeing suppliers of Supplier Spare Parts; however, if Customer experiences problems enforcing any supplier warranty obtained by Boeing for Customer, Boeing will conduct an investigation of the problem and assist Customer in the resolution of those claims.

2.3 Boeing Support in Event of Supplier Default.  If the supplier responsible for the Supplier Spare Part defaults in the performance of a material obligation under its warranty, and Customer provides evidence to Boeing that a default has occurred, then Boeing will furnish a warranty equivalent to the terms as provided by the defaulting supplier.  At Boeing’s request, Customer will assign to Boeing, and Boeing will be subrogated to, its rights against the supplier provided by the supplier warranty.

CSGTA-XLR	CSGTA Page 29

Article 3. Warranty of Leased Tools and Leased Parts.

Each Leased Tool and Leased Part leased hereunder is leased "as is" and Boeing makes no warranty whatsoever with regard to them.  A Leased Part purchased by Customer is a Boeing Spare Part and as such the warranty is contained in Part 3, Article 1.

Article 4. Warranty of Technical Assistance, Technical Consulting and Training.

4.1 Coverage.  Boeing warrants that Technical Assistance, Technical Consulting and Training will be performed in a workmanlike manner.

4.2 [*]

4.3 Remedy.  Customer's remedy and Boeing's sole obligation and liability for deficient Services are limited to the no charge reperformance by Boeing for that portion of the Services determined to be deficient.

Article 5. Repair and Modification Warranty.

5.1 Coverage.  Boeing warrants that, as of the execution date of the Certificate of Completion, the Repair or the Modification will:

(i)	conform to the statement of work in the applicable Order;

(ii)	be free from defects in workmanship, including workmanship utilized to install Supplier Spare Parts, engines, and Customer furnished equipment; and

(iii)	be free from defects in design, including the selection by Boeing of materials, in view of the state-of-the-art at the time of the design.

5.1.2 The warranty for any Boeing Spare Parts or Supplier Spare Parts used in the Repair or Modification are contained in the applicable sections of this Part 3.

5.2 Exceptions.

5.2.1 The following conditions do not constitute a defect under this warranty:

(i)	conditions resulting from normal wear and tear;

(ii)	conditions resulting from acts or omissions of Customer;

(iii)	conditions resulting from failure to properly service and maintain the applicable Aircraft; and

(iv)	conditions that have no material adverse effect on the maintenance, use or operation of the applicable Aircraft.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 30

5.3 Warranty Periods.

5.3.1 Warranty.  The warranty period for Repair or Modification is thirty-six (36) months from the date of the Certificate of Completion.

5.3.2 Warranty on Corrected Repair or Modification.  The warranty period applicable to a Corrected Repair or Modification, including the workmanship to Correct and install, resulting from a defect in workmanship is the remainder of the warranty period for the defective Repair or Modification.  The warranty period for a Corrected Repair or Modification resulting from a defect in design is eighteen (18) months or the remainder of the initial warranty period, whichever is longer.  The eighteen (18) month period begins on the date of completion of the Corrected Repair or Modification or date of delivery of the kit or kits furnished to Correct the Repair or Modification.

5.4 Remedies.

5.4.1 Defect Correction.  At Customer’s option, Boeing will either Correct or reimburse Customer to Correct defects in the Repair or Modification discovered during the warranty period.

5.4.2 Warranty Labor Rate.  If Customer or its Contractor or Authorized Agent Corrects a defect in a Repair or Modification, reimbursement to Customer for Direct Labor hours will be provided at Customer's Warranty Labor Rate.

5.4.3 Warranty Inspections.  Warranty inspections will be as described in Part 3, Article 1.4.3.

5.4.4 [*]

5.4.5 Maximum Reimbursement.  Maximum reimbursement will be as described in Part 3, Article 1.4.6.

5.5 Discovery and Notice.  Discovery and Notice will be as described in Part 3, Article 1.5.

5.6 Filing a Claim.  Filing a claim will be as described in Part 3, Article 1.6.

5.7 Corrections Performed by Customer.

5.7.1 Facilities Requirements.  Customer may at its option Correct defects in workmanship incorporated in the Repair or Modification at its facilities or may subcontract Corrections to a Contractor or an Authorized Agent.  A Contractor or an Authorized Agent must be certified by Customer’s Civil Aviation Authority or the Federal Aviation Authority.

5.7.2 Technical Requirements.  Technical requirements will be as described in Part 3, Article 1.7.2.

5.7.3 Reimbursement.  Boeing will reimburse Customer’s reasonable costs of Direct Materials and Direct Labor (excluding time expended for overhaul) at Customer’s Warranty Labor Rate to Correct a defective Repair or Modification.  Claims for reimbursement will be as described in Part 3, Article 1.7.3.1.

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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 31

5.8 Returning an Aircraft.

5.8.1 Conditions.  An Aircraft may be returned to Boeing's facilities for Correction only if:

(i)	Boeing and Customer agree a covered defect exists;

(ii)	Customer lacks access to adequate facilities, equipment or qualified personnel to perform the Correction; and

(iii)	it is not practical, in Boeing's estimation, to dispatch Boeing personnel to perform the Correction at a remote site.

5.8.2 Correction Costs.  Boeing will perform the Correction at no charge to Customer.  Boeing will reimburse Customer for the costs of fuel, oil and landing fees incurred in ferrying the Aircraft to Boeing and back to Customer's facilities.  Customer will minimize the length of both flights.

5.8.3 Separate Agreement.  Boeing and Customer will enter into a separate agreement covering return of the Aircraft and performance of the Correction.  Authorization by Customer for Boeing to perform additional work that is not part of the Correction must be received within twenty-four (24) hours of Boeing’s request.  If such authorization is not received within twenty-four (24) hours, Customer will be invoiced for work performed by Boeing that is not part of the Correction.

5.8.4 Title and Risk of Loss.  Title to and risk of loss of an Aircraft returned to Boeing hereunder will at all times remain with Customer and/or any other owner of such Aircraft.  While Boeing has care, custody and control of an Aircraft, Boeing will have only such liabilities as a bailee for mutual benefit would have, but will not be liable for loss of use.

Article 6. Warranty for Repair/Overhaul/Exchange Parts.

6.1.[*]

6.1.1[*]

6.1.2[*]

6.2 Claims.  The claimed defect must become apparent to by Customer within the applicable warranty period, and Boeing Warranty must receive written notice of such defect at the earliest practicable time after discovery of the defect by Customer, but in no event later than ninety (90) days after expiration of the applicable warranty period.  Such claim must include reasonable evidence that the claimed defect is covered by one of the above warranties and, if requested by Boeing, that such defect did not result from:
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 32

(i)	conditions resulting from normal wear and tear,

(ii)	conditions resulting from acts or omissions of Customer, and

(iii)	conditions resulting from failure to properly service and maintain the Repair/Overhaul/Exchange Part.

6.3[*]

6.4 Warranty of Title.  Boeing warrants that it will convey good title to any replaced or exchanged component part provided with the Repair/Overhaul/Exchange Part delivered to Customer from Boeing, and such part will be free and clear of all liens, claims, charges and encumbrances.  Boeing’s liability and Customer’s remedy under this Article 6.4 are limited to the removal of any defect in title or the replacement of any part having such a defect.

Article 7. Indemnities Against Patent and Copyright Infringement.

7.1 Indemnity Against Patent Infringement.  Boeing will defend and indemnify Customer with respect to all claims, suits, and liabilities arising out of any actual or alleged patent infringement through Customer's use or resale of any Boeing Spare Part purchased by Customer from Boeing pursuant to an Order.

7.2 Indemnity Against Copyright Infringement.  Boeing will defend and indemnify Customer with respect to all claims, suits, and liabilities arising out of any actual or alleged copyright infringement through Customer's (i) use or resale of any Boeing-created Aircraft Software purchased by Customer from Boeing pursuant to an Order or (ii) use of any Boeing-created Materials provided to Customer pursuant to an Order.

7.3 Exceptions, Limitations, and Conditions.

7.3.1 Boeing's obligation to indemnify Customer for patent infringement will extend only to infringements in countries which, at the time of the infringement, were party to and fully bound by either:  (i) Article 27 of the Chicago Convention on International Civil Aviation of December 7, 1944, or (ii) the International Convention for the Protection of Industrial Property (Paris Convention).

7.3.2 Boeing's obligation to indemnify Customer for copyright infringement is limited to infringements in countries which, at the time of the infringement, are members of The Berne Union and recognize computer software as a "work" under The Berne Convention.

7.3.3 The indemnities provided under this Article 7 will not apply to any (i) Boeing Spare Part, Aircraft Software, or Materials used other than for its intended purpose, or (ii) Aircraft Software or Materials not created by Boeing.

7.3.4 Customer must deliver written notice to Boeing:  (i) within ten (10) days after Customer first receives notice of any suit or other formal action against Customer and (ii) within twenty (20) days after Customer first receives any other allegation or written claim of infringement covered by this Article 7.

7.3.5 At any time, Boeing will have the right at its option and expense to: (i) negotiate with any party claiming infringement, (ii) assume or control the defense of any infringement allegation, claim, suit or formal action, (iii) intervene in any infringement suit or formal action, and/or (iv) attempt to resolve any claim of infringement by replacing an allegedly infringing Boeing Spare Part, or Boeing created Aircraft Software or Materials, with a noninfringing equivalent.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

CSGTA-XLR	CSGTA Page 33

7.3.6 Customer will promptly furnish to Boeing all information, records, and assistance within Customer's possession or control which Boeing considers relevant or material to any alleged infringement covered by this Article 7.

7.3.7 Except as required by a final judgment entered against Customer by a court of competent jurisdiction from which no appeals can be or have been filed, Customer will obtain Boeing's written approval prior to paying, committing to pay, assuming any obligation, or making any concession relative to any infringement covered by these indemnities.

7.3.8 BOEING WILL HAVE NO OBLIGATION OR LIABILITY UNDER THIS ARTICLE 7 FOR LOSS OF USE, REVENUE, OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES.  THE OBLIGATIONS OF BOEING AND REMEDIES OF CUSTOMER IN THIS ARTICLE 7 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND CUSTOMER HEREBY WAIVES, RELEASES, AND RENOUNCES, ALL OTHER INDEMNITIES, OBLIGATIONS, AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST BOEING, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT BY ANY SPARE PARTS, MATERIALS, TRAINING, SERVICES AIRCRAFT SOFTWARE OR OTHER THING PROVIDED UNDER THIS CSGTA AND THE APPLICABLE ORDER. OTHER THINGS PROVIDED UNDER THIS CSGTA AND THE APPLICABLE ORDER.

7.3.9 For the purpose of this Article 7, BOEING is defined as The Boeing Company, its divisions, subsidiaries and affiliates, the assignees of each, and their respective directors, officers, employees and agents.

CSGTA-XLR	CSGTA Page 34

Supplemental Agreement for Electronic Access (SA-EA) to

Customer Services General Terms Agreement No. CSGTA-XLR

Between The Boeing Company

And Aviation Finance and Leasing S.à.r.l.

This Supplemental Agreement is effective as of the date below and amends and supplements the CSGTA between The Boeing Company (Boeing) and Aviation Finance and Leasing S.à.r.l. (Customer).  All terms used but not defined in this Supplemental Agreement have the same meaning as in the CSGTA.

1. Provision of Materials by Electronic Access.

From time to time, Boeing may offer to Customer access to Materials by way of electronic transmission, including but not limited to access through the World Wide Web, Internet or private data transmission lines from Boeing's internal computing systems (Electronic Access).  Any Electronic Access so granted by Boeing shall be subject to the following provisions:

1.1 [*]

1.2 Customer is responsible for communicating to all of Customer's Users who have Electronic Access the terms and conditions contained in the CSGTA applicable to such Electronic Access.  Customer shall include in such communications the provisions set forth in the CSGTA, including this Supplemental Agreement, relating to the use, disclosure and protection of Proprietary Materials and Proprietary Information obtained through Electronic Access, along with the consequences of failing to comply with those provisions.

1.3 [*]

1.4 [*]

1.5 Boeing has the right to monitor all Electronic Access by Customer, and immediately discontinue Electronic Access to any of Customer's Users or to Customer, in the event Boeing determines that Customer or Customer's Users have breached any provisions of the CSGTA relating to use, disclosure and protection of Materials or the availability of records relating to such Users.
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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

SA-EA XLR	SA-EA Page 1

1.6 All Materials provided by Electronic Access are Proprietary Materials whether or not they are marked as such, and are subject to the provisions of the CSGTA entitled the Use and Disclosure of Proprietary Materials.

1.7 All Materials provided by Electronic Access are owned by Boeing or a Third Party and Customer will obtain no rights, title, or interest in the Materials except as expressly provided in the CSGTA, and this Supplement.

2. Ordering Electronic Access.

2.1 Any offer of Electronic Access made by Boeing under the CSGTA will, when accepted and executed by Customer subsequent to the effective date of this Supplement, will establish an Order to the CSGTA.

2.2 For Materials provided by Electronic Access, Customer agrees that if and to the extent specified in the Order, Customer relinquishes its rights to receive such Materials in any other format as may be required in any contract between Boeing and Customer executed prior to the date of such order [*].

3. [*]

[*]

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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

SA-EA XLR	SA-EA Page 2

All other terms and conditions of the CSGTA remain unchanged and in full force and effect.

AGREED AND ACCEPTED this

March 18, 2013
Date

THE BOEING COMPANY	AVIATION FINANCE AND LEASING S.À.R.L.

/s/ Ray Conner	/s/ Michael O'leary
Signature	Signature

Ray Conner	Michael O’Leary
Printed name	Printed name

CEO, Boeing Commercial Airplanes	Director
Title	Title

THE BOEING COMPANY

/s/ Lisa Cruz
Signature

Lisa Cruz
Printed name

Attorney-in-Fact
Title

SA-EA XLR	SA-EA Page 3

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this "Guaranty"), dated as of March ____, 2013, is made by Ryanair Holdings plc, an Irish company ("Guarantor"), in favor of The Boeing Company, a Delaware corporation ("Seller"), with respect to certain obligations of Aviation Finance and Leasing S.à.r.l., a Luxembourg corporation ("Customer").

RECITALS
WHEREAS, Customer and Seller are entering into the AGTA and the Purchase Agreement (each defined below) (the “Agreements”).

WHEREAS, as a condition precedent to the performance of Seller’s obligations thereunder, Guarantor has agreed to provide the Guaranty to Seller.

WHEREAS, Guarantor owns, indirectly, a substantial equity interest in the Customer and will receive commercial benefits from consummation of the transactions contemplated by the Agreements.

AGREEMENT

NOW THEREFORE, for good and adequate consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.           Definitions and Interpretation

Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the AGTA.  The following terms shall have the respective meanings given to them below:

“AGTA” means AGTA-XLR dated March ___, 2013 between the Seller and the Customer, together with all related letter agreements, exhibits and appendices, as each may be further amended and supplemented from time to time [*]

“Aircraft” means the model 737-800 aircraft which are the subject of the Purchase Agreement.

“Effective Date” means the date Customer’s executed AGTA and Purchase Agreement is approved by the shareholders of Guarantor.

“Government Body” means any nation or government, any state or other political subdivision thereof (including where applicable the government of any state or territory of the United States or Luxembourg, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, or any securities exchange.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

“Lien” means any mortgage, pledge, hypothecation, lien, charge, encumbrance, lease, right of seizure or detention, exercise of rights, security interest or claim.

“Major Change” means individual amendment or change to a Relevant Document which would result in an increased cost to Customer of $1,500,000 (one million, five hundred thousand, US dollars) or more.

“Minor Change” means all changes to the AGTA and/or Purchase Agreement which does not incorporate additional aircraft into the Relevant Documents.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Government Body or any other entity.

“Purchase Agreement” means Purchase Agreement 3941 dated as of March ___, 2013, by and between Seller and Customer, together with all related letter agreements, exhibits and appendices, as each may be further amended and supplemented from time to time [*]

“Relevant Documents” means the AGTA and the Purchase Agreement.

2.           Guaranty.  To induce Seller to enter into the Relevant Documents, Guarantor hereby unconditionally, absolutely and irrevocably guarantees and promises to Seller and its successors and permitted assigns under the Relevant Documents, on demand, to promptly pay as and when due all of Customer's present and future obligations set forh in the Relevant Documents, with respect to the Aircraft, including without limitation all payment obligations thereunder (collectively, the "Guaranteed Obligations") where such obligations have not been discharged by the Customer.  This Guaranty is an absolute, unconditional and continuing guarantee of payment, performance and compliance and not of collection, and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Customer, or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against Guarantor without regard to the validity or enforceability of the Relevant Documents, and the obligations of Guarantor hereunder shall not be subject to any setoff, counterclaim, recoupment or termination whatsoever. [*]

3.           Independent Obligations; Subrogation.  The obligations of Guarantor hereunder are independent of, primary and separate from, and not as surety to the obligations of Customer under the Relevant Documents.  Notwithstanding any other provision in this Guaranty, Guarantor hereby waives, relinquishes and releases any rights or claims which it may now or hereafter have regarding contribution, subrogation, and reimbursement from or by Customer, whether directly or indirectly, it being the intent that Guarantor shall not, in any way, become a creditor of Customer by reason of payment of any sum to Seller pursuant to this Guaranty unless and until the Guaranteed Obligations have been discharged.  Unless and until the Guaranteed Obligations have been discharged, Guarantor hereby further irrevocably waives all contractual, civil or common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against Customer which may have arisen in connection with this Guaranty.

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*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

4.           Authority to Modify Obligations and Security.  Guarantor hereby waives acceptance of this Guaranty, and hereby authorizes Seller, without notice or demand, from time to time, whether before or after any default of Customer in respect of any Guaranteed Obligation (and without affecting the liability hereunder), to (a) renew, extend or otherwise change the time for payment or performance of, or, with the concurrence of Customer, otherwise make any other Minor Changes to the terms or conditions of the Relevant Documents or any other document or agreement evidencing or relating to any Guaranteed Obligations; (b) accept, release, exchange, decrease, increase or otherwise alter any collateral security, in whole or in part, which may from time to time secure the Guaranteed Obligations; and (c) otherwise deal with Customer as Seller may elect; all without in any way diminishing, releasing or discharging the obligation or liability of Guarantor hereunder.  [*]

5.    Waiver of Defenses.  Upon default of Customer in respect of any Guaranteed Obligation, Seller shall demand payment or discharge of such obligations from the Guarantor under this Guaranty.  If the Guarantor shall fail to make such payment or discharge such obligations, Seller may proceed directly against Guarantor to enforce the obligations hereunder, or any portion thereof and Guarantor waives any right to require Seller to (a) proceed against Customer or any other Person whomsoever; (b) proceed against or exhaust any collateral security that may have been given to Seller in connection with the Guaranteed Obligations; (e) pursue any other remedy in Seller's power whatsoever.  A separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Customer and whether Customer be joined in any such action or actions.  Guarantor waives any defense arising by reason of any disability or other defense of Customer or by reason of the cessation from any cause whatsoever of the liability of Customer or by reason of any act or omission of Seller or others which directly or indirectly results in or aids the discharge or release of Customer or any Guaranteed Obligations or any security in respect thereof by operation of law or otherwise.  The obligations hereunder shall be enforceable without regard to the validity, regularity or enforceability of any of the Guaranteed Obligations or any of the documents related thereto or any collateral security documents securing any of the Guaranteed Obligations.  No exercise by Seller of, and no omission of Seller to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Seller against Customer, shall in any way suspend, discharge, release, exonerate or otherwise affect any of Guarantor's obligations hereunder or give to Guarantor any right of recourse against Seller.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

6.           Duty of Guarantor.  In giving Seller this Guaranty, Guarantor confirms to Seller that Guarantor has satisfied itself with Customer's financial condition and waives the right, if any, to require Seller to provide Guarantor with any information it may now have or hereafter acquire concerning Customer's financial condition or other matters.Seller need not inquire into the powers of Customer, or the authority of its officers, directors or agents acting or purporting to act on its behalf, and any Guaranteed Obligations created in reliance upon the purported exercise of such power or authority is hereby guaranteed.

7.           Representations and Warranties.  Guarantor represents and warrants to Seller that:

(a)           Guarantor is a company duly incorporated and validly existing under the laws of the Ireland.

(b)           The execution, delivery and performance by Guarantor of this Guaranty do not and will not contravene any law, governmental rule, regulation or order binding on Guarantor or contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon the property of Guarantor under, any indenture, mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement to which it may be a party or by which its assets or property may be bound.

(c)           No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with or the taking of any other action in respect of, any Government Body is now, or under existing law and existing administrative exemptions and derogations therefrom in the future will be, required or necessary on Guarantor’s behalf to authorize the execution, delivery and performance by Guarantor of this Guaranty, or for the legality, validity, binding effect or enforceability hereof.

(d)           Guarantor has all requisite power and authority to execute and deliver this Guaranty and to perform its obligations hereunder and thereunder. This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and principles of equity.

(e)           There are no suits or proceedings pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor in any court or before any regulatory commission, board or other administrative governmental agency, which if determined adversely to Guarantor would have a material adverse effect on the financial condition of Guarantor or the ability of Guarantor to perform Guarantor’s obligations under this Guaranty.

(f)           Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guaranty.

8. Covenants of Guarantor.

(a)           Guarantor shall pay or cause to be paid when due all amounts payable under and pursuant to this Guaranty.

(b)           Until all Guaranteed Obligations are fulfilled, Guarantor shall, directly or indirectly, retain control of Customer where “control” means the power by one to direct or cause the direction of the management and policies of the other, whether through the ownership of voting securities, by contract or otherwise if the failure to do so would, under applicable law, have a material adverse affect on the rights of the Seller hereunder.

9.  Currency of Payment.  Guarantor acknowledges and agrees that this is a commercial transaction in which the specification of the lawful currency of the United States of America is of the essence and that the lawful currency of the United States of America shall be the currency of account in any and all events and guarantees that the Guaranteed Obligations will be paid in the lawful currency of the United States of America and in immediately available funds strictly in accordance with the terms and provisions of the Relevant Documents.

10. Notices.  All notices and other communications pursuant to the terms and provisions hereof shall be in writing in English and shall be sent (a) by facsimile if the sender shall immediately obtain transmission report verification of the receipt of such facsimile and shall on the same or the subsequent day send a confirming copy of such notice by internationally recognized overnight delivery service (charges prepaid), or (b) by international delivery service (charges prepaid and return receipt requested) and addressed as follows:

if to the Guarantor, to:	Ryanair
Dublin Airport
County Dublin
Ireland

if to the Guarantor, to:	Boeing Commercial Airplanes
P.O. Box 3707
Seattle, Washington 98124-2207
U.S.A. Attention: Vice President – Contracts Mail Code 21-34 Fax: 425-237-1706

or to any such other address as a party may specify to the other party hereto in accordance with the terms hereof.  Each party hereto shall promptly notify the other party of any change in such party’s address set forth in this Section 14.  Notice sent as provided in clause (a) shall be deemed given when transmitted, and notice sent as provided in clause (b) shall be deemed given when received.

11.  WAIVER OF JURY TRIAL.  GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY.  GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS MADE THIS WAIVER WITH ADVICE OF COUNSEL AND THAT THIS WAIVER HAS BEEN SPECIFICALLY NEGOTIATED BETWEEN GUARANTOR AND SELLER AS AN ESSENTIAL TERM OF THIS GUARANTY.

12. Governing Law, Service of Process and Jurisdiction.

This Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of Washington, U.S.A.  All rights, obligations and liabilities hereunder shall be governed by, and shall be construed and interpreted in accordance with, the laws of Washington, except that Washington’s choice of law rules shall not be invoked for the purpose of applying the law of another jurisdiction.  Guarantor and Seller each (a) hereby irrevocably submit to the nonexclusive jurisdiction of the State or Federal courts located in Washington for the purposes of any suit, action or other proceeding arising out of this Guaranty and the transactions contemplated hereby, brought by Seller or, as the case may be, Guarantor or any of their  respective successors or assigns, (b) hereby irrevocably agree that all claims in respect of such suit, action or proceeding may be heard and determined in such Washington State or Federal court, and (c) to the extent permitted by applicable law and to the extent that Guarantor or, as the case may be, Seller has or hereafter may acquire any immunity from jurisdiction of any court, from any legal process, or from any remedy provided for in the Guaranty, hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding (i) that the suit, action or proceeding is brought in an inconvenient forum, (ii) that the venue of the suit, action or proceeding is improper, or (iii) that the Guaranty or any of the transactions contemplated hereby may not be enforced in or by such courts or under any applicable law.

Guarantor hereby irrevocably designates and appoints CT Corporation System (“Process Agent”) as its attorney-in-fact to receive service of process in any action, suit or proceeding with respect to any matter as to which Guarantor submits to jurisdiction as set forth above and hereby consents to such service of process, it being agreed that after such appointment, service upon such attorney-in-fact shall constitute valid service upon the Guarantor or its successors or assigns.  Guarantor agrees that (1) the sole responsibilities of the Process Agent shall be (A) to receive such process, (B) to send a copy of any process so received to Guarantor by registered airmail, return receipt requested, at the last address filed in writing by Guarantor with the Process Agent, and (C) to give prompt notice of receipt thereof to Guarantor at such address, and (2) the Process Agent shall have no responsibility for the receipt or nonreceipt by Guarantor of such process, nor for any performance nor nonperformance by Guarantor or its successors or assigns.  Guarantor hereby agrees to pay to Process Agent such compensation as charged thereby for providing the services hereunder.

Guarantor agrees that its submission to jurisdiction and its designation of the Process Agent set forth above is made for the express benefit of Seller and its successors and assigns.  Guarantor further agrees that a final judgment against it in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Guarantor therein described; provided that nothing in this Section 16 shall affect the right of Seller or its successors or assigns to serve legal process in any other manner permitted by law or to bring any action or proceeding against Guarantor or its assets or property in the courts of other jurisdictions.

13. Delays; Cumulative Remedies.  No failure or delay by Seller in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege.  All rights and remedies of Seller in respect of the Guaranteed Obligations shall be cumulative and may be exercised singly or concurrently, and are not exclusive of any other right or remedy permitted by law or in equity.

14. Modification; Termination.  None of the terms or provisions of this Guaranty may be waived, altered, modified or amended, except by an instrument in writing duly executed by the party to be charged thereby.  This Guaranty shall continue in full force and effect and shall not be discharged until such time as the Guaranteed Obligations shall be paid and performed in full.

15. Severability.                      If any provision of this Guaranty or any application thereof shall be invalid or unenforceable in any respect under applicable law, the remainder of this Guaranty and any other application of such provision under applicable law shall not be affected thereby.

16. Binding Effect; Assignment.  This Guaranty shall remain in full force and effect and be binding in accordance with its terms upon Guarantor and inure to the benefit of Seller, its successors and permitted assigns, until the Guaranteed Obligations and liabilities of Guarantor hereunder shall have been satisfied by full and final payment and performance.  Without limiting the foregoing, Seller may at any time, without the prior consent of Guarantor, assign (whether for security purposes or otherwise), transfer or otherwise dispose of all or any part of its rights or interest under this Guaranty, to such Person as it may assign or transfer its rights under the Relevant Documents in the manner provided therein provided any such assignment will not result in any increased cost or obligations to the Guarantor.  Notwithstanding anything to the contrary herein, This Guaranty is personal to Guarantor and Guarantor may not assign, transfer or encumber any of its rights or obligations in, to or under this Guaranty.

17. Shareholder Approval.                                            This Guaranty is effective from and after the Effective Date.

18.  Entire Agreement.  This Guaranty, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between Guarantor and Seller with respect to such subject matter are hereby superseded in their entirety.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the date first above written.

ACCEPTED this 18 day of March, 2013 by:

RYANAIR HOLDING PLC

By: /s/ Michael O'leary

Name:  Michael O’Leary

Title: CEO, RYANAIR

ACCEPTED this 18 day of March, 2013 by:

The Boeing Company

By: /s/ Ray Conner

Name:  Ray Conner

Title: CEO, Boeing Commercial Airplanes

The Boeing Company

By: /s/ /s/ Lisa Cruz

Name:  Lisa Cruz

Title:  Attorney-In-Fact

SUPPLEMENTAL AGREEMENT NO. 2

to

Software License Order No. M1306-0705-TB-RYR00

between

THE BOEING COMPANY

and

Ryanair Holdings plc

Relating to Boeing Model 737-800 Aircraft

THIS SUPPLEMENTAL AGREEMENT is made between THE BOEING COMPANY, a Delaware corporation (Boeing) with offices in Seattle Washington, and Ryanair Holdings plc, a company with principal offices in Dublin, Ireland, (Customer);

[*]

[*]

1. [*]	[*]
[*]
•	[*]

•	[*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

737 SLO No. M1306-0705-TB-RYR00 SA NO. 2	Page 1
BOEING PROPRIETARY

2.	[*]

[*]

 [*]

3.	Miscellaneous.

The 737 Toolbox SLO is amended as set forth above, and all other terms and conditions of the 737 Toolbox SLO remain unchanged and are in full force and effect.  Any Articles and Exhibits or other documents that are listed in the Sections above are incorporated into the 737 Toolbox SLO by this reference.

AGREED AND ACCEPTED this

March 18 , 2013
Date

THE BOEING COMPANY	RYANAIR HOLDINGS PLC

/s/ Ray Conner	/s/ Michael O'Leary
Signature	Signature

Ray Conner	Michael O’Leary
Printed name	Printed name

CEO, Boeing Commercial Airplanes	CEO, Rynair
Title	Title

THE BOEING COMPANY

/s/ Lisa Cruz
Signature

Lisa Cruz
Printed name

Attorney-in-Fact
Title

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

737 SLO No. M1306-0705-TB-RYR00 SA NO. 2	Page 2
BOEING PROPRIETARY

Integrated Materials Management

Agreement

between

Ryanair Ltd.

and

The Boeing Company

Agreement No. RYR-SU-1300309

1	Program Overview	1
2	Background.	1
3	Definitions.	1
4	Operational Responsibilities.	2
5	Exclusive Expendable Part Sale.	3
6	Expendable Part Changes.	3
[*]	[*]	3
[*]	[*]	3
9	Title to Expendable Parts.	3
10	Risk of Loss.	4
11	Insurance.	4
12	Grant of Security interest.	5
13	Term of Agreement.	5
14	Inventory Audits.	5
15	This article is not used.
16	Fleet and Operational Change Notification.	5
17	Facilities Access.	5
18	Personnel.	6
19	Notices.	6
20	Warranty.	6
21	Exit Plan	6
22	Miscellaneous	8

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Ryanair Ltd.
RYR-SU-1300309

This agreement No. 6-1171-SU-00516 for Integrated Materials Management (Agreement), which incorporates the terms and conditions of Customer Services General Terms Agreement No. AS (CSGTA) by reference, is made and entered into between Ryanair Ltd. (Customer) and The Boeing Company (Boeing), effective as of March ___, 2013 (Effective Date).  All capitalized terms defined in this Agreement may be used in singular or plural form without further definition.  Customer and Boeing will be referred to individually as a “Party” and collectively as the “Parties”.

1 Program Overview

Boeing is hereby pleased to offer this Integrated Materials Management (IMM) program (Program) which is intended, among other things, to be a tailored comprehensive parts and services solution for Customer related to management of expendable spare parts that reside at a Customer facility in support of Customer’s aircraft.

2          Background.

2.1             Objectives.  IMM is a program offered by Boeing that is intended to increase Customer’s efficiency in the distribution, storage, and use of the Expendable Parts.

2.2             Service.  The Parties desire to pursue IMM wherein Boeing will, among other things, provide to Customer the supply chain management services for the Expendable Parts.  For the purpose of this Agreement, the definition of a “Service” as contained in the CSGTA will include the services to be performed by Boeing under this Agreement.

3          Definitions.

  “Agreement” will have the meaning given to such term in the introductory paragraph of this Agreement and is an Order to the CSGTA.

“AOG” means Aircraft on Ground and addresses a situation in which an aircraft is not able to operate revenue flights.

 “Customer’s Site” means the Customer location at Prestwick, UK.

“Documentation” means the original or suitable copy of the airworthiness certificate or any other suitable certification indicating an Expendable Part is compliant with applicable government regulations.

“Expendable Parts” means all parts identified in Attachment A, [*] and New Spare Parts and Standards added to IMM pursuant to Article 6.

 “Forward Deployed Parts” means the Expendable Parts that reside at the Store Location and are owned by Boeing.

“Issue” and “Issued” are as defined in Article 4.7.

“New” means unused by installation or operation in or on an aircraft, engine, or otherwise.

“Receipt Location” means the location at which Customer receives Expendable Parts for Inspection and Receiving.

“Rejected Part” means any New defective, damaged, or non-serviceable Expendable Part that was a Forward Deployed Part when Issued to Customer and was subsequently rejected by Customer and returned with Documentation to the Store Location.

“Shortage” means the Expendable Parts required and not available in the Store Location.

“Store Location” means the Customer’s location where Expendable Parts are stored following Inspection and Receiving but prior to being Issued.
____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Ryanair Ltd.
RYR-SU-1300309

4         Operational Responsibilities.

4.1             Implementation Management.  "Implementation Management” is the management of the on-site implementation of IMM at Customer’s Site.  This includes, but is not limited to, management of on-site operations, training and development of on-site Boeing and Customer IMM personnel, and communication of IMM status to Customer.  Boeing has completed Implementation Management, with the assistance of Customer, prior to signing of this Agreement.

4.2             Airplane on Ground (AOG) Support.  If the IMM Program is unable to provide an Expendable Part to Customer for an AOG aircraft by the date required by Customer, then, Customer will buy such part outside of the IMM Program at its own cost.

4.3             Global Logistics.  “Global Logistics” is the management and delivery of all Expendable Parts from Boeing’s facility to the Customs Clearance location or Receipt Location, as applicable.  Boeing will perform Global Logistics.

4.4             Customs Clearance.  “Customs Clearance” is the declaring and clearing of Expendable Parts through customs as required by the applicable governmental agencies. [*]  If either Party needs additional information for Customs Clearance the Parties will work together to obtain resolution.

4.5             Inspection and Receiving.  “Inspection and Receiving” is the verification and validation that incoming Expendable Parts are in compliance with all applicable regulatory requirements and inputting into the Customer’s inventory system which takes place at the Receipt Location.  Customer will perform Inspection and Receiving.

4.6             Storage.  “Storage” is the holding of Expendable Parts in the Store Location. Customer will perform Storage for the Forward Deployed Parts as bailee, and Customer will be responsible for providing suitable secure covered storage for such parts and will receive, handle, and store such parts in accordance with Customer’s applicable operational policies and the requirements of the applicable regulatory authority.  Customer will take all actions that are reasonably necessary to avoid loss of or damage to the Forward Deployed Parts and maintain the associated identification, packaging and traceability of such Forward Deployed Parts.  Customer will ensure inventory accuracy of the Forward Deployed Parts and allow Boeing access to the Forward Deployed Parts to periodically validate inventory accuracy and compliance to storage requirements.  Neither Party may change the warehouse location for Forward Deployed Parts except by prior written consent of the other Party.  Such consent will not be unreasonably withheld.

4.7             Part Issuing.  “Issue” is the release of Expendable Parts from the Customer inventory upon retrieval of such parts from the Store Location.  This defined term will be used as “Issued” when required in the past tense.  Customer will Issue Expendable Parts.

4.8             Quality Assurance.  “Quality Assurance” for the Expendable Parts purchased by Customer from Boeing is the application of the Program and local and regional regulatory policies, resolution of matters resulting from regulatory notification, performance of supplier surveillance, and maintenance of Expendable Part airworthiness.  Parties will perform Quality Assurance as follows:

4.8.1           Boeing will perform, or cause to be performed, Quality Assurance of Expendable Parts prior Customer’s receipt at the Receipt Location.  Customer will perform Quality Assurance of Expendable Parts after Customer’s receipt at the Receipt Location.

4.8.2           If either Party receives a notice relating to the quality assurance of Expendable Parts from a regulatory agency, original equipment manufacturer, or Operator, such Party will be responsible for notifying the other Party of the notice.

4.8.3           The Parties will perform supplier surveillance for their respective suppliers for Expendable Parts as applicable.

4.8.4           Customer will incorporate all quality system changes related to Expendable Parts requested by any applicable regulatory agency and will provide status of such changes to Boeing.

5         Exclusive Expendable Part Sale.

Customer desires and agrees to procure all Expendable Parts from Boeing and Boeing agrees to sell such Expendable Parts to Customer pursuant to this Agreement.  In the event Boeing is unable to provide AOG Expendable Part Support, Customer may utilize Customer’s AOG capabilities to obtain such unavailable Expendable Part.  Customer’s commitment to procure all Expendable Parts from Boeing will be waived for a specific Expendable Part purchase if Boeing is unable to provide such Expendable Part to Customer.

6           Expendable Part Changes.

Expendable Parts may be added or removed from the scope of this Agreement from time to time.  Either Party may request the other Party to add or remove Expendable Parts.  Expendable Parts will be added or removed upon written agreement of the Parties.  If Boeing desires to add an interchangeable part to IMM and Customer rejects such addition, Boeing reserves the right to remove the existing corresponding Expendable Part from IMM.  If Customer determines that the list price of an Expendable Part is significantly different than the market price and the Parties cannot reach an agreement on the price, the Customer reserves the right to remove the Expendable Part from IMM.

7         [*]

7.1             [*]

7.2            [*]

7.3             [*]

8        [*]

8.1             [*]

8.2            [*]

9         Title to Expendable Parts.

9.1             Title to Forward Deployed Parts not Issued will remain with Boeing.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Ryanair Ltd.
RYR-SU-1300309

9.2              Title to Forward Deployed Parts will pass from Boeing to Customer upon being Issued, or upon Customer’s purchase of Forward Deployed Parts that have not been Issued, prior to the termination of the Agreement pursuant to Article 13.

9.3              Title to Rejected Parts will pass from Customer to Boeing upon return by Customer of such Rejected Parts to Boeing, and acceptance by Boeing.

10         Risk of Loss.

10.1           Customer will bear the entire risk of loss or destruction of, or damage to each Forward Deployed Part that is owned by Boeing, to the extent it is in the possession, or under the effective care, custody and control of Customer, excluding Boeing’s gross negligence or willful misconduct.

10.2           If any Forward Deployed Part that is owned by Boeing is in Customer's possession, or under its effective care, custody and control, is lost, stolen, damaged, or otherwise rendered not serviceable, Customer will reimburse Boeing the Forward Deployed Part’s replacement price at the then-current Forward Deployed Part Price as defined in Article 7.2, and any associated Taxes.  Boeing will invoice Customer for such Forward Deployed Part.

10.3           For the avoidance of any doubt, Customer’s obligations with respect to a Forward Deployed Part under Article 10.2 will cease upon Customer’s obtaining title to any such Forward Deployed Part.

11           Insurance.

11.1           Coverage.  Customer will, at its expense, carry and maintain at all times and for as long as any Forward Deployed Part, that is owned by Boeing, is in the possession, or under the care, custody and control of Customer, a policy or policies covering loss or destruction of, or damage to any Forward Deployed Part, that is owned by Boeing or its suppliers, in the amount of the actual cash value thereof providing protection against all perils normally covered in an “all risk” property insurance policy (including without limitation, fire, windstorm, explosion, riot, civil commotion, aircraft, earthquake, flood or other acts of nature).  Such insurance will provide for payment of loss thereunder to Boeing, its suppliers, or their subsidiaries or other assignees as their respective interests may appear.  Customer will cause its property insurers to waive all rights of subrogation against Boeing, its suppliers, or their subsidiaries or other assignees and their respective directors, officers and employees for any loss or destruction of or damage to any Forward Deployed Part (including items or equipment incorporated therein or materials and supplies therefore) which is covered by insurance pursuant to this Article.  Any deductibles and exclusions in coverage of such policies will be assumed by and at the sole risk of Customer and to the extent applicable will be paid by Customer.

11.2           Certificates.   Prior to Customer taking possession of any Forward Deployed Part that is owned by Boeing, Customer will provide to Boeing for Boeing’s review and approval, certificate(s) of insurance reflecting full compliance with the requirements set forth in Article 11.1.  Such certificate(s) will be kept current and in compliance throughout the period of Customer’s possession, care, custody and control of any Forward Deployed Part that is owned by Boeing or its suppliers, and will provide for thirty (30) days (ten (10) days due to non-payment of premium) advance written notice to the Boeing representatives set forth in Article 19 in the event of cancellation or material change adversely affecting the interests of Boeing, its suppliers, or its subsidiaries or assignees.

Ryanair Ltd.
RYR-SU-1300309

11.3           For the avoidance of any doubt, Customer’s obligations with respect to a Forward Deployed Part under Article 11 will cease upon Customer’s obtaining title to any such Forward Deployed Part.

12            Grant of Security interest.

Customer will not represent in any manner that any Expendable Part is an asset of Customer.  Customer will execute such instruments or documents reflecting Boeing's title to any Expendable Part as Boeing may reasonably request.

13           Term of Agreement.

The term of this Agreement (Term) will commence on the Effective Date and will continue until the one hundred eightieth (180th) day after the date of delivery of Aviation Finance and Leasing S.a.r.l.’s last 737-800 aircraft under Purchase Agreement No. 3941 (Termination Date).  3 months before the Termination Date, the Parties will start implementing the Exit Plan in accordance with the provisions of Article 21 below.

14           Inventory Audits.

At times mutually agreeable to the Parties, Boeing will perform, with assistance from Customer, audits of Expendable Parts that are in the possession, or under the care, custody and control of Customer.  The purpose of these audits will be to determine: (i) the accuracy of  inventory with respect to stock level quantities; (ii) the physical content of the Expendable Parts; (iii) all records relating to the receipt, storage, and usage of the Expendable Parts; and (iv) compliance to the Program and Customer quality management system for Expendable Parts.  During the audit the Parties will verify the existence of the part airworthiness documentation and the physical condition of the Expendable Parts.  With a minimum of five (5) business days prior notice from Boeing to Customer, the Parties will mutually agree upon an audit date, site and the estimated number of Expendable Parts to be audited.  On the audit date, Boeing will provide to Customer the list of Expendable Parts to be audited and Customer will generate a list of the relevant Expendable Part  stock levels as of that date.  Boeing will, with reasonable assistance from Customer, then perform the audit, the results of which will promptly be documented by Boeing and provided to Customer following Boeing’s completion of its audit.  The Customer or Boeing, as applicable, will document and provide to the other Party any corrective actions required as a result of audits within thirty (30) days from receipt of Boeing’s documented findings.  In no case will such audit unreasonably interfere with Customer’s day-to-day operations.

15 Intentionally left Blank.

16            Fleet and Operational Change Notification.

During the Term of this Agreement Customer will notify Boeing in writing of any change in Customer’s maintenance operations or fleet that will have a significant effect on Customer's requirements for Expendable Parts.  Customer will provided such notification at least six (6) months prior to such change taking effect, or if lead time does not allow for six (6) month prior notice, Customer will provided such notification as soon as practical prior to such change taking effect.

17           Facilities Access.

Customer will provide reasonable assistance to the Boeing Employee located at Customer’s facility to allow such Boeing Employee to perform his/her duties.

Ryanair Ltd.
RYR-SU-1300309

18            Personnel.

Boeing will provide the services of one Boeing employee (Boeing Employee) at the Customer’s facility to manage the Forward Deployed Parts and assist in Boeing matters relating to this Agreement as mutually determined by the Parties.  In addition, the Boeing Employee will also work under the guidance of the Customer and function as an integral member of the Customer structure.  The Boeing Employee performing Services under this Agreement will at all times remain under the exclusive direction and control of Boeing.

19          Notices.

All notices and requests in connection with this Agreement will be given in English and in writing and may be given by airmail, telegram, cable, telex, teletype, facsimile or any other customary means of communication addressed as follows:

Customer:         Ryanair Ltd.
Corporate Head Office
Dublin Airport
Dublin, Ireland

Boeing:              Boeing Commercial Airplanes
P.O. Box 3707
Seattle, Washington  98124-2207

Facsimile: (425) 237-1706

Attention: Vice President – Contracts
Mail Code:  21-34

cc: Director, Integrated Materials Management

or to such other address as the Party to receive the notice or request will designate by notice to the other.  The effective date of any notice or request given in connection with this Agreement will be the date on which it is received by the addressee.

20          Warranty.

Notwithstanding the warranty commencement date established in the CSGTA, Boeing’s warranty as set forth in the CSGTA will commence upon Customer’s withdrawal of the Forward Deployed Part from the inventory of Expendable Parts.

21	Exit Plan.

21.1
Commencement.  To enable a smooth transition to Customer at the conclusion of this Agreement, the exit plan (Exit Plan) set forth herein will commence ninety (90) days prior to the Termination Date and this Agreement will terminate at the end of the Exit Plan.

21.2	Exit Plan. The Parties will execute this exit plan, detailing the transition of assets and processes from Boeing to Customer.

Ryanair Ltd.
RYR-SU-1300309

 21.2.1                       Applicability of Terms During Exit Plan.  Upon Customer’s purchase of Expendable Parts from Boeing pursuant to Article 21.2.2 below that have not been Issued, the Expendable Parts will cease being Expendable Parts and the relevant Articles of the Agreement associated with the operational responsibilities and commitments for such Expendable Parts will terminate, and the relevant terms and conditions of the CSGTA and the Articles of this Article 21.2 will apply.

 21.2.2                       [*]

 21.2.2.1If any Forward Deployed Part fails to comply with the requirements given under Article 215.2.2, Customer will reimburse Boeing the Forward Deployed Part’s replacement price at the then current Forward Deployed Parts Price as defined in Article 7.2 and associated Taxes, if any.  Boeing will invoice Customer for such replacement price.

21.2.3.                       Invoice.  Boeing will invoice Customer for any amounts due Boeing and Customer will make payments pursuant to the terms and conditions of the CSGTA.

21.2.4                       Inventory Control.  Upon Customer’s request, Boeing will continue to support Customer’s inventory planning functions for a maximum of ninety (90) days after start of this Exit Plan to assure a smooth transition of such functions to Customer.  Such support will be provided on a sub-contractor basis at a monthly fee to be established by Boeing at the start of the Exit Plan.

  21.2.5Removal Schedule.  Boeing will remove its personnel and equipment from Customer’s premises within ninety (90) days after the start of the Exit Plan, and Boeing’s tenancy rights, if any, will expire.

21.2.6                       Planning Information.  Boeing will provide to Customer the stocking plan information that Customer reasonably needs to perform supply chain planning within sixty (60) days after the start of the Exit Plan.  The Parties will jointly determine the most expeditious way to transfer the necessary stocking plan information from the IMM system to Customer’s inventory management system within thirty (30) days from start of the Exit Plan.

 21.2.7                       Information Systems.

 21.2.7.1                        [*]

21.2.7.2                       [*]

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Ryanair Ltd.
RYR-SU-1300309

21.2.7.3                      [*]

22	Miscellaneous.

22.1             Application of Credits.  All payments made to Customer by Boeing in the form of credit memoranda under this Agreement will be applicable to Customer’s future procurement of Spare Parts and Standards from Boeing.

22.2           Export.  Customer and Boeing will comply with all United States export laws and regulations.  If a Forward Deployed Part becomes subject to export license control during the Term of this Agreement, the Parties will jointly develop a mutually agreed upon support plan for such Expendable Parts.

22.3           Order of Precedence.  Notwithstanding the Order of Precedence clause contained in the CSGTA, in the event of any inconsistencies between this Agreement and the CSGTA, this Agreement will take precedence in every instance.

22.4           Entire Agreement.  This Agreement and the CSGTA contain the entire agreement between the Parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written with respect to the subject matter hereof.

22.5           Confidential Treatment.  Customer understands that Boeing considers certain commercial and financial information contained in this Agreement as confidential.  Customer agrees that it will treat this Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Agreement or any information contained herein to any other person or entity.

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission

Ryanair Ltd.
RYR-SU-1300309

N WITNESS WHEREOF, the Parties have executed this Agreement as of the date written below.

THE BOEING COMPANY

By	/s/ Ray Conner
Ray Conner
Its	CEO, Boeing Commercial Airplanes

By	/s/ Lisa Cruz
Lisa Cruz
Its	Attorney-In-Fact

THE BOEING COMPANY

ACCEPTED AND AGREED TO this

Date:	March 18, 2013

RYANAIR LTD.

By	/s/ Michael O’Leary
Michael O’Leary
Its	CEO, Rynair

Ryanair Ltd.
RYR-SU-1300309

ATTACHMENT A to IMM Agreement No. RYR-SU-1300309

EXPENDABLE PARTS LIST

PART NUMBER

[*]
29 Pages of Part Numbers

____________________
*Redacted Pursuant to a Request for Confidential Treatment; Filed separately with the Commission